As filed with the Securities and Exchange Commission on February 1, 2017

Registration No. 333-197254

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COOL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	3510	75-3076597
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8875 Hidden River Parkway
Suite 300
Tampa, Florida 33637
(813) 975-7467
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Timothy Hassett
8875 Hidden River Parkway
Suite 300 Tampa, Florida 33637

(813) 975-7467
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Lubin, Esq.
David Lubin & Associates, PLLC
410 Lopez Drive

West Hempstead, New York 11580

Telephone: (917) 656-1173

david@dlubinassociates.com

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the selling stockholder.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Share (2)		Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $0.001 per share	20,444,226	$0.11	(2)	$2,248,864.80	$260.64
Common Stock, $0.001 per share	22,894,565	0.11	(2)(3)	2,518,402.15	291.88
Common Stock, $0.001 per share	16,526,743	0.11	(2)(4)	1,817,941.73	210.70
Total	59,865,534	$0.11		6,585,208.68	763.23	*

________________

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices as reported on the OTCQB on January 26, 2017 which was $0.11 per share.

(3)	Represents shares of common stock issuable upon the exercise of warrants held by the selling stockholders

(4)	Represents shares of common stock issuable upon the conversion of promissory notes by the selling stockholders.

_____________

* Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED

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PROSPECTUS

HPEV, INC.

59,865,534 shares of Common Stock

This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to 59,865,534 shares of our common stock, consisting of (i) 20,241,759 shares of our common stock issued to the selling stockholders in connection with private placement offerings consummated from May 2013 through August 2016 (collectively the “Private Placements”), (ii) 17,771,663 shares of our common stock issuable upon the exercise of warrants issued to the selling stockholders in connection with the Private Placements, (iii) 1,232,333 shares of our common stock issuable upon the exercise of warrants issued as a commission to placement agents in connection with the Private Placements and (iv) 16,526,743 issuable upon the conversion of promissory notes issued to the selling stockholders . We are also registering an aggregate of 202,467 shares issued to and an aggregate of 3,890,569 shares of common stock issuable upon the exercise of warrants to selling stockholders for services provided to the Company. All of these shares of our common stock are being offered for resale by the selling stockholders. See the section of this prospectus entitled “Private Placement Transactions” for a description of the transactions and the section entitled “Selling Stockholders” for additional information about the selling stockholders.

The selling stockholders may offer the shares pursuant to this prospectus for resale in a number of different ways through public or private placement transactions and at varying prices. The prices at which the selling stockholders may sell shares will be determined by the prevailing market price for the shares or in privately negotiated transactions. See “Plan of Distribution” for additional information. We will not receive any proceeds from the sales of these shares by the selling stockholders.

Our common stock is quoted on the OTCQB under the symbol “WARM”. On January 26, 2017, the last reported sales price for our common stock as reported on the OTCQB was $0.11 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE SECTION ENTITLED "RISK FACTORS" IN THIS PROSPECTUS BEGINNING ON PAGE 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is _________, 2017.

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HPEV, INC.

Dealer Prospectus Delivery Obligation

Until ________________2017, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, a continued decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products and services; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products and services; our ability to raise capital to fund continuing operations; changes in government regulation; our ability to complete customer transactions and capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider in making your investment decision. You should read the entire prospectus carefully, especially the discussion regarding the risks of investing in our securities under the heading “Risk Factors” beginning on page 6 of this prospectus and our financial statements and related notes incorporated by reference in this prospectus, before investing in our securities. In this prospectus, “HPEV,” the “Company,” “we,” “us,” and “our” refer to HEPV, Inc. as our company was formerly known as until August 20, 2015, and "Cool Technologies, Inc." after such date.

Overview

We were incorporated on July 22, 2002 in the State of Nevada under the name Bibb Corporation. On September 3, 2010, we changed our name to Z3 Enterprises, Inc. (“Z3”) and on April 5, 2012, to HPEV, Inc. On August 20, 2015, we changed our name to Cool Technologies, Inc. Our 95% owned subsidiary, Ultimate Power Truck, LLC ("UPT"), was formed on April 17, 2014 in the State of Florida.

On March 29, 2011, we entered into a share exchange agreement (which was amended on June 14, 2011) with HPEV, Inc., a Delaware corporation (“the Share Exchange Agreement”) to acquire 100 shares, constituting all of the issued and outstanding shares of HPEV, Inc. in consideration for the issuance of 22,000,000 shares of common stock. Upon closing of the share exchange on April 15, 2011, HPEV, Inc. became our wholly owned subsidiary. There was a change of control of our company on April 15, 2011 as a result of the issuance of 21,880,000 shares of our common stock to the original shareholders of HPEV, Inc. pursuant to the terms of the Share Exchange Agreement. An additional 120,000 shares were issued during the fourth quarter of 2011 which completed the issuance of 22,000,000 shares of common stock under the terms of the amended Share Exchange Agreement

As of January 26, 2017, we have five US patents and seven patent applications pending in the area of composite heat structures, motors, and related structures, heat pipe architecture, applications (commonly referred to as ‘thermal’ or ‘heat dispersion technology’) and a parallel vehicle power platform. We also have a patent cooperation treaty ("PCT") application filed for a heat pipe cooled brake system, a parallel power input gearing system (PPIG) and radial vent thermal technology

We hope to commercialize our patents by integrating our technology with Original Equipment Manufacturer (OEM) partners, by licensing our thermal technologies and applications to electric motor, generator, pump and vehicle component (brake, resistor, caliper) manufacturers; and by licensing or marketing a mobile electric power system powered by our proprietary gearing system to commercial vehicle and fleet owners.

On October 7, 2016, our Board of Directors and the holders of all of the issued and outstanding shares of Series B Stock of the Company representing 66 2/3% of the voting stock of the Company adopted resolutions which authorized the Company to act on a proposal to effect a reverse stock split on the issued and outstanding shares of common stock of the Company on a 15:1 basis (the “Reverse Split”). The Reverse Split will affect the Company's common stock uniformly and would not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that whole shares will be exchanged in lieu of fractional shares. The 140,000,000 authorized shares of common stock will not change in the Reverse Split. The Reverse Split will become effective on such date as we receive final approval of the Reverse Split from FINRA.

Our corporate headquarters are located at 8875 Hidden River Parkway, Suite 300, Tampa, Florida 33637 and our telephone number is (813) 975-7467.

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Private Placement Transactions

From May 2013 through December 2013, we sold an aggregate of 5,517,159 shares of common stock and warrants to purchase an aggregate of 5,417,357 shares of common stock at exercises prices ranging from $0.37 to $0.69 per share to 23 accredited investors in private placement offerings pursuant to a subscription agreement. The warrants contain a provision for cashless exercise.

On February 5, 2014, we completed the sale of $930,000 of units (the “Units”) in a private placement offering pursuant to subscription agreements with 17 accredited investors. Each Unit consisted of shares of the Company’s common stock priced at $0.45 per share and a five-year warrant to purchase up to the identical amount of shares of common stock purchased at an exercise price of $0.60 per share. The warrants contain a provision for cashless exercise. An aggregate of 2,066,668 shares of common stock and warrants to purchase up to an additional 2,066,668 shares of our common stock were issued to the investors in the offering. In connection with the offering, the Company paid a placement agent fee of $74,400 and issued a five-year warrant to purchase up to an aggregate of 248,000 shares of common stock at an exercise price of $0.60 per share pursuant to a placement agent agreement with Drexel Hamilton. The warrants issued to Drexel Hamilton provide for cashless exercise.

From February 2014 through March 2014, we sold an aggregate of 3,586,451 shares of the Company’s common stock and a five-year warrant to purchase up to an aggregate of 3,419,785 shares of common stock at an exercise price of $0.60 per share to 34 accredited investors and a three-year warrant to purchase 200,000 shares of common stock at an exercise price of $0.27 per share in a private placement offering pursuant to subscription agreements with 34 accredited investors for an aggregate purchase price of $1,538,900. The warrants contain a provision for cashless exercise.

From September 2014 through December 2014, we sold an aggregate of 1,945,454 shares of the Company’s common stock and three-year warrants to purchase up to an aggregate of 1,435,455 shares of common stock at an exercise price of $0.75 per share in a private placement offering pursuant to subscription agreements with 12 accredited investors for an aggregate purchase price of $1,070,000. The warrants contain a provision for a cashless exercise.

In October 2014 and March 2015, we sold an aggregate of 231,818 shares of the Company’s common stock and five-year warrants to purchase up to an aggregate of 231,818 shares of common stock at an exercise price of $0.70 per share in a private placement offering pursuant to subscription agreements with 3 accredited investors for an aggregate purchase price of $127,500. The warrants contain a provision for a cashless exercise.

In December 2014, we sold an aggregate of 152,092 shares of the Company’s common stock and three- year warrants to purchase up to an aggregate of 152,092 shares of common stock at an exercise price of $0.55 per share in a private placement offering pursuant to subscription agreements with 5 accredited investors for an aggregate purchase price of $83,650. The warrants contain a provision for a cashless exercise.

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In February 2015, we sold an aggregate of 45,454 shares of the Company’s common stock and threeyear warrants to purchase up to an aggregate of 45,454 shares of common stock at an exercise price of $0.65 per share in a private placement offering pursuant to subscription agreements with 2 accredited investors for an aggregate purchase price of $25,000. The warrants contain a provision for a cashless exercise.

In April 2015, we sold an aggregate of 777,777 shares of the Company’s common stock and five-year warrants to purchase up to an aggregate of 777,777 shares of common stock at an exercise price of $0.57 per share in a private placement offering pursuant to subscription agreements with an accredited investor and two directors of the Company for an aggregate purchase price of $383,333. The warrants contain a provision for a cashless exercise.

In May 2015, we sold an aggregate of 855,556 shares of the Company’s common stock and five-year warrants to purchase up to an aggregate of 855,556 shares of common stock at an exercise price of $0.60 per share in a private placement offering pursuant to subscription agreements with 8 accredited investors for an aggregate purchase price of $385,000. The warrants contain a provision for a cashless exercise.

In May 2015 through July 2015, we sold an aggregate of 1,009,523 shares of the Company’s common stock and five-year warrants to purchase up to an aggregate of 1,009,523 shares of common stock at an exercise price of $0.40 per share in a private placement offering pursuant to subscription agreements with 7 accredited investors for an aggregate purchase price of $310,000. The warrants contain a provision for a cashless exercise.

In June 2015, we sold 62,500 shares of the Company’s common stock and a five-year warrant to purchase up to 62,500 shares of common stock at an exercise price of $0.47 per share in a private placement offering pursuant to a subscription agreement with an accredited investor for a purchase price of $25,000. The warrants contain a provision for a cashless exercise.

In August 2015, we sold 85,714 shares of the Company’s common stock and a thirty-month warrant to purchase up to 30,000 shares of common stock at an exercise price of $0.60 per share in a private placement offering pursuant to a subscription agreement with an accredited investor for a purchase price of $30,000. The warrants contain a provision for a cashless exercise.

In October 2015, we sold an aggregate of 333,423 shares of the Company’s common stock and three-year warrants to purchase up to an aggregate of 178,572 shares of common stock at an exercise price of $0.24 per share in a private placement offering pursuant to subscription agreements with 2 accredited investors for an aggregate purchase price of $70,000. The warrants contain a provision for a cashless exercise.

In January 2016, we sold an aggregate of 230,770 shares of the Company’s common stock and five-year warrants to purchase up to an aggregate of 230,770 shares of common stock at an exercise price of $0.18 per share in a private placement offering pursuant to subscription agreements with 2 accredited investors for an aggregate purchase price of $30,000. The warrants contain a provision for a cashless exercise.

In February 2016, we sold an aggregate of 3,375,000 shares of the Company’s common stock and five-year warrants to purchase up to an aggregate of 181,180 shares of common stock at an exercise price of $0.22 per share in a private placement offering pursuant to subscription agreements with 4 members of management and 2 directors of the Company for an aggregate purchase price of $540,000. The warrants contain a provision for a cashless exercise.

In March 2016, we sold an aggregate of 525,000 shares of the Company’s common stock and five-year warrants to purchase up to an aggregate of 262,500 shares of common stock at an exercise price of $0.32 per share in a private placement offering pursuant to subscription agreements with 4 accredited investors for an aggregate purchase price of $105,000. The warrants contain a provision for a cashless exercise.

In March 2016, we sold 125,000 shares of the Company’s common stock and a five-year warrant to purchase up to 62,500 shares of common stock at an exercise price of $0.34 per share in a private placement offering pursuant to a subscription agreement with an accredited investor for a purchase price of $25,000. The warrant contains a provision for a cashless exercise.

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In August 2016, we sold an aggregate of 1,818,180 shares of the Company’s Series B preferred stock which is convertible into an aggregate of 1,818,180 common stock and five-year warrants to purchase up to an aggregate of 1,818,180 shares of common stock at an exercise price of $0.07 per share in a private placement offering pursuant to subscription agreements with 2 accredited investors for an aggregate purchase price of $100,000.

In August 2016, we sold 100,000 shares of the Company’s common stock and a three-year warrant to purchase up to 100,000 shares of common stock at an exercise price of $0.07 per share in a private placement offering pursuant to a subscription agreement with an accredited investor for a purchase price of $5,500. The warrants contain a provision for a cashless exercise.

The units, common stock, warrants and common stock issuable upon exercise of the warrants were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The net proceeds of the offerings were used by the Company for general corporate purposes.

SUMMARY OF THE OFFERING

The following is a summary of the shares being offered by the selling stockholder:

Common Stock offered by selling stockholders	Up to 59,865,534 shares of common stock (which includes (i) 22,894,565 shares issuable upon the exercise of warrants and (ii) 16,526,743 shares issuable upon the conversion of promissory notes)

Common Stock outstanding prior to the offering	113,238,236 shares

Common Stock to be outstanding after the offering	173,103,770 shares

Use of proceeds

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. We will also not receive any proceeds from the exercise of warrants included in this offering to the extent that such warrants are exercised on a cashless basis according to their terms. We intend to use any such proceeds received for general corporate purposes.

Risk Factors	You should carefully read “Risk Factors” in this prospectus for a discussion of factors that you should consider before deciding to invest in our common stock.

The number of shares of our common stock that will be outstanding immediately after this offering is based on 113,238,236 shares of common stock outstanding as of January 26, 2017 and excludes an aggregate of 72,870,582 shares of common stock issuable upon the exercise of stock options and warrants, and the conversion of preferred stock.

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RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this document entitled “Forward Looking Statements.” There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Our independent auditors have expressed their concern as to our ability to continue as a going concern.

As a result of our financial condition, we have received a report from our independent registered public accounting firm for our financial statements for the years ended December 31, 2015 and 2014 that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern. As of September 30, 2016, we have incurred net losses of $42,964,641 since inception and have not fully commenced operations, raising substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to generate revenue, achieve profitable operations and repay our obligations when they come due. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty. We are negotiating additional funding arrangements to support completion of the initial phases of our business plan: to license its thermal technologies and applications, including submersible dry-pit applications; to license and sell mobile generation retrofit kits (our Ultimate Power Truck business) driven by our proprietary gearing system. There can be no assurance, however, that we will be successful in accomplishing these objectives.

Our limited operating history makes evaluating our business and future prospects difficult, and may increase the risk of your investment.

We have a very limited operating history on which investors can base an evaluation of our business, operating results and prospects. We have no operating history with respect to converting internal combustion motor vehicles into plug-in hybrid electric vehicles by utilizing electric load assist on a parallel platform, commercializing our heat pipe technology and licensing it to motor and generator manufacturers or selling mobile generators or translating our thermal technology from testing and one-off applications into mass market production. Consequently, it is difficult to predict our future revenues, if any, and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business.

We have only recently begun the final commercialization of our complete system in preparation for our initial conversion of a vehicle. Completion of the initial commercialization of the hybrid conversion system is dependent upon the availability of sufficient funds, final engineering, component procurement, and build out and testing. This limits our ability to accurately forecast the cost of the conversions or to determine a precise date on which the commercial platform for vehicle conversions will be released. In addition, we may also need to do extensive testing to ensure that the installations and retrofits are in compliance with applicable National Highway Traffic Safety Administration safety regulations and EPA regulations prior to full distribution to our licensees. If the markets for mobile power generation installations or retrofits and/or electric motors enhanced with thermal technology and/or mobile generators do not develop as we expect or develop more slowly than we expect, our business, prospects, financial condition and operating results will be harmed.

We have a history of operating losses and expect to continue incurring losses for the foreseeable future.

We were incorporated in 2002 and in March 2011, we began commercialization of our technologies and research and development activities. We incurred cumulative net losses of $42,964,641 as of September 30, 2016. We cannot anticipate when, if ever, our operations will become profitable. We expect to incur significant net losses as we develop and commercialize our technologies and pursue our business strategy. We intend to invest significantly in our business before we expect cash flow from operations to be adequate to cover our operating expenses. If we are unable to execute our business strategy and grow our business, for any reason, our business, prospects, financial condition and results of operations will be adversely affected.

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If we are unable to obtain additional funding, our business operations will be harmed.

We will require additional funds to implement our complete product development and to commercialize our products. We anticipate that we will require a minimum of $3,200,000 with anticipated expenses of $1.4 million for public company filings, consultants, vendors and professional fees and salaries) to fund our planned activities for the next twelve months. We may issue additional equity securities to raise needed capital. We may be unable to secure such funding when needed in adequate amounts or on acceptable terms, if at all. Any additional equity financing may involve substantial dilution to our then existing stockholders. The inability to raise the additional capital will restrict our ability to develop and conduct business operations.

Additionally, we may direct Bellridge Capital, LP (“Bellridge”) to purchase up to $5,000,000 worth of shares of our common stock under our equity purchase agreement with Bellridge over a 36-month period. However, there can be no assurance that we will be able to receive any or all of the additional funds from Bellridge because the equity purchase agreement contains limitations, restrictions and other provisions that could limit our ability to cause Bellridge to buy common stock from us, including that Bellridge shall not own more than 4.99% of our common stock under the equity purchase agreement.

Our reliance on Bellridge as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Bellridge were to prove unavailable or prohibitively dilutive, we will need to raise additional funds in order to commercialize our products.

The market for mobile power generation is relatively new.

Mobile Power Generation is evolving, as more hybrid and electric vehicles are sold and low power generation systems are incorporated in internal combustion trucks. Significant increases in the electrical output of existing mobile power systems, new government regulations or changes in consumer demand and behavior may slow the growth of our business and negatively impact our financial results.

If we are unable to keep up with rapid technological changes in our field, we will be unable to operate profitably.

Our industry is characterized by extensive research efforts and rapid technological progress. If we fail to anticipate or respond adequately to technological developments, our ability to operate profitably could suffer. We cannot assure you that research and discoveries by other companies will not render our technologies or potential products or services uneconomical or result in products superior to those we develop or that any technologies, products or services we develop will be preferred to any existing or newly-developed technologies, products or services.

Many of our potential competitors are better established and have significantly greater resources which may make it difficult for us to compete in the markets in which we intend to sell our products.

The market for the products we develop is highly competitive. Many of our potential competitors are well established with larger and better resources, longer relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources than we have. Increased competition may result in price reductions, reduced gross margins, loss of market share and loss of licensees, any of which could materially and adversely affect our business, operating results and financial condition. We cannot ensure that prospective competitors will not adopt technologies or business plans similar to ours, or develop products which may be superior to ours or which may prove to be more popular. It is possible that new competitors will emerge and rapidly acquire market share. We cannot ensure that we will be able to compete successfully against future competitors or that the competitive pressures will not materially and adversely affect our business, operating results and financial condition.

We may experience significant delays in the design and implementation of our thermal technology into the motors and/or generators of the companies with which we have research and development agreements which could harm our business and prospects.

Motor manufacturers often experience delays in the design, manufacture and commercial release of new product lines. Any delay in the financing, design, and implementation of our thermal technology into the motor and/or generator lines of companies with which we may have research and development agreements could materially damage our brand, business, prospects, financial condition and operating results.

If we are unable to adequately control the costs associated with operating our business, including our costs of sales and materials, our business, financial condition, operating results and prospects will suffer.

If we are unable to maintain a sufficiently low level of costs for designing, marketing, selling and distributing our conversion system and thermal technologies relative to their selling prices, our operating results, gross margins, business and prospects could be adversely impacted. We have made, and will be required to continue to make, significant investments for the design and sales of our system and technologies. There can be no assurances that our costs of producing and delivering our system and technologies will be less than the revenue, if any, we may generate from sales and/or licensing. We may be required to incur substantial marketing costs and expenses to promote our systems and technologies, even though our marketing expenses to date have been relatively limited. Many of the factors that impact our operating costs are beyond our control. For example, the costs of our components could increase due to shortages if global demand for such components increases. If hybrid conversions exceed current expectations without significant expansion in battery production capacity and advancements in battery technology, shortages could occur which would result in increased costs to us.

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We will be dependent on our suppliers, some of which are single or limited source suppliers and the inability or refusal of these suppliers to deliver components at prices and volumes acceptable to us would have an adverse effect on our business.

We are currently evaluating and selecting suppliers for our conversion system. We hope to source globally from a number of suppliers, some of whom may be single source suppliers for these components. While we hope to obtain components from multiple sources whenever possible, it may not always be possible to avoid purchasing from a single source. To date, we have not qualified alternative sources for any of our single-sourced components. We may be unable to establish alternate supply relationships and obtain or engineer replacements for our single source components, in the short term or at all, or at prices favorable to us. Qualifying alternate suppliers or developing our own replacements for certain highly customized components may be time consuming and costly.

Failure to obtain reliable sources of component supply that will enable us to meet quality, price, engineering, design and production standards, as well as the production volumes required to successfully market our conversion system could negatively affect our Company’s revenues and business operations. Even if we are successful in developing a high volume conversion platform and reliable sources of component supply, we do not know whether we will be able to do so in a manner that avoids significant delays and cost overruns.

If we experience significant increased demand, or need to replace our existing suppliers, there can be no assurance that additional supplies of component parts will be available when required on terms that are favorable to us, or that a supplier would allocate sufficient supplies to us in order to meet our requirements or fill our orders in a timely manner. The loss of any single or limited source supplier or the disruption in the supply of components from these suppliers could lead to delays to our customers, which could hurt our relationships with our customers, result in negative publicity, damage our brand and adversely affect our business, prospects and operating results.

Any significant disruption in our supplier relationships, particularly relationships with sole source suppliers, could harm our business. Furthermore, some of our suppliers may not be able to handle any commodity cost volatility and/or sharply changing volumes while still performing as we expect. To the extent our suppliers experience supply disruptions, there is a risk for delivery delays, production delays, production issues or delivery of non-conforming products by our suppliers. Even where these risks do not materialize, we may incur costs as we try to make contingency plans for such risks.

The use of mobile generators or incorporation of our heat pipe technology in vehicle components or electric motors and generators may not become sufficiently accepted for us to develop our business.

In order to develop our business, we must license fleet, dealer and service center and manufacturing customers. We cannot guarantee that we will be able to develop these customers or that they will enter into license agreements with us. Whether we will be able to develop a customer base will depend on a number of factors, including the level of acceptance of mobile generation by fleet owners and the general public or the desire by vehicle parts or electric motor manufacturers to enhance their products with our heat pipe technology. If we are unable to develop a customer base we will be unable to develop and grow our business.

If there are advances in other alternative vehicle fuels or technologies, or if there are improvements in existing mobile power generation systems or in heat reduction or heat transfer technology, mobile power generation installations or retrofits and our other products may decline and our business may suffer.

While we are currently unaware of innovations in or introductions of new heat reduction or heat transfer technologies or mobile generation, competitors or others may introduce new technology that offers better or equivalent results at a lower price at any time which would have a detrimental effect on our business and operations.

Our research and commercialization efforts may not be sufficient to adapt to technological changes.

As technologies change, we plan to upgrade or adapt our mobile power generation system in order to continue to provide vehicles with the latest technology. However, our our installations or retrofits may not compete effectively with alternative vehicles if we are not able to source and integrate the latest technology into our mobile power generation system. We plan to offer a no-idle system, however, since we do not plan to manufacture battery cells, we are dependent on suppliers of battery cell technology for our battery packs. Any failure to keep up with advances in electric or internal combustion vehicle technology would result in a decline in our competitive position which would adversely affect our business, prospects, operating results and financial condition.

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A prolonged economic downturn or economic uncertainty could adversely affect our business and cause us to require additional sources of financing, which may not be available.

Economic cycles and any related fluctuation in the businesses of our potential fleet customers, electric motor manufacturers or income of the general public may have a material adverse effect on our financial condition, results of operations or cash flows. If global economic conditions deteriorate or economic uncertainty increases, our potential customers may experience lowered incomes or deterioration of their businesses, which may result in the delay or cancellation of plans to convert their vehicles, reduced license sales or reduced royalties from sales by licensees. As a consequence, our cash flow could be adversely impacted.

Any changes in business credit availability or cost of borrowing could adversely affect our business.

Declines in the availability of business credit and increases in corporate borrowing costs could negatively impact the number of mobile generators installed and the number of electric motors and generators manufactured. Substantial declines in the number of installations or retrofits by our customers could have a material adverse effect on our business, results of operations and financial condition.

In addition, the disruption in the capital markets that began in 2008 has not been fully resolved. If our potential customers are unable to access credit to retrofit their vehicles with our mobile power generation system , it would impair our ability to grow our business

If we lose any of our key management personnel, we may not be able to successfully manage our business or achieve our objectives.

Our future success depends in large part upon the leadership and performance of our management and consultants. The Company’s operations and business strategy are dependent upon the knowledge and business contacts of our executive officers and our consultants. We have employment agreements with our Chief Executive Officer, President and Chief Technical Officer and a consulting agreement for the services of Quentin Ponder, our Chief Financial Officer. Although, we hope to retain the services of all of our officers, if an officer should choose to leave us for any reason before we have hired additional personnel, our operations may suffer. If we should lose their services before we are able to engage and retain qualified employees and consultants to execute our business plan, we may not be able to continue to develop our business as quickly or efficiently.

In addition, we must be able to attract, train, motivate and retain highly skilled and experienced technical employees in order to successfully develop our business. Qualified technical employees often are in great demand and may be unavailable in the time frame required to satisfy our business requirements. We may not be able to attract and retain sufficient numbers of highly skilled technical employees in the future. The loss of technical personnel or our inability to hire or retain sufficient technical personnel at competitive rates of compensation could impair our ability to successfully grow our business. If we lose the services of any of our consultants, we may not be able to replace them with similarly qualified personnel, which could harm our business.

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We may incur material losses and costs as a result of product defects, warranty claims or product liability actions that may be brought against us.

We face an inherent business risk of exposure to product liability in the event that our mobile power generation system or other products fail to perform as expected or failure of our products results in bodily injury or property damage.

If flaws in the design of our products were to occur, we could experience a rate of failure in our mobile power generation system or other products that could result in significant charges for product re-work or replacement costs. Although we plan to engage in extensive quality programs and processes, these may not be sufficient to avoid conversion or product failures, which could cause us to:

●	lose net revenue;
●	incur increased costs such as costs associated with customer support;
●	experience delays, cancellations or rescheduling of retrofits or orders for our products;
●	experience increased product returns or discounts; or
●	damage our reputation;

all of which could negatively affect our financial condition and results of operations.

If any of our mobile power generation systems or other products are or are alleged to be defective, we may be required to participate in a recall involving such installations or retrofits or products. A recall claim brought against us, or a product liability claim brought against us in excess of our insurance, may have a material adverse effect on our business.

Depending on the terms under which we supply products to a vehicle component or engine manufacturer, a manufacturer may attempt to hold us responsible for some or all of the repair or replacement costs of defective products under their warranties when the manufacturer asserts that the product supplied did not perform as warranted.

Developments or assertions by us or against us relating to intellectual property rights could materially impact our business.

We own significant intellectual property, including a large number of patents, and intend to be involved in numerous licensing arrangements. Our intellectual property should play an important role in maintaining our competitive position in a number of the markets we intend to serve.

We will attempt to protect proprietary and intellectual property rights to our products and conversion system through available patent laws and licensing and distribution arrangements with reputable domestic and international companies. Despite these precautions, patent laws afford only limited practical protection in certain countries.

Litigation may also be necessary in the future to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others or to defend against claims of invalidity. Such litigation could result in substantial costs and the diversion of resources.

As we create or adopt new technology, we will also face an inherent risk of exposure to the claims of others that we have allegedly violated their intellectual property rights.

Our products could infringe on the intellectual property rights of others which may result in costly litigation and, if we do not prevail, could also cause us to pay substantial damages and prohibit us from selling or licensing our products.

Third parties may assert infringement or other intellectual property claims against us. We may have to pay substantial damages, including damages for past infringement if it is ultimately determined that our products or technology infringe a third party’s proprietary rights. Further, we may be prohibited from selling or providing products before we obtain additional licenses, which, if available at all, may require us to pay substantial royalties or licensing fees. Even if claims are determined to be without merit, defending a lawsuit takes significant time, may be expensive and may divert management’s attention from our other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against us could cause our business to be harmed and our stock price to decline.

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We may incur losses, additional costs or even interruption of business operations as a result of fines or sanctions brought by government regulators.

Our business will be subject to various U.S. federal, state and local, and non-U.S. environmental, transportation and safety laws and regulations.

We cannot assure you that we will be at all times in complete compliance with such laws, regulations and permits. If we violate or fail to comply with these laws, regulations or certifications, we could be fined or otherwise sanctioned by regulators.

We may face risks from doing business internationally.

If we are successful in commercializing our products, we may license, sell or distribute products outside the United States, and derive revenues from these sources. Consequently, our revenues and results of operations will be vulnerable to currency fluctuations. We will report our revenues and results of operations in United States dollars, but a significant portion of our revenues may be earned outside of the United States. We cannot accurately predict the impact of future exchange rate fluctuations on revenues and operating margins. Such fluctuations could have an adverse effect on our business, results of operations and financial condition.

Our business will also be subject to other risks inherent in the international marketplace, many of which are beyond our control. These risks include:

●	laws and policies affecting trade, investment and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws;
●	changes in local regulatory requirements, including restrictions on installations or retrofits;
●	differing cultural tastes and attitudes;
●	differing degrees of protection for intellectual property;
●	the instability of foreign economies and governments;
●	war and acts of terrorism.

Any of the foregoing could have an adverse effect on our business, financial condition and results of operations.

We are subject to extensive financial reporting and related requirements for which our accounting and other management systems and resources may not be adequately prepared.

We are subject to reporting and other obligations under the Securities Exchange Act of 1934, as amended, including the requirements of Section 404 of the Sarbanes-Oxley Act. Section 404 requires us to conduct an annual management assessment of the effectiveness of our internal controls over financial reporting. These reporting and other obligations will place significant demands on our management, administrative, operational and accounting resources.

Management has determined that there are material weaknesses in our internal controls over financial reporting. This resulted from our relatively small number of personnel and the limited funding. However, in 2013 the funding improved dramatically which allowed us to implement changes that have significantly improved our internal controls. We have contracted with an external Certified Fraud Accountant to handle the entries into our computerized accounting system and to handle the bank accounts and reconciliations. Payroll will be handled by our financial institution. We have also entered into an agreement with the accounting outsourcing department of DeJoya Griffith, LLC, our former auditors, to review the preparation of the financials to insure they meet the requirements of GAAP and all regulations/and or security laws, prior to submitting the financial to the audit firm of Anton & Chia.

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Management believes these changes will result in adequate internal controls for the company in its present size. With growth there will be continuing evaluation as to whether these controls are adequate, and where necessary, we will upgrade the existing system and add the required personnel, including an internal audit function.

If we are unable to accomplish these objectives in a timely and effective manner, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies could be impaired. Any failure to maintain effective internal controls could have a negative impact on our ability to manage our business and on our stock price.

We may be at risk to accurately report financial results or detect fraud if we fail to maintain an effective system of internal controls.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report that contains an assessment by management on the Company’s internal control over financial reporting in their annual and quarterly reports on Form 10-K and 10-Q. We cannot assure you that significant deficiencies or material weaknesses in our disclosure controls and internal control over financial reporting will not be identified in the future. Also, future changes in our accounting, financial reporting, and regulatory environment may create new areas of risk exposure. Failure to modify our existing control environment accordingly may impair our controls over financial reporting and cause our investors to lose confidence in the reliability of our financial reporting, which may adversely affect our stock price.

RISKS ASSOCIATED WITH OUR COMMON STOCK AND COMPANY

The issuance of shares upon conversion of the preferred shares and exercise of outstanding warrants and options will cause immediate and substantial dilution to our existing stockholders.

As of January 26, 2017, there are 100 shares of our Series A Convertible Preferred Stock (the “Series A Stock”) issued and outstanding (each such share of Series A Stock has the voting right of 50,000 shares of common stock) convertible into an aggregate of 5,000,000 shares of common stock and 3,636,360 shares of Series B preferred stock (“Series B Stock”) issued and outstanding. For so long as the Series B Stock is issued and outstanding, the holders of Series B Stock shall vote together as a single class with the holders of the common stock and the holders of any other class or series of shares entitled to vote with the common stock, with the holders of Series B Stock being entitled to 66 2/3% of the total votes on all such matters. There are also warrants to purchase an aggregate of 57,600,256 shares of common stock and options to purchase an aggregate of 4,000,000 shares of common stock outstanding. The issuance of shares upon conversion of preferred shares and exercise of warrants and options, will result in substantial dilution to the interests of other stockholders since the selling security holders.

The holders of the Series B Stock have 66 2/3% of the voting rights of the Company.

Because the holders of the Series B Stock have 66 2/3% of the voting rights of the Company if they act together, may will be able to influence the outcome of all corporate actions requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions, which may result in corporate action with which other stockholders do not agree. If the Series B stockholders vote in favor of the foregoing action, and have sufficient voting power to approve such actions through their ownership of Series B Stock, no other stockholder approvals will be required.

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The Company must obtain approval from FINRA to effectuate a 1:15 reverse stock split by February 15, 2017.

The Company is required to reserve out of its authorized and unissued shares of common stock, sufficient shares for the purpose of issuing Draw Down shares and Conversion Shares upon the conversion of our outstanding promissory note with Bellridge Capital, LP. If the Company does not receive approval of its application to FINRA for its contemplated 1:15 reverse stock split by February 15, 2017, it will not have sufficient shares to issue and will be in breach of the terms of its equity and note purchase agreements with Bellridge.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

The market price of our shares of common stock is subject to fluctuation.

The market prices of our shares may fluctuate significantly in response to factors, some of which are beyond our control, including:

●	The announcement of new products by our competitors
●	The release of new products by our competitors
●	Developments in our industry or target markets
●	General market conditions including factors unrelated to our operating performance

Recently, the stock market in general has experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme market volatility in the price of our shares of common stock which could cause a decline in the value of our shares.

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There is a very limited trading market for our securities.

There is currently only a limited trading market for our common stock. We cannot predict the extent investor interest will lead to development of an active trading market or how liquid that trading market might become. If an active trading market does not develop or is not sustained, it may be difficult for investors to sell shares of our common stock at a price that is attractive or at all. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York Stock Exchange, the Amex Equities Exchanges and NASDAQ, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the NASAQ. Because we will not be seeking to be listed on any of the exchanges, we are not presently required to comply with many of the corporate governance provisions.

Because our directors are not independent, we do not currently have independent audit or compensation committees. As a result, the directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

Our Articles of incorporation allows for our board of directors to create new series of preferred stock without further approval by our stockholders which could adversely affect the rights of the holders of our common stock.

Our Board has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board also has the authority to issue preferred stock without further stockholder approval. As a result, our Board could authorize the issuance of a series of preferred stock that would grant to such holders (i) the preferred right to our assets upon liquidation, (ii) the right to receive dividend payments before dividends are distributed to the holders of common stock and (iii) the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our Board could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing common stockholders.

Any of the actions described in the preceding paragraph could significantly adversely affect the investment made by holders of our common stock. Holders of common stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our common stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

18

Our officers and directors own a substantial amount of our common stock and, therefore, exercise significant control over our corporate governance and affairs which may result in their taking actions with which other shareholders do not agree.

Our executive officers and directors control approximately 22.71% of our outstanding common stock. These stockholders, if they act together, may be able to exercise substantial influence over the outcome of all corporate actions requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions, which may result in corporate action with which other stockholders do not agree. This concentration of ownership may also have the effect of delaying or preventing a change in control which might be in other stockholders’ best interest but which might negatively affect the market price of our common stock.

We are in breach of our agreements with certain investors for failure to timely file a registration statement with the SEC registering shares offered and sold to such investors.

In connection with the offer and sale of an aggregate of shares and warrants, the Company agreed to file a registration statement with the SEC including these shares once the Company sold an aggregate of $1 million shares. The Company sold $1 million shares in July 2013. In addition, our placement agents also have “piggyback” registration rights for shares underlying warrants issued to them. If an investor or placement agent decides to bring an action against the Company before this registration statement is deemed effective we may be faced with litigation and other costs and damages if unsuccessful in any such action

The sale or issuance of our common stock to Bellridge may cause dilution and the sale of the shares of common stock acquired by Bellridge, or the perception that such sales may occur, could cause the price of our common stock to fall.

Under the equity purchase agreement with Bellridge, upon effectiveness of the registration statement for resale of the shares offered by this prospectus, and subject to other conditions, we may direct Bellridge to purchase up to $5,000,000 of our shares of common stock over a 36-month period. The number of shares ultimately offered for sale by Bellridge under this prospectus is dependent upon the number of shares purchased by Bellridge under the equity purchase agreement. Depending on market liquidity at the time, sales of shares we issue to Bellridge may cause the trading price of our common stock to decline.

Subject to certain conditions, we generally have the right to control the timing and amount of any sales of our shares to Bellridge, except that, pursuant to the terms of the equity purchase agreement, we would be unable to sell shares to Bellridge if Bellridge would own more than 4.99% of our common stock for stock sold to it under the equity purchase agreement. The purchase price for the shares that we may sell to Bellridge will fluctuate based on the price of our common stock and other factors determined by us. As such, Bellridge may ultimately purchase all, some or none of the shares of our common stock offered pursuant to this prospectus and, after it has acquired shares, Bellridge may resell all, some or none of those shares. Therefore, sales to Bellridge by us pursuant to the equity purchase agreement could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Bellridge, or the anticipation of such sales, could cause the trading price of our common stock to decline and could make it more difficult for us to sell equity or equity-related securities in the future.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 140,000,000 shares of common stock, par value $0.001 per share, of which as of January 26, 2017, 113,238,236 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and may have an adverse effect on any trading market of our common stock.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issued in the Private Placement Transactions upon the effectiveness of the registration statement of which this prospectus forms a part, or upon the expiration of any statutory holding period, under Rule 144, or upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

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We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
●

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
●

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Since we have elected under Section 107 of the JOBS Act to use the extended transition period with respect to complying with new or revised accounting standards, our financial statements may not be comparable to companies that comply with public company effective dates making it more difficult for an investor to compare our results with other public companies.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 102(b)(2)(B) of the Act for complying with new or revised accounting standards. In other words, as an emerging growth company we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

USE OF PROCEEDS

We will not receive any proceeds from the sales of shares of our common stock by the selling stockholders. However, we will receive proceeds from the exercise of outstanding warrants held by the selling stockholders.

We intend to use any such proceeds received for general corporate purposes. We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

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SELLING STOCKHOLDERS

This prospectus relates to the resale by the selling stockholders of up to 59,865,534 shares of our common stock being offered by this prospectus, all of which are being registered for sale for the accounts of the selling stockholders and include the following

●	20,241,759 shares of our common stock issued in the Private Placement Transactions;
●	17,771,663 shares of our common stock issuable upon the exercise of warrants issued to investors in the Private Placement Transactions;
●	1,232,333 shares of our common stock issuable upon the exercise of warrants issued to placement agents in connection with the Private Placement Transactions;
●	202,467 shares and 3,890,569 shares issuable upon the exercise of warrants issued for services provided to the Company; and
•	16,526,743 issuable upon the conversion of promissory notes issued in private placement transactions.

We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the subscription agreements, which we entered into with the selling stockholders, in which we agreed to provide certain registration rights with respect to sales by the selling stockholders of the shares of our common stock that have been or may be issued upon the exercise of warrants, to the selling stockholders

The Private Placement Transactions and other issuances as fees and services by which certain selling stockholders acquired their securities from us were exempt under the registration provisions of the Securities Act. We received gross proceeds of $7,993,082 from the closing of the Private Placement Transactions

The selling stockholders, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares referred to above, The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The selling stockholders may sell some, all or none of its shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares.

The following table sets forth the shares beneficially owned, as of January 26, 2017 by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares that the selling stockholders may offer and sell from time to time under this prospectus and the number of shares which the selling stockholders would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 112,438,236 shares of our common stock outstanding as of January 26, 2016.

None of the selling stockholders are a registered broker-dealer or an affiliate of a registered broker-dealer other than Monarch Bay Securities, LLC, Drexel Hamilton LLC, and Jason Diamond, Mark Rubin, Roger Elsas and Ryan McGaver, each an employee of Drexel Hamilton LLC. Daniel Asher, a manager of Intracoastal Capital LLC (“Intracoastal”), is also a control person of a broker-dealer. As a result, Intracoastal may be deemed to be an affiliate of a broker-dealer. Intracoastal acquired the securities in the ordinary course of business, and at the time of the acquisition did not have any arrangements or understandings with any person to distribute such securities. None of the selling stockholders or any of their respective affiliates have held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates except that Timothy Hassett has been our Chairman and Chief Executive Officer since April 2012, Quentin Ponder has been our Chief Financial Officer and Vice Chairman since April 2102, Judson Bibb has been a director and Secretary since April 2011 and Vice President since April 2012, Theodore Banzhaf was our President until his resignation on October 1, 2015, Mark Hodowanec has been our Chief Technical officer since February 14, 2014, Paul Hodowanec is the brother of Mark Hodowanec, KHIC, Inc. is more than a 10% stockholder, Alfred Cullere is a 5% owner of UPT, Linda Cullere is the wife of Alfred, Christopher McKee, Daniel Ustian, Donald Bowman and Richard Schul have been directors since August 2015, Christopher McKee, Daniel Ustian, Scott Van Dorn, Andrew Scherr and William Finely are members of our Board of Advisors-and Daniel Ustian, Eric Brown and Christopher Jones own Series B Stock, which holders of Series B Stock shall vote together as a single class with the holders of the common stock and the holders of any other class or series of shares entitled to vote with the common stock, with the holders of Series B Stock being entitled to 66 2/3% of the total votes.The selling stockholders have acquired their shares solely for investment and not with a view to or for resale or distribution of such securities.

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Name of Selling Stockholders	Beneficial Ownership Before the Offering		Shares of Common Stock Included in Prospectus		Beneficial Ownership After the Offering	Percentage of Ownership After the Offering**

Anne H. Ross	50,000	(1)	50,000	(1)	0	*

Bard Micro-Cap Value Fund (2)	400,000	(3)	400,000	(3)	0	*

Intracoastal Capital LLC (4)	177,778	(5) (81)	177,778	(5)	0	*

Dale F. Snavely Trust U/A/D 3/30/93 (6)	200,000	(7)	200,000	(7)	0	*

Deborah B. Dewing Trust U/A/D 6/1/99 (8)	100,000	(9)	100,000	(9)	0	*

Intracoastal Capital LLC (10)	44,445	(11) (81)	44,445	(11)	0	*

Janet J. Underwood Trust U/A/D 6/25/02 (12)	100,000	(13)	100,000	(13)	0	*

Katharine B.Dickson and
Mark A. Dickson JTWROS	300,000	(14)	300,000	(14)	0	*

Leonard M. Herman Trust U/A/D 5/3/93 (15)	100,000	(16)	100,000	(16)	0	*

M. Edward Sellers and Suzan D. Boyd JTWROS	300,000	(17)	300,000	(17)	0	*

Seville Enterprises, LP (18)	100,000	(19)	100,000	(19)	0	*

Sidney N. Herman	200,000	(20)	200,000	(20)	0	*

T. Michael Johnson and
Patricia R. Johnson JTWROS	100,000	(21)	100,000	(21)	0	*

The Bourquin Family Trust U/A/D 5/7/98 (22)	100,000	(23)	100,000	(23)	0	*

22

Timothy B. Johnson	300,000	(24)	300,000	(24)	0	*

William K. Kellogg TTEE 1992
Trust U/A/D 7/24/92 (25)	400,000	(26)	400,000	(26)	0	*

David Serepca	303,569	(27)	303,569	(27)	0	*

Alex Bankhead	1,086,956		1,086,956		0	*

Stacey Bankhead	7,467		7,467		0	*

2005 DT Geske Rev, Trust (28)	1,091,667	(29)	1,091,667	(29)	196,875	*

John Carlson	888,889	(30)	888,889	(30)	0	*

Bruce and Kathy Bayless Trust	555,555	(31)	555,555	(31)	0	*

Gabriel Wright	111,111		111,111		0	*

Loubet Family Trust (32)	409,722	(33)	409,722	(33)	0	*

Alfred Carlson	111,111		111,111		0	*

Donald Geske IRA	444,444	(34)	444,444	(34)	0	*

Alvin W. Cohn and Sara S. Cohn	111,111		111,111		0	*

William Laske	205,029	(35)	205,029	(35)	0	*

23

Jeff A. Maddock and M. Tracy Maddock	222,221		222,221		0	*

Glenn Hetzel	222,222	(36)	222,222	(36)	0	*

James and Lisa Marie Burke	277,777	(37)	277,777	(37)	0	*

James Ballidis	555,555	(38)	555,555	(38)	0	*

Robert T. Mercer	83,333	(39)	83,333	(39)	0	*

Jeffrey A Blume	333,333	(40)	333,333	(40)	0	*

Thomas L. Jeffries	37,500		37,500		0	*

John Harris Karns	75,000		75,000		0	*

Richard J. Schul	500,000	(41)	500,000	(41)	0	*

24

Monarch Bay Securities, LLC (42)	69,333	(43)	69,333	(43)	0	*

Drexel Hamilton LLC (44)	716,000	(45)	716,000	(45)	0	*

Jason Diamond	369,333	(46)	369,333	(46)	0	*

Mark Rubin	20,000	(47)	20,000	(47)	0	*

Roger Elsas	2,500	(48)	2,500	(48)	0	*

Ryan McGaver	40,167	(49)	40,167	(49)	0	*

Dawn Contreras	80,000	(50)	80,000	(50)	0	*

Terry Tennant	488,888	(51)	488,888	(51)	0	*

Irvin Schwartz	448,000	(52)	298,000	(52)	150,000	*

Alfred A. Cullere	588,890	(53)	588,890	(53)	0	*

Lorraine Kouvatsos	92,000	(54)	92,000	(54)	0	*

Phillip H. Caramico	303,032	(55)	303,032	(55)	0	*

Jimmy Shao	200,000	(20)	200,000	(20)	0	*

Stanley Kam	100,000	(23)	100,000	(23)	0	*

25

Fortune Plus, Inc. (56)	1,333,333	(57)	1,333,333	(57)	0	*

Lin Xiu Ying	22,224	(58)	22,224	(58)	0	*

Yeung Wang	44,445	(59)	44,445	(59)	0	*

Li Xin	66,668	(60)	66,668	(60)	0	*

Cai Zhi-Feng	44,445	(59)	44,445	(59)	0	*

Tommy Chang	44,445	(59)	44,445	(59)	0	*

Fia Lam	22,223	(61)	22,223	(61)	0	*

Kam Chow Kong	22,223	(61)	22,223	(61)	0	*

Gary Kong	111,112	(62)	111,112	(62)	0	*

Sze Ping Cheng	66,668	(60)	66,668	(60)	0	*

Lin-Chi Chu	22,223	(61)	22,223	(61)	0	*

Kristi Lefferts	157,112	(62)	111,112	(62)	46,000	*

Trinity Outreach of Tampa Bay (63)	113,222	(61)	22,222	(61)	91,000	*

26

Dennis Franco	222,222	(37)	222,222	(37)	0	*

Donald and Cynthia Evenson JTWROS	222,222	(37)	222,222	(37)	0	*

Jack Martin Batalion	111,111	(62)	111,111	(62)	0	*

Rodney Rickenbach	444,444	(64)	444,444	(64)	0	*

Sue Noyes	222,222	(37)	222,222	(37)	0	*

Eduardo Lepe	177,778	(65)	177,778	(65)	0	*

Ace Equity Group Inc. (66)	200,000	(20)	200,000	(20)	0	*

Joseph Gonsalves Gomes	666,666	(67)	666,666	(67)	0	*

Lori JoAnn Rhine-Lepe	177,778	(65)	177,778	(65)	0	*

Nikola Zaric	195,239	(68)	178,572	(68)	16,667	*

27

Avery Ellis, LLC (69)	166,667		166,667		0	*

Sagiv Israeli	1,105,000	(70)	975,000	(70)	130,000	*

Scott Van Dorn	300,000	(71)	300,000	(71)	0	*

David Lubin	250,000	(72)	250,000	(72)	0	*

Dennis Murchison	15,000	(73)	15,000	(73)	0	*

Don Bowman	250,000	(72)	250,000	(72)	0	*

Global H20 LLC (74)	107,000	(75)	107,000	(75)	0	*

Paul Hodowanec	400,000	(76)	400,000	(76)	0	*

Andrew Scherr	200,000	(77)	200,000	(77)	0	*

William Finley	200,000	(78)	200,000	(78)	0	*

Lincoln Park Capital Fund, LLC (79)	2,116,231	(80)	1,444,446	(80)	671,785	*

28

Spencer Brown	151,818	(82)	151,818	(82)	0		*

Eric Brown	1,969,998,998	(83)	1,969,998	(83)	0		*

William Sterba	303,636	(84)	303,636	(84)	0		*

Christopher Jones	2,425,452	(85)	2,425,452	(85)	0

Zach Johnson	151,818	(82)	151,818	(82)	0		*

Tom Welch	303,636	(84)	303,636	(84)	0		*

Millenium Trust Co., LLC FBO Custodian David Anthony SEP IRA	151,818	(82)	151,818	(82)	0		*

Doug Rothschild	759,090	(86)	759,090	(86)	0		*

Michael Callans	181,818	(87)	181,818	(87)	0		*

Kenneth Stickney	363,636	(88)	363,636	(88)	0		*

Abdalla Bamashmus	776,602	(89)	776,602	(89)	0		*

Aldo Bonfiglio	711,200	(90)	711,200	(90)	0		*

Linda Cullere	109,092	(91)	109,092	(91)	0		*

Frank Finetto	72,728	(92)	72,728	(92)	0		*

Guy Fava	150,000	(93)	150,000	(93)	0		*

Richard Marchesi	122,727	(94)	122,727	(94)	0		*

Roger Howells	36,364	(95)	36,364	(95)	0		*

Carl Willey	809,523	(96)	809,523	(96)	0		*

Christopher McKee	744,444	(97)	744,444	(97)	0		*

Daniel Ustian	4,562,265	(98)	2,744,444	(99)	1,818,181	(100)	1.58%

29

Anthony Hansel	111,112	(101)	111,112	(101)	0		*

Robert Barnes	44,444	(102)	44,444	(102)	0		*

Scott Livingston	44,444	(102)	44,444	(102)	0		*

Bernard Marcus	44,444	(102)	44,444	(102)	0		*

GB Financial Corp. Profit Sharing (103)	111,112	(104)	111,112	(104)	0		*

John Nicholson	100,000	(105)	100,000	(105)	0		*

Peter Vaccaro	166,666	(106)	166,666	(106)	0		*

Rosenberg Family Trust (107)	166,667	(108)	166,667	(108)	0		*

Howard Rosenberg	166,667		166,667		0		*

Nabil Hanna	200,000	(105)	200,000	(105)	0		*

James Mattiello	115,714	(109)	115,714	(109)	0		*

Jennifer Esno	54,546	(110)	54,546	(110)	0		*

Timothy Hassett	8,001,500	(111)	1,250,000	(112)	6,751,500	(113)	5.91%

Judson Bibb	3,867,000	(114)	1,500,000	(115)	2,367,000	(116)

Quentin Ponder	2,800,000	(117)	800,000	(118)	2,000,000		1.7%

Theodore Banzhaf	1,000,000	(119)	1,000,000	(119)	0		*

Gurminder Bedi	200,000	(120)	200,000	(120)	0		*

30

Betsy Budzinski	225,000	(121)	225,000	(121)	0		*

Michael Greenberg	187,500	(122)	187,500	(122)	0		*

Bratislav Kovacevic	357,143	(123)	357,143	(123)	0		*

Avaraham Taragan	142,857	(124)	142,857	(124)	0		*

Todd Van de Putte	200,000	(125)	200,000	(125)	0		*

Lucas Hoppel	1,571,429	(126)	1,571,429	(126)	350,000		*

KHIC, Inc. (127)	19,105,314	(128)	14,955,314	(129)	4,150,000	(130)

________________

*	less than 1%
**	Based on 113,238,236 outstanding shares of our common stock as of January 26, 2017.
(1)	Represents warrants to purchase 50,000 shares of common stock at $0.60 per share.
(2)

Timothy B. Johnson, President of Bard Associates, the general partner of Bard Micro-Cap Value Fund (“BMCVF”), has sole voting and investment power over the shares being offered under the prospectus by BMCVF.

(3)	Represents warrants to purchase 200,000 shares of common stock at $0.60 per share which expire on February 14, 2019.
(4)	Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting and investment power over the securities held by Intracoastal.
(5)	Represents warrants to purchase 177,778 shares of common stock at $0.60 per share which expire on February 14, 2019.
(6)	Dale F. Snavely, Trustee of the Dale F. Snavely Trust (“Snavely Trust”) has sole voting and investment power over the shares being offered under the prospectus by the Snavely Trust.
(7)	Represents warrants to purchase 100,000 shares of common stock at $0.60 per share which expire on February 14, 2019.
(8)	Deborah B. Dewing, Trustee of the Deborah B. Dewing Trust (“Dewing Trust”) has sole voting and investment power over the shares being offered under the prospectus by the Dewing Trust.
(9)	Represents warrants to purchase 50,000 shares of common stock at $0.60 per share which expire on February14, 2019.
(10)	Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting and investment power over the securities held by Intracoastal.
(11)	Represents warrants to purchase 44,445 shares of common stock at $0.60 per share which expire on February 14, 2019.
(12)	Henry J. Underwood, Trustee of the Janet J. Underwood Trust (“Underwood Trust”) has sole voting and investment power over the shares being offered under the prospectus by the Underwood Trust.
(13)	Represents warrants to purchase 50,000 shares of common stock at $0.60 per share which expire on February 14, 2019
(14)	Represents warrants to purchase 150,000 shares of common stock at $0.60 per share. which expire on February 14, 2019.
(15)	Leonard M. Herman, Trustee of the Leonard M. Herman (“Herman Trust”) has sole voting and investment power over the shares being offered under the prospectus by the Herman Trust.
(16)	Represents warrants to purchase 50,000 shares of common stock at $0.60 per share which expire on February 14, 2019.
(17)	Represents warrants to purchase 150,000 shares of common stock at $0.60 per share which expire on February 14, 2019.
(18)	Marvin J. Pollack, Partner of Seville Enterpirses, LP (“Seville”), has sole voting and investment power over the shares being offered under the prospectus by Seville.
(19)	Represents warrants to purchase 50,000 shares of common stock at $0.60 per share which expire on February 14, 2019.
(20)	Represents warrants to purchase 100,000 shares of common stock at $0.60 per share. which expire on February 14, 2019.
(21)	Represents warrants to purchase 50,000 shares of common stock at $0.60 per share. which expire on February 14, 2019.
(22)	Kent R. Bourquin, Trustee of The Bourquin Family Trust (“BourquinTrust”) has sole voting and investment power over the shares being offered under the prospectus by the Bourquin Trust.
(23)	Represents warrants to purchase 50,000 shares of common stock at $0.60 per share which expire on February 14, 2019.
(24)	Represents warrants to purchase 150,000 shares of common stock at $0.60 per share which expire on February 14, 2019.
(25)	William K. Kellogg, III, Trustee of the William K. Kellogg Trust (“KelloggTrust”) has sole voting and investment power over the shares being offered under the prospectus by the Kellogg Trust
(26)	Represents warrants to purchase 200,000 shares of common stock at $0.60 per share which expire on February 14, 2019.
(27)	Represents warrants to purchase 303,569 shares of common stock at $0.39 per share which expire on August 6, 2017.

31

(28)	David Geske, Trustee of the 2005 DT Geske Rev. Trust (“Geske Trust’) has sole voting and investment power over the shares being offered under the prospectus by the Geske Trust.
(29)

Includes warrants to purchase (i) 225,000 shares of common stock at $0.44 per share which expire on March 8, 2017 and (ii) 250,000 shares of common stock at $0.58 per share which expire on February 12, 2017.

(30)

Includes warrants to purchase (i) 166,667 shares of common stock at $0.58 per share which expire on February 12, 2017, and (iii) 111,111 shares of common stock at $0.60 per share which expire on August 3, 2017.

(31)	Includes warrants to purchase 111,111 shares of common stock at $0.37 per share which expire on February 23, 2017.
(32)	Paul Loubet, Trustee of the Loubet Family Trust (“Loubet Trust”) has sole voting and investment power over the shares being offered under the prospectus by the Loubet Trust.
(33)	Represents warrants to purchase 62,500 shares of common stock at $0.32 per share which expire on March 24, 2021
(34)	Represents warrants to purchase 222,222 shares of common stock at $0.43 per share which expire on March 9, 2017
(35)

Includes warrants to purchase (i) 55,556 shares of common stock at $0.60 per share which expire on February 14, 2019, and (iii) 18,181 shares of common stock at $0.65 per share which expire on February 6, 2018.

(36)	Represents warrants to purchase 111,111 shares of common stock at $0.56 per share which expire on February 6, 2017.
(37)	Represents warrants to purchase 111,111 shares of common stock at $0.60 per share which expire on February 14, 2017.
(38)	Represents warrants to purchase 333,333 shares of common stock at $0.52 per share which expire on April 16, 2017.
(39)	Represents warrants to purchase 83,333 shares of common stock at $0.40 per share which expire on July 15, 2020.
(40)	Represents warrants to purchase 333,333 shares of common stock at $0.40 per share which expire on July 15, 2020.
(41)

Represents warrants to purchase (i) 200,000 shares of common stock at $0.50 per share which expire on July 1, 2017, (ii) 100,000 shares of common stock at $0.27 per share which expire on February 3, 2019, and (iii) 100,000 shares of common stock at $0.22 per share which expire on February 3, 2021.

(42)	Keith Moore, Principal of Monarch Bay Securities, LLC (“Monarch Bay”), has sole voting and investment power over the shares being offered under the prospectus by Monarch Bay.
(43)	Represents warrants to purchase 69,333 shares of common stock at $0.40 which expire on July 15, 2020.
(44)	Jason Diamond, Head of Investment Banking of Drexel Hamilton LLC (“Drexel”), has sole voting and investment power over the shares being offered under the prospectus by Drexel.
(45)

Represents warrants to purchase (i) 500,000 shares of common stock at $0.56 per share which expire on February 5, 2019, (ii) 82,667 shares of common stock at $0.60 which expire on February 5, 2019, and (iii) 133,333 shares of common stock at $2.00 per share which expire on March 14, 2019.

(46)	Represents warrants to purchase (i) 165,333 shares of common stock at $0.56 per share which expire on February 5, 2019 and (ii) 204,000 shares of common stock at $2.00 which expire on March 14, 2019.
(47)	Represents warrants to purchase 20,000 shares of common stock at $2.00 per share which expire on March 14, 2019.
(48)	Represents warrants to purchase 2,500 shares of common stock at $2.00 which expire on March 14, 2019.

32

(49)	Represents warrants to purchase 40,167 shares of common stock at $2.00 which expire on March 14, 2019.
(50)	Represents warrants to purchase 40,000 shares of common stock at $0.60 per share which expire on February 14, 2019.
(51)

Includes warrants to purchase (i) 144,444 shares of common stock at $0.60 per share which expire on February 4, 2017 and (ii) 200,000 shares of common stock at $0.27 per share which expire on August 20, 2018.

(52)

Includes warrants to purchase (i) 112,000 shares of common stock at $0.60 per share which expire on February 14, 2019, and (ii) 37,000 shares of common stock at $0.55 per share which expire on December 4, 2017.

(53)	Represents warrants to purchase 444,445 shares of common stock at $0.60 per share which expire on February 14, 2019.
(54)

Includes warrants to purchase (i) 40,000 shares of common stock at $0.60 per share which expire on February 14, 2019, and (ii) 6,000 shares of common stock at $0.55 per share which expire on December 5, 2017.

(55)

Includes warrants to purchase (i) 133,334 shares of common stock at $0.60 per share which expire on February 14, 2019, and (ii) 18,182 shares of common stock at $0.55 per share which expire on December 4, 2017.

(56)	Lac T. Hoilien, Chief Executive Officer and President of Fortune Plus, Inc. (“Fortune”), has sole voting and investment power over the shares being offered under the prospectus by Fortune.
(57)	Represents warrants to purchase 666,667 shares of common stock at $0.60 per share which expire on February 14, 2019.
(58)	Represents warrants to purchase 11,112 shares of common stock at $0.60 per share which expire on February 14, 2019.
(59)	Represents warrants to purchase 22,222 shares of common stock at $0.60 per share which expire on February 14, 2019.
(60) (61)

Represents warrants to purchase 33,334 shares of common stock at $0.60 per share which expire on February 14, 2019.

Represents warrants to purchase 11,111 shares of common stock at $0.60 per share which expire on February 14, 2019

(62)	Represents warrants to purchase 55,556 shares of common stock at $0.60 per share which expire on February 14, 2019.
(63)	Kristi Lefferts has sole voting and investment power of the shares being offered under the prospectus by Trinity Outreach of Tampa Bay.
(64)	Represents warrants to purchase 222,222 shares of common stock at $0.60 per share which expire on.February 14, 2019.
(65)	Represents warrants to purchase 88,889 shares of common stock at $0.60 per share which expire on February 14, 2019.
(66)	Anthony Giaconia, President of Ace Equity Group Inc. (“Ace”) has sole voting and investment power of the shares being offered under the prospectus by Ace.
(67) (68)

Represents warrants to purchase 333,333 shares of common stock at $0.60 per share which expire on February 14, 2019.

Represents warrants to purchase 59,524 shares of common stock at $0.24 per share which expire on October 27, 2018.

(69)	Andrew Scherr, director of Avery Ellis, LLC (“Avery Ellis”) has sole voting and investment power of the shares being offered under the prospectus by Avery Ellis.
(70)	Represents warrants to purchase 780,000 shares of common stock at $0.60 per share which expire on March 14, 2019.
(71)

Includes warrants to purchase (i) 200,000 shares of common stock at $0.80 per share which expire on September 21, 2017, and (ii) 100,000 shares of common stock at $0.27 per share which expire on February 4, 2019.

(72) (73)

Represents warrants to purchase 250,000 shares of common stock at $0.60 per share which expire on March 14, 2019.

Represents warrants to purchase 15,000 shares of common stock at $0.60 per share which expire on March 14, 2019.

(74) (75) (76)

Brian Duffy, Managing Member of Global H20 LLC (“Global”) has sole voting and investment power of the shares being offered under the prospectus by Global.

Represents warrants to purchase 107,000 shares of common stock at $0.60 per share which expire on March 14, 2019.

Represents warrants to purchase 400,000 shares of common stock at $0.60 per share which expire on March 14, 2019.

(77) (78)

Represents warrants to purchase 200,000 shares of common stock at $0.80 per share which expire on September 21, 2017.

Represents warrants to purchase 200,000 shares of common stock at $0.80 per share which expire on November 18, 2017.

(79)	Josh Scheinfeld and Jonathan Cope, the managing members of Lincoln Park Capital Fund, LLC, have shared voting and investment power over the shares being offered under the prospectus by Lincoln Park.
(80)

Includes warrants to purchase (i) 444,445 shares of common stock at $0.60 per share which expire on February 14, 2019, and (ii) 555,556 shares of common stock at $0.60 per share which expire on April 20, 2020.

(81)

These shares are subject to a price protection agreement with the Company which provides that if the closing price of the Company’s common stock on the earlier of (i) August 5, 2014 and (ii) the date on which the registration statement to which this prospectus forms a part becomes effective is less than the closing price on June 11, 2014, then the Company will pay the selling stockholder the difference in cash.

33

(82)	Represents warrants to purchase 60,909 shares of common stock at $0.375 per share which expire on March 24, 2019.
(83)

Includes 909,090 shares of common stock issuable upon the conversion of Series B preferred stock and warrants to purchase (i) 60,909 shares of common stock at $0.375 per share which expire on March 24, 2019, and (ii) 909,090 shares of common stock at $0.07 per share which expire on August 12, 2021.

(84)	Represents warrants to purchase 121,818 shares of common stock at $0.75 per share which expire on March 24, 2019.
(85)

Includes 909,090 shares of common stock issuable upon the conversion of Series B preferred stock and warrants to purchase (i) 243,636 shares of common stock at $0.75 per share which expire on March 24, 2019, and (ii) 909,090 shares of common stock at $0.07 per share which expire on August 12, 2021.

(86)	Represents warrants to purchase 304,545 shares of common stock at $0.75 per share which expire on April 2, 2019.
(87)	Represents warrants to purchase 90,909 shares of common stock at $0.70 per share which expire on October 30, 2019.
(88)	Represents warrants to purchase 181,818 shares of common stock at $0.75 per share which expire on November 9, 2017.
(89)

Includes warrants to purchase (i) 50,000 shares of common stock at $0.70 per share which expire on November 9, 2019, (ii) 66,666 shares of common stock at $0.60 per share which expire on May 9, 2020, (iii) 62,500 shares of common stock at $0.47 per share which expire on June 11, 2020, (iv) 115,385 shares of common stock at $0.18 per share which expire on January 9, 2021, and (v) 62,500 shares of common stock at $0.32 per share which expire on March 24, 2021.

(90)

Includes warrants to purchase (i) 90,909 shares of common stock at $0.70 per share which expire on November 9, 2019, (ii) 55,556 shares of common stock at $0.60 per share which expire on May 17, 2020, (iii) 115,385 shares of common stock at $0.18 per share which expire on January 9, 2021, and (iv) 62,500 shares of common stock at $0.32 per share which expire on March 24, 2021.

(91)	Represents warrants to purchase 54,546 shares of common stock at $0.55 per share which expire on December 4, 2017.
(92)	Represents warrants to purchase 36,364 shares of common stock at $0.55 per share which expire on December 7, 2017.
(93)	Represents warrants to purchase 50,000 shares of common stock at $0.75 per share which expire on December 8, 2017.
(94)	Represents warrants to purchase 40,909 shares of common stock at $0.75 per share which expire on December 28, 2017
(95)	Represents warrants to purchase 36,364 shares of common stock at $0.55 per share which expire on December 10, 2017.
(96)	Represents warrants to purchase 333,333 shares of common stock at $0.57 per share which expire on April 19, 2020.
(97)

Includes warrants to purchase (i) 222,222 shares of common stock at $0.57 per share which expire April 29, 2020. (ii) 200,000 shares of common stock at $0.80 per share which expire September 18, 2017, and (iii) 100,000 shares of common stock at $0.27 per share which expire February 3, 2019.

(98)

Includes 909,090 shares of common stock issuable upon the conversion of Series B preferred stock and warrants to purchase (i) 222,222 shares of common stock at $0.57 per share which expire on April 29, 2020, (ii) 1,000,000 shares of common stock at $0.22 per share which expire on February 3, 2021, (iii) 200,000 shares of common stock at $0.80 which expire on March 10, 2017, (iv) 100,000 shares of common stock at $0.27 per share which expire February 3, 2019, and (v) 909,090 shares of common stock at $0.07 per share which expire August 12, 2021.

(99)

Includes warrants to purchase (i) 222,222 shares of common stock at $0.57 per share which expire on April 29, 2020, (ii) 1,000,000 shares of common stock at $0.22 per share which expire on February 3, 2021, (iii) 200,000 shares of common stock at $0.80 which expire on March 10, 2017, and (iv) 100,000 shares of common stock at $0.27 per share which expire February 3, 2019.

(100)

Includes 909,090 shares of common stock issuable upon the conversion of Series B preferred stock and warrants to purchase 909,090 shares of common stock at $0.07 per share which expire August 12, 2021.

(101)	Represents warrants to purchase 55,556 shares of common stock at $0.60 per share which expire on May 9, 2020.
(102)	Represents warrants to purchase 22,222 shares of common stock at $0.60 per share which expire on May 9, 2020.
(103)	Glen Biener, trustee for GB Financial Corporation Profit Sharing (“GB Financial”, has sole voting and investment power over the shares being offered under the prospectus by GB Financial.

34

(104)	Represents warrants to purchase 55,556 shares of common stock at $0.60 per share which expire on May 20, 2020.
(105)	Represents warrants to purchase 100,000 shares of common stock at $0.40 per share which expire on July 15, 2020.
(106)	Represents warrants to purchase 83,333 shares of common stock at $0.40 per share which expire on July 15, 2020.
(107)	Howard Rosenberg, trustee of the Rosenberg Family Trust (“Rosenberg Trust”) has sole voting and investment power over the shares being offered under the prospectus by the Rosenberg Trust.
(108)	Represents warrants to purchase 166,667 shares of common stock at $0.40 per share which expire on July 15, 2020.
(109)	Represents warrants to purchase 30,000 shares of common stock at $0.60 per share which expire on February 28, 2018.
(110)	Represents warrants to purchase 27,273 shares of common stock at $0.65 per share which expire on February 2, 2018.
(111)	Includes warrants to purchase 625,000 shares of common stock at $0.22 per share which expire on February 3, 2021 and options to purchase 1,000,000 shares of common stock at $2.00 per share.
(112)	Includes 625,000 shares of common stock and warrants to purchase 625,000 shares of common stock at $0.22 per share which expire on February 3, 2021.
(113)	Includes 5,751,500 shares of common stock and options to purchase 1,000,000 shares of common stock at $2,00 per share.
(114)	Includes , warrants to purchase 750,000 shares of common stock at $0.22 per share which expire on February 3, 2021 and options to purchase 2,000,000 shares of common stock at $2.00 per share.
(115)	Includes warrants to purchase 750,000 shares of common stock at $0.22 per share which expire on February 3, 2021.
(116)	Includes options to purchase 2,000,000 shares of common stock at $2.00 per share.
(117)	Includes warrants to purchase 400,000 shares of common stock at $0.22 per share which expire on February 3, 2021,
(118)	Includes warrants to purchase 400,000 shares of common stock at $0.22 per share which expire on February 3, 2021.
(119)	Represents warrants to purchase 500,000 shares of common stock at $0.22 per share which expire on February 3, 2021.
(120)	Represents warrants to purchase 200,000 shares of common stock at $0.35 per share which expire on July 31, 2018.
(121)	Represents warrants to purchase 75,000 shares of common stock at $0.32 per share which expire on March 24, 2021.
(122)	Represents warrants to purchase 62,500 shares of common stock at $0.34 per share which expire on March 24, 2021.
(123)	Represents warrants to purchase 119,048 shares of common stock at $0.24 per share which expire on October 27, 2018
(124)	Represents warrants to purchase 47,619 shares of common stock at $0.24 per share which expire on October 13, 2018.
(125)	Represents warrants to purchase 100,000 shares of common stock at $0.07 per share which expire on August 16, 2019.
(126)	Represents 1,571,426 shares of common stock issuable upon conversion of a promissory note.
(127)	Eric Hess, member and Secretary of KHIC, LLC, has sole voting and dispositive power over the shares held by KHIC, LLC.
(128)

Includes (i) 3 shares of Series A Stock convertible into 150,000 shares of common stock, (ii) 14,955,314 shares of common stock issuable upon conversion of a promissory note, and (iii) warrants to purchase 4,000,000 shares of common stock at $0.06 per share which expire August 24, 2021.

(129)	Includes 14,955,314 shares of common stock issuable upon conversion of a promissory note.
(130)	Includes (i) 3 shares of Series A Stock convertible into 150,000 shares of common stock and (ii) warrants to purchase 4,000,000 shares of common stock at $0.06 per share which expire August 24, 2021.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

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Effect of Sales on Our Stockholders

All shares of common stock that are covered by this prospectus are expected to be freely tradable. The sale by the selling stockholders of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. The selling stockholders may ultimately acquire all, some or none of the shares of common stock exercisable pursuant to their issued and outstanding warrants but registered in this offering. After they have acquired such shares, they may sell all, some or none of such shares.

Issuances of our common stock to the selling stockholders upon exercise of their warrants will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of our existing stockholders will be diluted as a result of any such issuances. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing shareholders will represent a smaller percentage of our total outstanding shares after any such issuances.

PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered by the selling stockholders. The common stock may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

●	ordinary brokers’ transactions;
●	transactions involving cross or block trades;
●	through brokers, dealers, or underwriters who may act solely as agents;
●	“at the market” into an existing market for the common stock;
●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
●	in privately negotiated transactions; or
●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholders and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

Other than Monarch Bay Securities, LLC, Drexel Hamilton LLC, and Jason Diamond, Mark Rubin, Roger Elsas and Ryan McGaver, each an employee of Drexel Hamilton LLC, the Company does not believe that any other selling stockholder is an “underwriter” within the meaning of the Securities Act.

Neither we nor the selling stockholders can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between the selling stockholders, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

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We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. Any commissions, discounts or other fees payable to brokers-dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

With certain exceptions, Regulation M, promulgated under the Securities Exchange Act of 1934, as amended, precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5.

This offering will terminate on the date that all shares offered by this prospectus have been sold by the selling stockholders.

Our common stock is quoted on the OTCQB under the symbol “WARM.”

Penny Stock Rules

Our shares of common stock are subject to the "penny stock" rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, "penny stock" is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer's net tangible assets or revenues. In the last case, the issuer's net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer's average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

DESCRIPTION OF SECURITIES

The following description of our capital stock is only a summary and is qualified in its entirety by the provisions of our articles of incorporation and bylaws, each as amended. You should also refer to our articles of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part before you make an investment decision with respect to our shares of common stock.

We are authorized to issue 140,000,000 shares of common stock, par value $0.001 per share, and 15,000,000 shares of preferred stock, par value $0.001 per share. As of January 26, 2017, there are 113,238,236 shares of common stock 100 shares of Series A Stock (each such share of Series A Stock has the voting right of 50,000 shares of common stock) convertible into an aggregate of 5,000,000 shares of common stock and 3,636,360 shares of Series B Stock issued and outstanding.

Common Stock

Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our articles of incorporation or bylaws that would delay, defer or prevent a change in control of our company.

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Preferred Stock

Our Board may issue preferred stock in one or more series without shareholder approval. Our Board may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future.

Series A Stock

On December 17, 2012, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designations of the Rights, Preferences, Privileges and Restrictions of Series A Preferred Stock (“Certificate of Designation”). The holders of each share of Series A Preferred Stock shall be entitled to be paid, out of the available funds and assets of the Company, and prior and in preference to any payment or distribution of any available funds and assets on any shares of Common Stock, at a liquidation price of $2,500 per share of the Series A Preferred Stock.

On June 24, 2013, an Amendment to the Certificate of Designation was filed with the Secretary of State of the State of Nevada which effectuated the change (i) to the conversion rate of each share of Series A Preferred Stock from being convertible at the rate of 20,000 shares to 50,000 shares of common stock and (ii) to the voting right of each share of Series A Preferred Stock from 20,000 shares to 50,000 shares of the common stock.

Series B Stock

On October 31, 2016, the Company filed an amended and restated Series B Stock Certificate of Designation (which was originally filed with the Secretary of State of Nevada on April 19, 2016, and amended on August 12, 2016) to designate 3,636,360 shares as Series B Stock and to provide for supermajority 66 2/3% voting rights for the Series B Stock. For so long as the Series B Stock is issued and outstanding, the holders of Series B Stock shall vote together as a single class with the holders of the common stock and the holders of any other class or series of shares entitled to vote with the common stock, with the holders of Series B Stock being entitled to 66 2/3% of the total votes on all such matters. The Series B Stock will not bear dividends, will not be entitled to receive any distributions in the event of any liquidation, dissolution or winding up of the Company, and will have no other preferences, rights, restrictions, or qualifications, except as otherwise provided by law or the articles of incorporation of the Company.

The holders of Class B Stock shall have the right, at such holder’s option, at any time to convert such shares into common stock, in a conversion ratio of one share of common stock for each share of Class B Stock. If the common stock trades or is quoted at a price per share in excess of $2.25 for any twenty consecutive day trading period, (subject to appropriate adjustment for forward or reverse stock splits, recapitalizations, stock dividends and the like), the Series B Stock will automatically convert into the common stock in a conversion ratio of one share of common stock for each share of Series B Stock. The Series B Stock may not be sold, hypothecated, transferred, assigned or disposed without the prior written consent of the Company and the holders of the outstanding Series B Preferred Stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its affiliates as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

Corporate History

We were incorporated on July 22, 2002 in the State of Nevada under the name Bibb Corporation. On September 3, 2010, we changed our name to Z3 Enterprises, Inc. , on April 5, 2012, to HPEV, Inc. and on August 19. 2015 our stockholders voted to approve a name change to Cool Technologies, Inc. Our 95% owned subsidiary, Ultimate Power Truck, LLC ("UPT"), was formed on April 17, 2014 in the State of Florida.

On March 29, 2011, we entered into the Share Exchange Agreement to acquire 100 shares, constituting all of the issued and outstanding shares of HPEV, Inc. in consideration for the issuance of 22,000,000 shares of common stock. Upon closing of the share exchange on April 15, 2011, HPEV, Inc. became our wholly owned subsidiary. There was a change of control of our company on April 15, 2011 as a result of the issuance of 21,880,000 shares of our common stock to the original shareholders of HPEV, Inc. pursuant to the terms of the Share Exchange Agreement. An additional 120,000 shares were issued during the fourth quarter of 2011 which completed the issuance of 22,000,000 shares of common stock under the terms of the amended Share Exchange Agreement.

As of January 26, 2017, we have five patents and seven US patent applications pending in the area of composite heat structures, motors, and related structures, heat pipe architecture, applications (commonly referred to as ‘thermal’ or ‘heat dispersion technology’) and a parallel vehicle power platform. We also have a Patent Cooperation Treaty ("PCT") application filed for a heat pipe cooled brake system. The Company intends to commercialize its patents by licensing its thermal technologies and applications to electric motor, pump and vehicle component manufacturers; by licensing or selling a mobile electric power system powered by the Company’s proprietary gearing system to commercial vehicle and fleet owners.

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Business Description

We have developed and are commercializing dispersion technologies in various product platforms, including Mobile Generation system for new vehicle installation or retrofitable for new or installed base vehicles, Class 3 to Class 8. In conjunction, we have applied for trademarks for one of our technologies and its acronym. The Company currently has one trademark in the application process: TEHPC.

We believe that our proprietary technologies, including our patent portfolio and trade secrets, can help increase the efficiency and affect manufacturing cost structure in several large industries beginning with motor/generator and fleet vehicles.

The markets for products utilizing our technology include consumer, industrial and military markets, both in the U.S. and worldwide. Our initial target markets include those involved in moving materials and moving people, such as:

●	Motors/Generators,
●	Mobile auxiliary power,
●	Compressors,
●	Turbines (Wind, Micro),
●	Bearings,
●	Electric Vehicles: rail, off-highway, mining, delivery, refuse,
●	Brakes/rotors/calipers,
●	Pumps/fans,
●	Passenger vehicles: auto, bus, train, aircraft,
●	Commercial vehicles: SUV, light truck, tram, bucket truck
●	Military: boats, Humvee, truck, aircraft, and
●	Marine: boats ranging in size from 30 feet to 120 feet and beyond.

Our Technologies

Our technologies are divided into two distinct but complementary categories: heat dispersion technology and mobile electric power generation.

Heat Dispersion Technology

Heat is an undesirable byproduct of anything that moves, especially motors and generators. Historically, a large percentage of the cost of manufacturing any motor has been in the technology necessary to remove heat during its operation to prevent failure and increase power. Heat can destroy motors, generators and many other types of machinery, and the energy necessary to remove heat can limit output.

Our patented thermal dispersion technology removes heat via composite heat structures and heat pipe architecture. Heat pipes have been utilized for more than 50 years, but we have a proprietary process and design technology that makes our heat pipes usable in many applications that have previously not been effective. The key is that our heat pipes move heat in any direction in a system that requires little or no maintenance and can be applied to almost any motor, generator or industrial product. We believe that this allows for more efficient, smaller, and higher output machines, resulting in cooler motors and a longer operating life.

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Our patent portfolio covers the application and integration of our heat pipes into various cooling schemes for enhanced heat removal in motors, generators and numerous other industrial applications including marine, aviation and military. We believe that our technologies have the potential to deliver power output increases and cost reductions, depending on the machine type or motor/generator size, as follows:

1.	Increase power density of current motor platforms by 20% to 50%,
2.	Reduce total product cost by 12.5% to 25%,
3.	Increase motor and generator efficiency by 1% to 2%, and
4.	Increase motor and generator life.

We also believe that products produced with our technologies have the potential to deliver operational savings as well, including savings from:

•	reduced maintenance costs,

•	the standardization of multiple platforms down to a single platform,

•	the standardization of drawings and data around existing platforms,

•	the ability to use standard designs and standard insulation systems versus customization, and

•	the ability to integrate and produce on existing production lines with no retooling and no additional, or minimal, capital investment.

Recent tests by independent laboratories showed a 200% increase in horsepower capability for a dry pit submersible pump and a 25 to 35% increase in power density for a 650 kVA Totally Enclosed Water to Air Cooled (TEWAC) generator. and military. We believe that our technologies have the potential to deliver power output increases and cost reductions, depending on the machine type or motor/generator size, as follows:

1.	Increase power density of current motor platforms by 20% to 40%,

2.	Reduce total product cost by 12.5% to 25%,

3.	Increase motor and generator efficiency by 1% to 2%, and

4.	Increase motor and generator life.

We also believe that products produced with our technologies have the potential to deliver operational savings as well, including savings from:

•	reduced maintenance costs,

•	the standardization of multiple platforms down to a single platform,

•	the standardization of drawings and data around existing platforms,

•	the ability to use standard designs and standard insulation systems versus customization, and

•	the ability to integrate and produce on existing production lines with no retooling and no additional, or minimal, capital investment.

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Recent tests by independent laboratories showed a 200% increase in horsepower capability for a dry pit submersible pump and a 25 to 35% increase in power density for a 650 kVA Totally Enclosed Water to Air Cooled (TEWAC) generator.

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On December 6, 2013, ESSCO Pumps and Controls, a member of the Hydraulic Institute, conducted the tests in accordance with standards set forth by the Institute. The tests examined the tolerances of an industrial electric motor in an extreme situation. The tolerances determine the amount of power that can be driven through pumps run by the motor and are a strong predictor of the maintenance and other service downtime the pump will require. The original pump motor is rated to run, without submersion, for up to 15 minutes before the pump's protective circuits will turn it off to prevent overheating. This heat limitation restricts the output of the motor. The test pump used the same industrial electric motor, except with our thermal dispersion technology incorporated. The result: the test pump ran without submersion for more than two hours at or above full power without reaching critical temperatures that would have caused an automatic shutdown.

On December 13, 2013, Mohler Technology, Inc. of Boonville, Indiana completed tests of an alternator enhanced with our thermal technology. A 650kVA alternator (generator) was run at full load to test its operational limits. The heat produced by generators of that size must be removed or controlled in order for the alternator to operate effectively. Manufacturers' current best practice is to add either a liquid cooling system or an extra large frame around the motor to provide additional surface area to help dissipate the heat. Both practices increase the cost and complexity of the generators.

The alternator tested used our thermal technology with no other cooling of any kind. The results showed a minimum of 25% improvement in power density over the manufacturer's rating for the alternator when operating without water cooling. In fact, the alternator achieved power densities comparable to a liquid-cooled or over-framed one.

The tests confirmed our belief that our heat pipe cooling system equals the effectiveness of a more complex water-cooled system. Extrapolating the results leads us to believe that simple designs incorporating our thermal technology combined with the increase in potential output will result in lower costs to manufacture by reducing the amount of material needed to produce a product with a specific output.

In October 2015, Kato Engineering, a business unit of Emerson Electric, conducted two heat run tests. The tests were performed at a 0.8 power factor and tested rated load temperature using the Emerson LS 625KVA generator with and without our heat dispersion system. Our results were then compared with results of tests performed at a 0.8 power factor using the generator's standard-issue, totally enclosed water-to-air cooled (TEWAC) system.

A comparison of all test results produced by the various testing agencies revealed a minor variance in some readings. A plan has been designed to optimize our technology to produce consistent results within a specific parameter. We believe this should enable an OEM (original equipment manufacturer) to offer our technology as an option.

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The successful testing also represents a significant advance in our product development agreements with manufacturing partners. We anticipate that we will be able to begin to enter into license agreements upon completion of the required design refinements and field tests testing to industry or governmental standards. At this point, the product will be ready to be manufactured on the licensee's regular production line. Any additional field tests will be at the discretion of the licensee.

We also plan to incorporate heat pipes in vehicle components which generate heat such as brake calipers, resistors and rotors. The new brake components should be incorporated in the initial conversion vehicle.

Our revenue model for the heat dispersion technology is to license the technology in exchange for royalties.

Mobile Power Generation

The Company has a proprietary gearing system, which is used to power an on-board generator, eliminating the need for some commercial vehicles to tow a mobile generator to a work site. Management believes that there is a need for on-board, continuous generation of up to 200 kilowatts (kW) of power to remote jobsites, as well as mobile generation of emergency power in the event of an outage or disaster. We intend to offer an on-board generator installation kit as a stand-alone (Mobile Generator) for third parties and as part of an in-house brand (Ultimate Work Truck).

Management, along with key directors and members of the Board of Advisors have in the first quarter of 2016, done market research, interviewed prospective customers, held up-fitter meetings and performed channel to market evaluation. They have put the plans in place for coverage for upfront sales, specification influence, full up-fitting capabilities with aftermarket parts and service.

Our revenue model for Mobile Generation will be driven by the efforts of direct regional sales teams and independent reps along with partner up-fitters and truck body builders.

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We believe that in head-to-head competition with tow behind generators, our mobile generation technology should prove very disruptive. Operators in such markets as utility, telecom and tree service, to name a few, will be able to work in remote locations without having to tow or drop in a generator. We believe that the potential reduction in overall weight and size should also deliver significant operating efficiencies and savings to work truck fleets.

Competition

Heat Dispersion Technology

Cooling solutions to remove or control heat produced by industrial electric motors, generators and alternators are provided by the manufacturers. Their current best practices are based on technology that’s over 50 years old. They either add a liquid cooling system to the motor or build an extra large frame around the motor to provide additional surface area to help dissipate the heat. Both practices increase the cost and complexity of their products.

The Company is not aware of any new alternatives on the market.

Mobile Electric Power (MG30-MG80)

Other companies use a vehicle’s engine to charge on-board batteries which then run the generator when the vehicle is stopped. While this eliminates idling, output tends to be less that 50 kW and lithium-ion batteries typically power the system. The batteries have limited runtimes and a shorter lifespan than acid batteries. In addition, they must be cooled to operate properly.

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Two companies dominate belt driven systems: Aura Systems, Inc. and Mobile Electric Power Solutions, Inc. (“MEPS”). Their systems use a vehicle’s engine to power a generator and produce electricity whenever the engine is running. The interface to the vehicle is under the hood via a separate belt system. Both are very efficient, capable of delivering the rated power at or near the engine’s idle revolutions per minute (“RPM”). According to Aura Systems’ 2014 annual report filed on Form 10-K, the Aura Systems system is over 80% efficient at the low RPM range and is approximately 75% efficient at the very high RPM range. Aura Systems offers an axial-plus style motor and control that outputs up to approximately 16 kW. It must be noted, however, that Aura Systems, a public company, has fallen behind on its reporting and is no longer current. MEPS uses the alternator to power a belt-driven system that provides up to 15 kW. Both provide clean power to operate sophisticated electronic equipment. MEPS delivers alternating current (“AC”) power whereas Aura Systems proves both AC and direct current (“DC).

A variety of engine or transmission-based electrical power take off systems also provide exportable power. They tend to output small amounts like 7 kW of 110/220 volt power.

Management believes that the Company can compete in the mobile electric power market because there is a need for on-board, generators as opposed to trailer-mounted generators towed behind a vehicle. . We believe that a primary benefit will be that the under-chassis installation will allow a truck to tow other trailers and equipment, however, we believe that the greatest selling point will be value. In comparison to the purchase price of new Doosan towable generator, we believe we can provide up to 200 kilowatts (“kW”) of auxiliary mobile power to any location for less than half the production cost of a towable, trailer-mounted generator, which may weigh over 10,000 pounds. We intend to deliver the same power at under 3,000 pounds Our Mobile Generation system will also offer the same features of a tow behind generator including single and three phase outputs as well as a full function generator panel with enhanced capabilities including a touchscreen, digital controls and optional telematics.

Our target markets will initially center on industries and entities that rarely or never unhook their tow-behind generators from their work trucks. In industry parlance, they are always plugged in.

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We believe our competition in the mobile generator market will be from well-established companies such as Cummins, Caterpillar, Doosan, WackerNeuson, Multi Quip and Generac. All of them offer towable, trailer-mounted generators. Only Cummins Onan offers an onboard generator and it’s specifically engineered for mobile emergency vehicle use.

Portable generators also address a need for mobile electric power in the commercial, leisure and residential markets. As outputs tend to range from 1 to 20 kilowatts, the competition they provide is only at the lowest end of our power output spectrum and only from the higher power, higher quality and higher price commercial level units. Onan, Honda and Kohler are among the well-established brand names in the market. There are more than 40 -manufacturing companies in the U.S that produce portable generators. Vehicle companies are also working to provide customers and partners with exportable power in conjunction with the development of hybrid vehicles. According to a January 2013 press release from VIA Motors, Inc., the company worked with Pacific Gas and Electric Company, the leading subsidiary of PG&E Corporation, to convert two GM trucks into plug-in hybrids that export 15 kW of power for about $400,000 and is now working to boost that to 50 kW. VIA Motors plans to produce them commercially with prices in the $70,000 range according to a January 2012 article in Forbes.com.

Equipment

As a company that intends to commercialize or license its proprietary technology for others to install, manufacture and/or distribute, our equipment needs are project specific and temporary. We do not intend to purchase any production equipment to implement our business operations, but instead we currently intend to rent, lease or outsource as needed.

Manufacturing

We do not plan to manufacture in-house. The Company plans to partner with manufacturers utilizing their assets and system integrators to up-fit our Mobile Generation technology. For our thermal technologies, the Company plans to rely on product development agreements with manufacturers who will then pay a license or royalty per unit. We anticipate that such agreements will delineate the respective intellectual property owned by both companies, describe the goal of the testing to verify the savings and value to a particular company, the equipment to be modified, the criteria that constitute successful testing, how and where the tests will be conducted and the next steps to be taken in the event of successful testing.

Suppliers

For mobile power generation, the required software and its vehicle integration will be supplied by Inverom Corporation along with partner truck up-fitters.

Production level quantities will be handled by Nidec Motor Corporation (“NMC”) with a backup of multiple other sources, if needed, such as Regal Beloit, Generac, etc. We have identified both North American and Asian partners as suppliers for our PPIG gearing system. We hope to obtain the balance of the components from a number of other suppliers.

For the thermal technology applications in electric motors, Thermacore, Inc. (“Thermacore”) will supply the heat pipes and mechanical structure, which combine to make the heat exchangers. We will coordinate with Thermacore to combine our technology with Thermacore technology in the creation of heat exchangers.

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For dry pit submersibles, the wound stator and the rotor-shaft will be purchased from NMC or other partner sources such as Baldor Electric, Regal Beloit and others. The fully-machined castings will be purchased from the Quality Castings Company, located in Orville, Ohio. These components will then be assembled and tested by Consulting Point, Inc. located in Brownesville, Texas or another partner assembler in the USA.

Intellectual Property

Our success depends in part on our ability to protect our technology and intellectual property. To accomplish this, we rely on a combination of patents, patent applications, trade secrets, copyright laws, trademarks, intellectual property licenses and other contractual rights to establish and protect our proprietary rights. Currently we have no licenses or contractual rights in place to protect our technology and intellectual property.

As of January 26, 2017, we own five US patents and have received a notice of allowance for two global Patent Cooperation Treaty (“PCT”) patent applications: a radial vent heat pipe system for electric motors and generators as well as a heat pipe cool wet rotating disc engagement system for brakes and clutches. In addition, we own the trademark for an acronym for one of our technologies: "TEHPC"

Our success will likely depend upon our ability to preserve our proprietary technologies and operate without infringing the proprietary rights of other parties. However, we may also rely on certain proprietary technologies and know-how that are not patentable.

We strive to protect such proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and contractors. The Company has a policy of not disclosing its patent applications in order to protect the underlying technology.

The following table sets forth the patents we own or license which we believe support our technology.

Number Patent	Country	Filing Date	Issue Date	Expiration Date	Title
8,283,818 B2	US	February 4, 2010	October 9, 2012	October 9, 2032	Electric Motor with Heat Pipes
8,134,260 B2	US	July 31, 2009	March 13, 2012	March 13, 2032	Electric Motor with Heat Pipes
8,148,858 B2	US	August 6, 2009	April 3, 2012	April 3, 2032	Totally Enclosed Heat Pipe Cooled Motor
8,198,770 B2	US	April 3, 2009	June 12, 2012	June 12, 2032	Heat Pipe Bearing Cooler Systems and Methods
7,569,955 B2	US	June 19, 2007	August 4, 2009	August 4, 2029	Electric Motor with Heat Pipes

Government and Industry Regulation

We intend to conduct business worldwide, and therefore we must comply within the confines of local, state, federal, and international regulations, both in operations and for our products.

As a company, we do not plan to manufacture any of our products. Therefore the government regulations we will be subject to will be limited to storage and involve rotating the shafts of electric motors on a regular basis.

Applicable laws and regulations include those governing, among other things noise and employee safety, as well as the handling, storage and transportation of materials and products. In addition, some of our products are subject to various laws and regulations relating to, among other things, emissions and fuel requirements.

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Accordingly, we may be required, or may voluntarily determine to obtain approval of our products from one or more of the organizations engaged in regulating product or environmental safety. These approvals could require significant time and resources from our technical staff and, if redesign were necessary, could result in a delay in the introduction of our products in various markets and applications.

Although we believe that our operations and products are in material compliance with current applicable regulations noted within this section, there can be no assurance that changes in such laws and regulations will not impose costly compliance requirements on us or otherwise subject us to future liabilities. New regulations could also require our licensees to redesign their products which could cause us to redesign our technologies which, consequently, could affect market growth for our products.

As our thermal technologies are incorporated in existing motors, generators and other manufactured products that are already subject to regulation. The regulatory burden will fall on the original equipment manufacturers that license our technology.

In addition to an existing generator incorporating our thermal technology, the stand-alone version of our auxiliary mobile power system will include a specialized gearing package which connects the drive train to a generator that will be added on-board. We believe that the vehicle and drive train will operate normally in accordance with manufacturer’s specifications and that no regulations will be violated or exceeded as well. Nonetheless, in some markets, the Company will have to certify that it meets federal, state or local noise and emission regulations.

Our designs comply with EPA emission standards and we believe they will comply with future requirements including new fuel efficiency and greenhouse gas emission standards.

The Department of Transportation, National Highway Traffic Safety Administration (NHTSA) is charged with writing and enforcing safety and fuel economy standards for motor vehicles through their Federal Motor Vehicle Safety Standards. These standards require manufacturers to design their electrically powered vehicles so that, in the event of a crash, the electrical energy storage, conversion, and traction systems are either electrically isolated from the vehicle's chassis or their voltage is below specified levels considered safe from electric shock hazards. Our products will be designed to meet or exceed these requirements.

The Company intends to add its Mobile Generation kits to commercial work truck vehicles. Class 3 to Class 8.  No original vehicle parts will be significantly modified in the conversion process. There will be some additional parts (motor, drive, battery and sensors and controls) added, but these parts will not change how the vehicle operates in any way. Therefore, we believe that the original warranty will remain in effect and we do not believe that the conversion will violate the Magnuson-Moss Act.

The Magnuson-Moss Warranty Act is a federal law that protects consumers by barring a vehicle manufacturer from voiding the warranty on a vehicle due to an aftermarket part unless the manufacturer can prove that the aftermarket part caused or contributed to the failure in the vehicle.

All of our other components (motor, drive, batteries, controller/sensors) will be warranted by their respective manufacturers.

While we do not create and market our products around government subsidies and tax incentives, the Fixing America's Surface Transportation (FAST) Act reauthorized the tax credit for alternative fuel vehicle refueling property until December 31, 2016. An MG truck equipped with a charger can provide a Level II charge to one or more electric vehicles. Our 200 kVA truck will enable Level III DC fast charging capability. Assuming the MG truck qualifies as a charging station, it would be eligible for a tax credit of the lesser of 30% of the vehicle's cost or $30,000.

Research and Development

During fiscal 2015 and 2014, we incurred research and development costs of $824,711 and $1,518,807, respectively. Such costs were not borne directly by customers.

Employees

As of January 26, 2017, we had three full time employees and no part time employees. We hope to hire additional employees, on an as-needed basis, subject to sufficient funding, as products and services are developed.

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DESCRIPTION OF PROPERTY

The Company rents a virtual office which it uses as its corporate headquarters for a monthly rent of $300. The office is located at 8875 Hidden River Parkway, Suite 300, Tampa, Florida 33637. We believe that currently this space is adequate. The Company rents a standalone commercial building located at 13800 US Highway 19 North, Clearwater, Florida 33764, which it uses as the headquarters for UPT, under a 36-month lease commencing July 1, 2014 for a monthly rent of $2,568. The lease is renewable by the Company for two additional 36-month terms, subject to rental adjustment.

LEGAL PROCEEDINGS

Spirit Bear Ltd.

Effective May 1, 2015, we executed a First Amendment to Settlement Agreement (the "Amendment") with Spirit Bear Ltd. (“Spirit Bear”) and the parties identified as the assignees of Spirit Bear who are signatories to the Amendment, which amends certain provisions of the Settlement Agreement. In accordance with the terms of the Amendment, Jay Palmer, Carrie Dwyer and Donica Holt, the Spirit Bear holdover directors, tendered their resignation from the Board of Directors of the Company. Spirit Bear also agreed that it will no longer have any rights to appoint nominees to the Board of Directors. Pursuant to the Amendment, the Company agreed to file a registration statement on Form S-1 covering an aggregate of 14,845,072 shares of common stock, preferred stock and warrants on behalf of Spirit Bear and its assignees no later than July 15, 2015, which was filed with the SEC on July 15, 2015. A representative of Spirit Bear agreed that the obligation to register the shares on a Form S-1 need only include shares of common stock and shares of common stock issuable upon conversion of the Preferred Stock and exercise of the warrants held by Spirit Bear and its assignees. The Company agreed to issue replacement warrants for certain previously-issued warrants, which will be canceled in connection with the replacement issuance. Within 10 business days of June 1, 2015, the parties agreed to dismiss all of the pending litigation between and among them.

On August 28, 2015, the parties filed a stipulation to dismiss the direct claims of the Company against Spirit Bear and of Spirit Bear against the Company in the Nevada lawsuit. By order dated September 1, 2015, and filed September 2, 2015, the court ordered dismissal of all direct claims in the Nevada lawsuit.

Additionally, on February 20, 2015, the Court issued its preliminary approval to the derivative action settlement agreement (the “DASA’), which would lead to the ultimate dismissal of the derivative suit also filed by Spirit Bear in the same action. The Court has scheduled a fairness hearing for November 20, 2015, to consider giving its final approval to the DASA. No shareholder filed any objections to the DASA by April 30, 2015, which was the deadline established by the Court for filing objections. On October 22, 2015, however, Peak Finance, LLC (“Peak Finance”) filed a Motion to Intervene in the action seeking, among other things, approval to file a new derivative Complaint in this matter. The Company has opposed this Motion.

At the November 20, 2015 fairness hearing, the Court denied Peak Finance’s Motion to Intervene. However, the Court did allow Peak Finance to formally argue its objections to the DASA. The Court ordered additional briefing on certain issues which has now been completed. The Court further ordered another hearing to consider the DASA on April 1, 2016.

On April 1, 2016, Peak Finance and the Company advised the Court that they had agreed in principle to a settlement that would include withdrawal of Peak Finance’s objection to the DASA. On April 20, 2016, the parties filed a Stipulation and Proposed Order for Withdrawal of Objection to DASA which was granted by the Court on April 21, 2016. On May 3, 2016, the Court issued an Order which fully and finally approved the DASA and dismissed the case, with prejudice.

SEC Subpoena

On September 18, 2013, separate and distinct from the settlement of the lawsuit discussed above, the SEC served the Company with a subpoena entitled In the Matter of HPEV, Inc. The subpoena requested documents relating to several matters, including Spirit Bear, Robert Olins and all of their respective affiliates. The Company has not heard anything further concerning this investigation.

U.S. District Court, District of Nevada

On August 31, 2015, the Company received notice of a summons in the matter styled Peak Finance, LLC, Derivatively on Behalf of Nominal Defendant, HPEV, Inc. v. Hassett, et al., No. 2:15-cv-01590-GMN-CWH, filed in the United States District Court for the District of Nevada (the “Peak Finance Claim”). Plaintiff Peak Finance, LLC (“Peak Finance”) alleges that certain members of the Company’s Board of Directors and officers caused a misleading proxy statement to issue and breached alleged fiduciary duties from and after June 18, 2013. Peak Finance further alleges that its claim is related to the Spirit Bear Lawsuit described above. The Company has not determined that there is any merit to the allegations, and has decided to submit the claims to an Independent Director Committee consisting of Directors Christopher McKee, Richard J. “Dick” Schul, and Donald Bowman for their review and consideration. Additionally, on September 28, 2015, the Company filed a motion to dismiss the initial Complaint filed by Peak Finance. On October 22, 2015, rather than oppose the motion to dismiss, Peak Finance filed an amended complaint in this case in addition to the Motion to Intervene in the pending Spirit Bear litigation set forth above. On November 9, 2015, the Company filed a new motion to dismiss the first amended complaint filed by Peak Finance on October 22, 2015. No hearing is presently scheduled on this motion to dismiss.

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On April 20, 2016, the parties filed a Stipulation and Proposed Order Regarding Settlement. This Stipulation sought the Court’s preliminary approval of a settlement agreement negotiated between the parties (“Settlement Agreement”) which, if fully and finally approved by the Court, would lead to the dismissal of this action. By Order dated May 18, 2016, the Court, subject to receipt and consideration of any objections filed by non-party shareholders, preliminarily approved the proposed Settlement Agreement. The Court further set a deadline of July 29, 2016 for filing objections to the Settlement Agreement. No objections to the Settlement Agreement were filed by July 29, 2016. The parties intend on filing a stipulation seeking final approval of the Settlement Agreement and dismissal of the case as soon as practicable.

On October 11, 2016, the United States District Court, District of Nevada orally approved the derivative action settlement agreement (“Peak Settlement Agreement”) reached in Peak Finance, LLC v. Timothy J. Hassett et. al., Case No. 2:15-cv-01590-GMN-CWH. Noting that no non-party shareholder filed any objections to the Peak Settlement Agreement, the District Court specifically found that it is “fundamentally fair, reasonable and adequate” and serves the best interest of the Company. The Court further directed that counsel for the parties prepare a proposed formal written order finally approving the Peak Settlement Agreement and dismissing the case.

On October 20, 2016, the United States District Court, District of Nevada formally approved the derivative action settlement agreement (“Peak Settlement Agreement”) reached in Peak Finance, LLC v. Timothy J. Hassett et. al., Case No. 2:15-cv-01590-GMN-CWH and deemed it “fully and finally effective”. As a result of the order, the derivative action was dismissed with prejudice.

Subsequent to the dismissal, an Independent Directors Committee consisting of directors Christopher McKee, Richard J. "Dick" Schul and Donald Bowman will review the allegations made by Peak Finance, LLC to determine a proper corporate response. On December 6, 2016, a quorum of the members of the Independent Directors Committee met with Peak Finance, LLC in New York City, in order to fulfill the judges’ final orders. No further action is required by the Company in this matter.

On October 7, 2016, the Company received a complaint, Wang et al v. Cool Technologies, Inc. et al, filed on July 28, 2016 in the U.S. District Court for the Eastern District of New York (Brooklyn) Civil docket #1:16-CV-04101-RRM-PK against the Company and Timothy Hassett, the Company’s Chief Executive Office alleging damages of $1,100,000 for breach of contract for failing to register shares sold to the Plaintiffs in February and March 2014.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national and local general economic and market conditions; demographic changes; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other risks that might be detailed from time to time in our filings with the SEC.

Because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. The following discussion and analysis of financial condition and results of operations of the Company is based upon, and should be read in conjunction with, the audited financial statements and related notes elsewhere in this prospectus.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
-

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
-	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

We opened our UPT headquarters in Largo, Florida in May 2014. We use the facility to perform research and development for our mobile generator business and it will serve as a sales showroom in the future.

Plan of Operation

We have developed and intend to commercialize thermal dispersion technologies in various product platforms and a parallel power input gearbox, around which we have designed a mobile generator system that can be retrofit onto new and existing trucks. In preparation, we have applied for trademarks for one of our technologies and its acronym. The Company currently has one trademark: TEHPC.

We have not generated any revenues to date. We generated our first Mobile Generation order during the quarter ended June 30, 2014, and received a partial deposit in advance of completing the sale. We currently hope to generate positive cash flows from operations by the end of 2017. There can be no assurances that we will be able to do so in this timeframe, or at all. We generally incur expenses to commercialize our products, which include costs for research and development, professional fees and general operations.

Management is currently negotiating additional funding arrangements to support completion of the initial phases of our business plan, which is to license its thermal technologies and applications; to license or sell a mobile electric power system powered by our proprietary gearing system; and to license our submersible motor dry pit technologies and/or to bring to market our technologies and applications through key distribution partners.

Recent Developments

On July 1, 2014, we entered into a 36-month independent contractor agreement ("PGC Agreement"), with PGC Investments LLC, a Florida limited liability company ("PGC") to provide the full-time services of Dennis Campbell to manage the day-to-day operations of our subsidiary, UPT. Under the PGC Agreement, PGC and Mr. Campbell may not solicit or hire any of the Company's current or former (within one year) employees, consultants or contractors for six months following the termination of the PGC Agreement. Either party to the PGC Agreement may terminate the PGC Agreement upon 30 days’ notice to the other party. The Company may immediately terminate the PGC Agreement for "cause" (as defined in the PGC Agreement), subject to a 10-day cure period. We also issued PGC three-year warrants as a sign-on bonus to purchase an aggregate of 350,000 shares of our common stock at an exercise price of $1.00 per share exercisable upon the Company receiving revenues in excess of $1,000,000. Until the sign-on warrants become exercisable, upon termination, PGC is entitled to a severance payment equal to three months of consulting fees and any earned bonuses, warrants and shares. As consideration for such consulting services, PGC will be paid monthly consulting fees (payable at the end of each month) of $10,000 during the first year, with a $10,000 bonus to be paid upon the opening of the Tampa Bay store; $12,000 in the second year with a $10,000 bonus payable in the last month of the second year upon satisfactory performance; and $13,500 in the third year with a $10,000 bonus payable in the last month of the third year upon satisfactory performance.

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PGC will be entitled to (i) a three-year (commencing upon vesting) cashless warrant to purchase an aggregate of 1,530,000 shares of common stock exercisable at $1,00 per share that vests ratably upon reaching incremental revenues of $3,000,000 (from MG product sales which result from the efforts of Dennis Campbell and PGC) with a total target revenue of $100,000,000 and (ii) a three-year cashless warrant to purchase an aggregate of 720,000 shares of common stock at an exercise price of $1.00 that vests ratably on a quarterly basis; and (iii) 500,000 shares of our common stock that vest upon reaching revenues of $100,000,000 or upon sale of the Company. PGC will also be entitled to a $25,000 cash bonus at sales milestones for every $5,000,000 in new revenue.

On July 30, 2014, we reached preliminary terms on a LLC Agreement (the "Preliminary LLC Agreement") with Alfred A. Cullere ("Cullere") concerning the governance and operations of UPT. Under the terms of the Preliminary LLC Agreement, we would own 95% of the membership interests and Cullere would own 5%. Cullere's interest cannot be diluted, even if additional membership interests are issued. These terms may change upon formalizing the final agreement.

The Company's current operations include product development with Inverom and other companies developing products that include the Company's intellectual property.

On October 31, 2016, the Company filed an amended and restated Series B Preferred Stock Certificate of Designation (which was originally filed with the Secretary of State of Nevada on April 19, 2016, and amended on August 12, 2016) to designate 3,636,360 shares as Series B Preferred Stock and to provide for supermajority 66 2/3% voting rights for the Series B Preferred Stock. The Series B Preferred Stock will not bear dividends, will not be entitled to receive any distributions in the event of any liquidation, dissolution or winding up of the Company, and will have no other preferences, rights, restrictions, or qualifications, except as otherwise provided by law or the articles of incorporation of the Company. The holders of Class B Stock shall have the right, at such holder’s option, at any time to convert such shares into common stock, in a conversion ratio of one share of common stock for each share of Class B Stock. If the common stock trades or is quoted at a price per share in excess of $2.25 for any twenty consecutive day trading period, (subject to appropriate adjustment for forward or reverse stock splits, recapitalizations, stock dividends and the like), the Series B Stock will automatically be convertible into the common stock in a conversion ratio of one share of common stock for each share of Series B Stock. The Series B Stock may not be sold, hypothecated, transferred, assigned or disposed without the prior written consent of the Company and the holders of the outstanding Series B Preferred Stock.

On October 7, 2016, our Board of Directors and the holders of all of the issued and outstanding shares of Series B Stock of the Company representing 66 2/3% of the voting stock of the Company adopted resolutions which authorized the Company to act on a proposal to effect the 15:1 Reverse Split. The Reverse Split will affect the Company's common stock uniformly and would not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that whole shares will be exchanged in lieu of fractional shares. The 140,000,000 authorized shares of common stock will not change in the Reverse Split. The Reverse Split will become effective on such date as we receive final approval of the Reverse Split from FINRA.

On December 6, 2015, we entered into a securities purchase agreement and a registration rights agreement (the “Registration Rights Agreement”) with Bellridge, pursuant to which Bellridge has agreed to purchase from us up to $5,000,000 in shares of our common stock, subject to certain limitations from time to time over a 36-month period commencing on the date of effectiveness of the registration statement which provides for the resale of such shares pursuant to the Registration Rights Agreement. We may direct Bellridge, at our sole discretion and subject to certain conditions, to purchase a minimum of $25,000 and a maximum of $500,000 of shares (each a “Draw Down”) that is no more than 300% of the average trading volume of our common stock during the 10-day period immediately prior to the Draw Down. In addition, we may direct Bellridge to purchase shares only if during the fifteen consecutive days following a Draw Down request by us, the common stock equals or exceeds $0.06 per share. We will control the timing and amount of any sales of common stock to Bellridge but we may not request a Draw Down less than ten business days apart. The proceeds received by us are expected to be used for general corporate purposes. The securities purchase agreement limits our sales of shares of common stock to Bellridge to no more than the number of shares that would result in the beneficial ownership by Bellridge, at any single point in time, of more than 4.99% of the then outstanding shares of our common stock. However, the 4.99% limitation may be increased by Bellridge up to 9.99% upon at least 61 days’ prior notice to us. As consideration for its commitment to purchase shares of common stock pursuant to the securities purchase agreement, we agreed to issue to Bellridge 1,317,176 shares of common stock.

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On December 6, 2016, we also entered into a note purchase agreement which provides for the purchase by Bellridge of up to an aggregate of $150,000 principal amount of convertible promissory notes (the “Notes”). The Notes have a 5% original issue discount and bear interest at 5% per annum (or the lesser of 22% per annum or the maximum amount permitted by applicable law in the event of a default as described in the Notes). On December 7, 2016, $85,000 was paid pursuant to the initial Note (after the deduction of $10,000 for Bellridge’s legal expenses) which is due on December 5, 2017. On December 28, 2016, after the filing by the Company of a registration statement with the SEC, the Company issued Bellridge another Note in the original principal amount of $50,000 for $47,500.

The Notes may be prepaid in whole or in part by the Company at a 115% premium if within 120 days of the issue date or 125% after 120 days of the issue date. The Notes are convertible into common stock (“Conversion Shares”) at a 30% discount to the lowest trading price for the ten trading days immediately prior to the delivery of a conversion notice, provided that the conversion price will not be less than $0.06 per share. If the price per share of the common stock closes at less than $0.06 for any five out of ten consecutive trading days after the sooner to occur of the filing of the registration statement, of which this prospectus forms a part (the “Market Price Decline Period”), or six months from the date of the Note, the Company has the right to pre-pay the Note at an amount equal to 125% of the then principal and interest due on the Note. However, if the Company fails to prepay the Note in its entirety during the thirty days following a Market Price Decline Period, then the conversion price floor of $0.06 per share will no longer be applicable.

If the Company fails to timely deliver shares to Bellridge upon conversion of the Notes, Bellridge will be entitled to liquidated damages of $10 per trading day for each $1,000 being converted (and $20 per day after the tenth trading day). If the Company fails to timely deliver share certificates and Bellridge is required by its brokerage firm to purchase, or its brokerage firm otherwise purchases, common stock to deliver in satisfaction of a sale by Bellridge of the Conversion Shares which Bellridge was entitled to receive, then the Company will (A) pay in cash the amount by which (x) Bellridge’s total purchase price for the common stock so purchased exceeds (y) the product of (1) the aggregate number of shares of common stock that Bellridge was entitled to receive from the conversion multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed and (B) at the option of Bellridge, either reissue (if surrendered) the Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to Bellridge the number of shares of common stock that would have been issued if the Company had timely complied with its delivery requirements.

The Note may not be converted to the extent that after giving effect to the conversion Bellridge and its affiliates would beneficially own in excess of 4.99% of the number of shares of the common stock outstanding, which percentage may be increased to 9.99% upon not less than 61 days’ prior notice to the Company.

The Note includes anti-dilution protection in the event of certain subsequent equity sales and dilutive issuances, purchase rights in subsequent rights offerings and pro rata distributions in the event of a dividend or other distribution by the Company. If the Company engages in a fundamental corporate action as described in the Note, Bellridge will be entitled to receive shares or other consideration that it would have received for each share that would have been issuable upon conversion immediately before such fundamental corporate action.

So long as the Note is outstanding, unless with the consent of the holders of the majority in principal amount of the then outstanding Notes, the Company will not create certain indebtedness, amend its charter to adversely affect Bellridge, or enter into transactions with affiliates, unless at arm’s length and approved by the majority of disinterested directors.

The Note Purchase Agreement also provides that it is an event of default if the Company does not obtain FINRA’s approval to effectuate a 1:15 reverse stock split no later than January 15, 2017, which was extended by Bellridge to January 20, 2017, and further extended to February 15, 2017. The Company also agreed to reserve the greater of (i) 1,000,000 shares of common stock or (ii) 300% of the maximum aggregate number of shares issued or issuable to Bellridge (without giving effect to any beneficial ownership restrictions).

So long as Bellridge owns the Notes and the shares issuable under the Notes, if the Company fails to satisfy certain current public information requirements under Rule 144 for more than 30 consecutive days, the Company will be required to pay liquidated damages to Bellridge in cash equal to 5% of the aggregate conversion price of the Note(s) on the day of a such failure and on every 30th day thereafter. If the Company fails to make such liquidated damages payments in a timely manner, such payments will bear interest of 1.5% per month until paid in full.

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Going Concern

As a result of our financial condition, we have received a report from our independent registered public accounting firm for our financial statements for the years ended December 31, 2015 and 2014, which includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern. As of September 30, 2016, we have incurred net losses of $42,964,641 since inception and have not fully commenced operations, raising substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to generate revenue, achieve profitable operations and repay our obligations when they come due. This raises substantial doubt about our ability to continue as a going concern.

Results of Operations

Years ended December 31, 2015 and December 31, 2014

The following table sets forth, for the periods indicated, consolidated statements of operations data. The table and the discussion below should be read in conjunction with the accompanying consolidated financial statements and the notes thereto, appearing elsewhere in this report.

	Year ended December 31,
	2015	2014	Change	%

Revenues	$--	$--	N/A	N/A

Operating expenses
Payroll and related expenses	803,426	1,056,621	(253,195)	(24)%
Consulting	867,356	8,436,442	(7,569,086)	(90)%
Professional fees	614,935	946,273	(331,338)	(35)%
Research and development	824,711	1,518,807	(694,096)	(46)%
General and administrative	1,939,230	11,602,139	(9,662,909)	(83)%
Total operating expenses	5,049,658	23,560,282	(18,510,624)	(79)%

Other income and (expense)	(1,889,832)	(14,966)	(1,874,866)	12,528%

Net loss	(6,939,490)	(23,575,248)	16,635,758	(71)%

Less: Noncontrolling interest	(16,390)	(12,269)	(4,121)	34%

Net loss to Cool Tech shareholders	$(6,923,100)	$(23,562,979)	$16,639,879	(71)%

Revenues

During the years ended December 31, 2015 and 2014, and since inception, we have not generated any revenues. We generated our first Mobile Generation order during the quarter ended June 30, 2014, and received a partial deposit in advance of completing the sale with companies controlled by the individual who is a 5% owner of UPT and a shareholder of Cool Technologies.

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Operating Expenses

Operating expenses decreased during the year ended December 31, 2015 compared to December 31, 2014, due primarily to lower equity-based payments to consultants and management, which accounts for $16,402,498 of the decrease. The remaining decrease was due primarily to managing expenses, in particular travel costs.

Other Income and Expense

Interest expense in 2015 relates primarily to our debt, while in 2014 it related to interest on unpaid invoices for services. The change in fair value of derivative liability reflects the change in fair value of the warrants and conversion features embedded in the convertible debt agreements entered into in September and December 2015. The legal settlement expense in 2015 represents the difference between the value of the original warrants and the replacement warrants issued to Spirit Bear under the First Amendment to Settlement Agreement with Spirit Bear.

Net Loss and Noncontrolling Interest

Since we have incurred losses since inception, we have not recorded any income tax expense or benefit. Accordingly, our net loss is driven by our operating and other expenses. Noncontrolling interest represents the 5% third-party ownership in UPT, which is subtracted to calculate Net loss to shareholders.

Cash Flows

Our cash flows from operating, investing and financing activities were as follows:

	Year ended December 31,
	2015	2014
Net cash used in operating activities	$(2,240,049)	$(4,334,071)
Net cash used in investing activities	(18,634)	(68,603)
Net cash provided by financing activities	2,097,694	4,096,996

Net cash used in operating activities decreased primarily due to managing expenses, in particular travel costs. Our investing activity relates to the development of patents, which has remained steady since inception, and the purchase of test vehicles. Net cash provided by financing activities decreased due to fewer sales of our common stock, which was partially offset by debt borrowings.

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Three and nine months ended September 30, 2016 and September 30, 2015

Results of Operations

The following table sets forth, for the periods indicated, condensed consolidated statements of operations data. The table and the discussion below should be read in conjunction with the accompanying condensed consolidated financial statements and the notes thereto, appearing elsewhere in this report.

	Three months ended September 30,
	2016	2015	Change	%

Revenues	$--	$--	N/A	N/A

Operating expenses
Payroll and related expenses	129,668	198,787	(69,119)	-34.8%
Consulting	157,500	48,203	109,297	226.7%
Professional fees	33,113	88,488	(55,375)	-62.6%
Research and development	156,484	150,398	6,086	4.0%
General and administrative	63,130	490,056	(426,926)	-87.1%
Total operating expenses	539,895	975,932	(436,037)	-44.7%

Interest expense, net	(of record 207,087)	(7,080)	(200,007)	2,825.0%
Legal settlement – warrants		--
Change in fair value of derivative liability	409,994	2,324	407,670	17541.7%
Loss on extinguishment of debt	(56,221)		(56,221)

Net loss	(393,209)	(980,688)	587,479	-59.9%

Less: Noncontrolling interest	(3,389)	(3,345)	(44)	1.3%

Net loss to shareholders	$(389,820)	$(977,343)	$587,523	-60.1%

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	Nine months ended September 30,
	2016	2015	Change	%

Revenues	$--	$--	N/A	N/A

Operating expenses
Payroll and related expenses	540,320	612,325	(72,005)	-11.8%
Consulting	1,523,041	814,856	708,185	86.9%
Professional fees	241,488	503,165	(261,677)	-52.0%
Research and development	175,739	717,988	(542,249)	-75.5%
General and administrative	661,420	1,441,376	(779,956)	-54.1%
Total operating expenses	3,142,008	4,089,710	(947,702)	-23.2%

Interest expense, net	(1,023,818)	(11,655)	(1,012,163)	8684.4%
Legal settlement – warrants		(1,119,450)
Change in fair value of derivative liability	1,164,806	2,324	1,119,450	50020.7%
Loss on extinguishment of debt	(628,510)		(628,510)	N/A

Net loss	(3,629,530)	(5,218,491)	1,588,961	-30.4%

Less: Noncontrolling interest	(9,134)	(12,708)	3,574	-28.1%

Net loss to shareholders	$(3,620,396)	$(5,205,783)	$1,585,387	-30.5%

Revenues

During the three and nine months ended September 30, 2016, we have not generated any revenues.

Operating Expenses

Over the past nine months expected capital infusions either did not occur or were significantly delayed. Consequently, restricted capital reduced operating expenses in almost all aspects of the Company. Payroll and related expenses decreased during the current period. Consulting expense increased during the three months ended September 30 from $48,203 in 2015 to $157,500 in 2016. For the nine months ended September 30, consulting expense increased from $814,856 in 2015 to $1,523,041 in 2016 due primarily to a one-time revaluation of existing warrants and the addition of a consulting firm to raise capital, otherwise, the consulting expense would have decreased as well. Professional fees decreased during the three months ended September 30 from $88,488 in 2015 to $33,113 in 2016, and for the nine months ended September 30 from $503,165 in 2015 to $241,488 in 2016. Research and development expenses increased slightly during the three months ended September 30 from $150,398 in 2015 to $156,484 in 2016, and decreased for the nine months ended September 30 from $717,988 in 2015 to $175,739 in 2016. General and administrative expense decreased during the three months ended September 30 from $490,056 in 2015 to $63,130 in 2016, and for the nine months ended September 30 from $1,441,376 in 2015 to $661,420 in 2016.

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Other Income and Expense

Interest expense increased in 2016 during the three and nine month periods due to (a) additional borrowings, (b) amortization of debt discounts of $657,426, and (c) recording the excess fair value of debt-related derivatives as interest expense of $281,329. Interest expense in 2015 during the three and nine month periods related primarily to our vehicle financing. The change in fair value of derivative liability reflects the change in fair value of the conversion feature embedded in the convertible debt agreements of $340,300 increased by a gain on conversion of $824,506.

Net Loss and Noncontrolling interest

Since we have incurred losses since inception, we have not recorded any income tax expense or benefit. Accordingly, our net loss is driven by our operating and other expenses. Noncontrolling interest represents the 5% third-party ownership in UPT, which is subtracted to calculate Net loss to shareholders.

Liquidity and Capital Resources

We have historically met our liquidity requirements primarily through the public sale and private placement of equity securities, debt financing, and exchanging common stock warrants and options for professional and consulting services. At September 30, 2016, we had cash of $727.

Working capital is the amount by which current assets exceed current liabilities. We had negative working capital of $3,091,878 and $3,252,314, respectively, at September 30, 2016 and December 31, 2015. The decrease in working capital was due to an increase in accounts payable, amounts due to related parties, and incurring debt for working capital purposes.

September 2015 Convertible Note -- In September 2015, we entered into a convertible note agreement, which allows us to borrow up to $250,000, bearing interest at 10%, with principal and interest payable on September 15, 2017. We borrowed $75,000 in September 2015 and $50,000 in November 2015, for a total of $125,000 due on September 15, 2017. At the holder’s option, a portion or all of the unpaid principal and interest may be converted into shares of our common stock at the lesser of $0.305 per share or 65% of the volume weighted average price of our common stock during the five consecutive trading days immediately preceding the applicable conversion date. We determined that the conversion feature meets the requirements for derivative treatment and have recorded a derivative liability and a corresponding debt discount on the condensed consolidated balance sheet. In February 2016, the $75,000 note and interest of $16,667 was settled in exchange for 531,429 shares of our common stock.

On May 30, 2016, we executed an amendment to the convertible note agreement. In consideration for removing limitations, until November 15, 2016, on sales of securities of at least $500,000 including variable rate transactions, convertible notes and third party transactions set forth in the Securities Purchase Agreement signed on December 3, 2015 as well as authorizing the withdrawal of a registration statement filed on January 11, 2016, we agreed to file a new registration statement covering the shares issuable to the holder of the Notes.

In consideration for amending the Notes to permit borrowings by the Company of up to $6,500,000, we agreed to amend the Notes to enable the conversion price to be equal to the lesser of $0.12 and 70% of the average of three VWAPs from the 20 trading days prior to the notice of conversion. Furthermore, we agreed that if it were to issue new notes with greater discounts than those detailed above, the existing Notes would be reset to match the lower conversion price. Finally, we agreed to lower the exercise prices (from $0.21 to $0.168, and from $0.175 to $0.140, respectively) on two existing warrants totaling 500,000 shares previously issued to the holder of the Notes and to issue a cashless, two year warrant to purchase 250,000 shares at an exercise price of $0.168 per share.

December 2015 Convertible Notes -- In December 2015, we entered into a convertible note agreement, bearing interest payable quarterly at 10%, allowing us to borrow up to $248,800. In December 2015, we received $200,000 under the convertible note agreement, with an original issue discount of $20,350 and $20,000 distributed to the lender’s legal counsel, for a total amount of $240,350 due on December 1, 2016, with a debt discount of $40,350. In January 2016, we received the remaining $48,800 with an original issue discount of $5,850, for a total amount of $54,650 due on February 26, 2017. At the holder’s option, a portion or all of the unpaid principal balance may be converted into shares of our common stock at a rate of $0.12 per share. In the event of a default, the conversion price becomes 70% of the volume weighted average price of our common stock during the three consecutive trading days immediately preceding the applicable conversion date. We also issued warrants to purchase 500,000 shares of our common stock in two separate tranches for 250,000 shares each, with exercise prices of 125% and 150% of our common stock price on the day prior to closing the agreement, or $0.175 per share and $0.21 per share. We determined that the conversion feature and the warrants meet the requirements for derivative treatment and have recorded a derivative liability and a corresponding debt discount on the condensed consolidated balance sheet. The convertible notes have prepayment penalties of 115%, 120%, 125% and 130%, respectively, in the event the note is settled within 45 days, 46-90 days, 91-120 days, and 121 days through the due date. We placed 13,291,667 shares of our common stock in escrow as collateral for this agreement.

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February 2016 Convertible Note – In February 2016, we entered into a convertible note agreement. We received $125,000, with an original issue discount of $15,500 in lieu of interest, for a total amount of $140,500 due on August 10, 2016. In the event of default, the interest rate will be 22% per annum. At any time following an event of default, the lender has the right to convert a portion or all of the unpaid principal balance at a rate of 65% of the average of the three lowest closing prices in the twenty trading days immediately preceding the request for conversion date. We determined that the conversion feature meets the requirements for derivative treatment and have recorded a derivative liability and a corresponding debt discount on the condensed consolidated balance sheet.

May 2016 Convertible Note – In May 2016, we entered into a convertible note agreement. We received $120,600, bearing interest at 12%, with principal and interest payable on September 15, 2017 in a total amount of $141,102. In the event of default, the interest rate will be 18% per annum. At any time following after the 180th day from the date of issuance, the lender has the right to convert a portion or all of the unpaid principal balance at a rate of 60% of the average of the lowest trading price in the fifteen trading days immediately preceding the request for conversion date. We determined that the conversion feature meets the requirements for derivative treatment and have recorded a derivative liability and a corresponding debt discount on the condensed consolidated balance sheet.

On July 18, 2016, the lender increased the share reserve from 7,000,000 to 18,572,365 shares. Following a request on August 19, 2016 to increase the share reserve to 48,000,000 shares that we could not accommodate, the company paid off the principal of $120,600 on August 29, 2016 and interest of $4,243 on August 30, 2016. On September 7, 2016, the lender declared the company in default and the Company commenced negotiations on a final pre-payment fee. On October 3, 2016, a settlement agreement was signed and on October 4, 2016 $42,210 was wired to the lender.

August 2016 Convertible Note – In August 2016, the Company entered into a senior convertible note agreement. We received $400,000, bearing interest at 3%, with principal and interest payable on August 24, 2018. In addition, the Company received the right to require the buyer to purchase from the company four million restricted shares of common stock at a purchase price of $0.05 per share and a warrant to purchase four million shares of common stock with an exercise price of $0.06 per share. At the same time, the Company granted the buyer the right to require the company to sell to the buyer four million restricted shares of common stock at a purchase price of $0.05 per share and a warrant to purchase four million shares of common stock with an exercise price of $0.06 per share. In the event of default, the interest rate will be 18% per annum, require the Company to (i) redeem all or any portion of the note at a premium of 150% or (ii) convert any portion of this note then held by noteholder into shares of common stock at the conversion price of $0.025, equal to a number of shares of common stock equal to the principal amount outstanding on the note (divided by 0.025) and multiplied by the premium of 150%.

The note may be converted at any time into shares of the common stock at the conversion price pursuant to the terms of the note. The buyer may not, however, convert more than 50% of the note’s purchase price prior to September 30, 2016. We determined that the conversion feature meets the requirements for derivative treatment and have recorded a derivative liability and a corresponding debt discount on the condensed consolidated balance sheet.

September 2016 Promissory Notes – In September 2016, we sold two promissory notes in the aggregate principal amount of $225,000. The notes totaled $180,000 and $45,000, respectively. Each note bears the same terms: 5% interest per annum with a maturity date of June 30, 2017. In the event of a default, the interest rate will increase to 18%.

November 2016 Convertible Note – In November 2016, we entered into a convertible note agreement, We received $100,000 with an original issue discount of $10,000 in lieu of interest for a total amount of $110,000 due on May 9, 2017. In the event of default, the outstanding balance will increase by 25%. At any time, the lender has the right to convert a portion or all of the unpaid principal balance and interest at a conversion price of $0.07 per share.

Cash Flows

Our cash flows from operating, investing and financing activities were as follows:

	Nine months ended September 30,
	2016	2015
Net cash used in operating activities	$(832,703)	$(1,541,050)
Net cash used in investing activities	(7,736)	(12,772)
Net cash provided by financing activities	830,284	1,407,125

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Net cash used in operating activities decreased primarily due to deferring payment to vendors and management. Our investing activity relates to purchasing equipment in 2015 and the development of patents in both years. Cash provided by financing activities included sale of common stock for $555,500 and $1,095,020, respectively, and debt borrowings of $643,347 and $325,000, respectively, during 2016 and 2015.

Management believes the Company’s funds are insufficient to provide for its projected needs for operations for the next 12 months. The Company's capital requirements for the next 12 months will consist of $3.2 million with anticipated expenses of $1.4 million for salaries, public company filings, and consultants and professional fees.

We will need additional funding to support product development and working capital needs. We hope to raise additional funds by selling our equity securities; however, there can be no assurance that we will be able to raise such additional financing.

Going Concern

We have incurred net losses as of September 30, 2016 of $42,964,641 since inception and have not fully commenced operations, raising substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise capital, generate revenue, achieve profitable operations and repay our obligations when they come due. We will have to obtain additional debt and / or equity financing; however, we cannot provide investors with assurance that we will be able to raise sufficient capital to fund our operations. Management is negotiating additional funding arrangements to support completion of the commercialization phases of our business plan: to license its thermal technologies and applications, including submersible dry-pit applications; and to license and sell mobile generation retrofit kits (our Ultimate Power Truck business) as well as retrofitted vehicles that incorporate our proprietary gearing system. There can be no assurance, however, that we will be successful in negotiating any such funding arrangements or raising additional financing and accomplishing these objectives.

Critical Accounting Estimates

Our condensed consolidated financial statements and the accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires management to make estimates, judgments and assumptions that affect reported amounts of assets, liabilities, and expenses. We continually evaluate the accounting policies and estimates used to prepare the condensed consolidated financial statements. The estimates are based on historical experience and assumptions believed to be reasonable under current facts and circumstances. Actual amounts and results could differ from these estimates made by management. Certain accounting policies that require significant management estimates and are deemed critical to our results of operations and financial position are discussed in our Annual Report on Form 10-K for the year ended December 31, 2015 in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Off Balance Sheet Arrangements

We currently have no off-sheet balance arrangements.

MARKET PRICE FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock was quoted on the OTC Bulletin Board from July 30, 2009 to March 26, 2010 under the symbol BIBB. Prior to September 2010, there was no active market for our common stock. Our common stock is currently quoted on the OTCQB under the trading symbol WARM.

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The following table sets forth the high and low sales prices as reported on the OTCQB. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Quarter Ended	High	Low

March 31, 2016	$0.53	$0.16
June 30, 2016	$0.30	$0.08
September 30, 2016	$0.18	$0.02
December 31, 2016	$0.17	$0.09
March 31, 2015	$0.74	$0.46
June 30, 2015	$0.58	$0.37
September 30, 2015	$0.43	$0.17
December 31, 2015	$0.30	$0.10

The last reported sales price of our common stock on the OTCQB on January 26, 2017, was $0.11

As of January 26, 2017, there were approximately 207 stockholders of record of our common stock.

Dividend Policy

The Company has never paid dividends on its common stock and does not anticipate that it will pay dividends in the foreseeable future. It intends to use any future earnings for the expansion of its business. Any future determination of applicable dividends will be made at the discretion of the board of directors and will depend on the results of operations, financial condition, capital requirements and other factors deemed relevant.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information regarding our equity compensation plans as of December 31, 2016:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	0		0	0
Equity compensation plans not approved by security holders	7,474,090	(1)	$1.28	0

__________

(1)

Represents (i) options to purchase 1,000,000 shares of common stock at $2.00 per share to each of Timothy Hassett and Mark Hodowanec; (iii) options to purchase 2,000,000 shares of common stock at $2.00 per share to Judson Bibb; and (iv) warrants to purchase 3,474,090 shares of common stock.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive officers and directors of the Company

The following table sets forth the names, ages and positions of our current board members and executive officers:

Name	Age	Position(s)

Timothy Hassett	55	Chairman and Chief Executive Officer and Director
Quentin Ponder	87	Vice Chairman, Chief Financial Officer and Director
Judson Bibb	59	Vice President, Secretary and Director
Mark Hodowanec	52	Chief Technical Officer
Christopher McKee	48	Director
Richard "Dick" Schul	70	Director
Donald Bowman	48	Director
Daniel Ustian	66	Director

Our directors are elected for a term of one year and serve until such director’s successor is duly elected and qualified. Each executive officer serves at the pleasure of the Board.

The Company has no nominating, audit or compensation committees at this time.

Background Information

The following summarizes the occupational and business experience of our officers and directors.

Timothy Hassett is a co-founder of the Company and has been its Chairman since its inception and Chief Executive Officer since April 5, 2012. Mr. Hassett began his career as a marketing and business manager, for Rockwell Automation Incorporated’s Motor Special Products division from 1990 to 1995 where he launched new product platforms and developed and implemented global distribution initiatives and channels. Mr. Hassett worked at General Electric from January 1996 to February 1998, as a general manager of Distribution Services in the Industrial Systems Division and from February 1998 to March 2000, in the Electric Motors Unit of the Industrial Systems Division where he restructured the unit, consolidated product lines and grew the business. From March 2000 to August 2003, he served as President of Hawk Motors and Rotors, a division of Hawk Corporation, a brake manufacturer, where he restructured the company. From August 2003 to October 2005, Mr. Hassett served as Vice President and General Manager of Wavecrest Laboratories, a propulsion systems and controls start-up, where he led the development and launch of four new product platforms. From June 2006 to October 2010, Mr. Hassett served as President and Managing Director of LEMO USA, a Swiss-based connector company, where he restructured the company, helped contain costs and improved operating margins and business. From December 2010 to October 2011, Mr. Hassett served as President of Cavometrix, a connector company serving the medical, energy and alternative energy industries. Mr. Hassett has a BS in Mechanical Engineering from Cleveland State University and a BS in Physics from Youngstown State University. Mr. Hassett’s patents and patents pending and his extensive experience and professional contacts in the electric motor industry led to the decision to appoint him to the Board.

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Quentin Ponder has served as President from October 20, 2011 until April 5, 2012, Secretary from October 20, 2011 until November 11, 2011 and Treasurer of the Company since October 20, 2011. On April 5, 2012, Mr. Ponder was appointed Chief Financial Officer and Vice Chairman. Mr. Ponder is a seasoned executive with over 40 years of management experience. From November 1962 to July 1967, Mr. Ponder served as Senior Manufacturing Engineer at General Electric where he worked in the development of a flow manufacturing system. From July 1980 to June 1985, he was President of Franklin Electric, Inc., an electric motor company, where he restructured the company which became a global leader in submersible motors for water wells. From July 1985 to March 1990, Mr. Ponder was President of Baldor Electric, Inc., an electric motor company, as President where he restructured the company. From April 1990 to May 1997, Mr. Ponder worked for Lincoln Electric, Inc., as a consultant. From May 1990 to the present, Mr. Ponder has worked as an independent management consultant. Mr. Ponder serves as a director and is a 33.3% owner of Reliable Electric Motor Company, Inc., an electric motor importer. Mr. Ponder is the sole owner and a director of Summit Management Consulting, Inc. and Capital Alternatives, Inc., a semi-trailer leasing company. Mr. Ponder earned a Ph.D. from Columbia University in general management, accounting, and economics. Mr. Ponder’s extensive experience in the electric motor industry led to the decision to appoint him to the Board.

Judson W. Bibb has been a director of the Company since April 15, 2011. Mr. Bibb was appointed Secretary on November 11, 2011 and Vice President on April 5, 2012. Since 1983, Mr. Bibb has been a self-employed freelance multi-media producer. His services include: producer, writer, director, cinematographer, videographer, still photographer, audio and video editor, voiceover talent, marketer, ad designer and Internet search engine optimizer. Over the past five years, he has worked as a writer and director for Image Alliance Inc., writing and producing segments for KPMG, T. Rowe Price, Agstar Financial Services, Briggs & Stratton, Catapillar, Georgia-Pacific, Lowes, Celebrity Cruises, Alaska Air, Pepsico, Hewlett-Packard, Bayer, Caremark, Wellpoint and T-Mobile. Mr. Bibb graduated cum laude from the University of South Florida with a B.A. in mass communications-film. Mr. Bibb’s broad background and wide variety of resources, including experience in marketing and public relations and business experience in automotive, trucking, electronics, retail, direct response and the Internet led to the decision to appoint him to the Board.

Mark Hodowanec has been Chief Technical Officer of the Company since February 14, 2014. Mr. Hodowanec was a program manager and lead engineer for Curtiss-Wright Corporation from September 2006 through February 2014. From May 2004 through September 2006 he operated his own consulting firm, MMH Consulting, assisting R&D & product development companies develop custom motors solutions. From September 2004 through October 2005, Mr. Hodowanec worked at Wavecrest Laboratories. From May 1994 through February 2004, Mr. Hodowanec was at Siemens Energy & Automation as a Manager, Mechanical Engineering. Mr. Hodowanec received a B.S. and M.S. degree in mechanical engineering from the University of Akron and a M.B.A. from Xavier University.

Christopher McKee has been a director of the Company since August 19, 2015. Mr. McKee joined GTT Communications, Inc. ("GTT") (NYSE GTT) in 2008 and is GTT's General Counsel and SVP, Corporate Development and Corporate Secretary for the GTT Board. Mr. McKee is responsible for all of the company's corporate legal requirements, human resources and supplier management. Mr. McKee also oversees the development of strategic business opportunities for the company, including all merger and acquisition activities. Mr. McKee has over 20 years of broad legal experience in the telecommunications industry. Prior to joining GTT, he served as General Counsel for StarVox Communications where he was responsible for the company's legal department, mergers and acquisitions, employment law, litigation, and legal support for the sales teams. Mr. McKee also formerly served as Vice President and Assistant General Counsel for Covad Communications where he headed its Washington, DC office and directed its federal and state regulatory compliance and advocacy efforts. Mr. McKee previously worked for XO Communications, Net2000 Communications and was in private practice in Washington, DC as an associate at Dickstein Shapiro and Cooley LLP. Mr. McKee earned a law degree from Syracuse University and received his Bachelor of Arts from Colby College. Mr. McKee's background of supply chain, micro cap and small cap as well as his M&A background and his knowledge and experience of regulatory compliance and company legal structure led to the decision to appoint Mr. McKee to the board.

Richard J. "Dick" Schul has been a director of the Company since August 19, 2015. Since November 2013, Mr. Schul has been an independent management consultant providing management and strategic planning services to company executives. Mr. Schul started his career with Emerson Electric in St. Louis in 1981, where he held positions of increasing responsibility throughout, including marketing manager, director of marketing and vice president of marketing for Emerson Motors (a global leader in generator technology) through 1989. In 1990, Mr. Schul was named president of Alco Controls Division of Emerson in Maryland Heights. In 1997, Mr. Schul was named president of Emerson's Air Moving Motors Division. In 1998 Mr. Schul was named president of Specialty and Air Moving Motors and in 2000 was named group vice president of Emerson's Commercial Industrial Motors group. In 2004, Mr. Schul was named group vice president of Emerson Climate Technologies. Mr. Shul received the Richard Schultz award and the Distinguished Service Award (highest award given by the Air Conditioning, Heating, and Refrigeration Institute in November 2011. Mr. Schul retired from Emerson in November 2011 after 43 years in the HVACR industry. Mr. Schul continued to work part-time as a consultant for Emerson through 2013. Mr. Schul graduated from Indiana Institute of Technology with a BS in Mechanical Engineering in 1969 and an MBA from the University of Dayton in 1976. Mr. Schul's background in the motor and generator industries as well as his business relationships led to the decision to appoint Mr. Schul to the board.

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Donald L. Bowman has been a director of the Company since August 19, 2015. Mr. Bowman has been Chief Executive Officer of BVU Authority (formerly known as Bristol Virginia Utilities) since November 2013. BVU Authority is a utility system that provides electric, water, wastewater and fiber optic telecommunication and information services to the City of Bristol and the surrounding area. From 2011 to November 2013, Mr. Bowman provided consulting services to the legal industry and various California businesses. Mr. Bowman served as Operations and Business Development Manager and consultant to the General Manager of Lemo USA Inc., kfrom 2006-2011. Prior thereto from 2004 to 2006, Mr. Bowman served as Vice President and General Counsel of WaveCrest Laboratories LLC, a technology company in Northern Virginia ("WaveCrest"). Prior to WaveCrest, Mr. Bowman served as Associate General Corporate Counsel of MeadWestvaco from 2001 to 2004. Mr. Bowman was an associate at the law firm of Dickstein Shapiro in Washington D.C. from 1999 to 2001. Mr. Bowman's has a Juris Doctorate from the University Of Virginia School Of Law (1998), a Master in Engineering Management from the Florida Institute of Technology (1993), a Master in Civil and Environmental Engineering from Old Dominion University (1992), and a Bachelor of Science in Civil Engineering with Highest Honors from Virginia Military Institute (1990). He is a licensed professional engineer in the state of Virginia. He has been a registered patent attorney with the U.S. Patent and Trademark Office for over fourteen years. Mr. Bowman served five years on active duty as an officer with the United States Navy and retired as Commander from the U.S. Naval Reserves in 2011. Mr. Bowman's business and legal background led to the decision to appoint Mr. Bowman to the board.

Daniel C. Ustian has been a director of the Company since August 19, 2015. Mr. Ustian served as the Chairman of the Board of Navistar International Corporation, a holding company of Navistar, Inc. from February 17, 2004 until August 2012 and its Chief Executive Officer since February 19, 2003 and President from April 2002 to August 2012. Mr. Ustian served as the Chief Operating Officer of Navistar, Inc. and Navistar International Corporation from April 2002 to February 2003. Prior to this, Mr. Ustian served as the President of the Engine Group of Navistar, Inc. from 1999 to 2002. He served as Group Vice President and General Manager of Engine & Foundry from 1990 to 1999. Mr. Ustian served as a Director of AGCO Corporation from March 17, 2011 to October 25, 2012. Mr. Ustian served as a Director of Monaco Coach Corp. from June 2003 to June 4, 2009. He is a Member of the Society of Automotive Engineers and the American Foundry Association and participates in the Electrical Council for the Economy. He was a Member of the Business Roundtable, Society of Automotive Engineers. Mr. Ustian holds a Bachelor's degree in Business Administration from DePaul University in 1972. Mr. Ustian's business experience led to the decision to appoint Mr. Ustian to the board.

Audit Committee and Financial Expert; Committees

The Company does not have an audit committee. We are not a "listed company" under SEC rules and are therefore not required to have an audit committee comprised of independent directors.

We do not currently have a "financial expert" within the meaning of the rules and regulations of the SEC.

The Company has no nominating or compensation committees at this time. The entire Board participates in the nomination and audit oversight processes and considers executive and director compensation. Given the size of the Company and its stage of development, the entire Board is involved in such decision making processes. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

Family relationships

There are no family relationships among any of our officers or directors.

Involvement in legal proceedings

Other than as described above in "Legal Proceedings", there are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Board of Advisors

The Company has a Board of Advisors which currently consists of eight members. Scott Van Dorn (appointed March 18, 2014), currently engineering director at Navistar Corporation, has more than 20 years of experience in global engineering and management in vehicles, engines electronics and design. Richard.Schul (appointed December 31, 2013) is a veteran of the motor/generator industry. The other members include: William Finley (appointed July 7, 2014), Chief Technology Officer of Siemens Industry Drive Technology; Daniel Ustian (appointed September 10, 2014), a former chief executive officer of Navistar; Christopher McKee (appointed June 1, 2014), executive vice president and general counsel of GTT; Roman Kuropas (appointed September 17, 2014), founder and CEO of Inverom Corporation; Andrew Scherr (appointed May 21, 2014), an investor, entrepreneur and strategic consultant; and Gurminder Bedi (appointed January 1, 2016), managing partner at Compass Acquisitions, LLC.

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Upon the signing of an advisory board agreement, the Company issues a non-qualified warrant to purchase 200,000 shares of the Company's common stock at an exercise price that has varied from $0.35 to $0.80 per share depending on the Company's current share price. The warrant shares vest immediately and have a 30 month lifetime.

Summary Compensation Table

The following table provides certain information regarding compensation awarded to, earned by or paid to persons serving as our Chief Executive Officer during fiscal 2016 and 2015 and our two other most highly compensated officers who had total compensation exceeding $100,000 for fiscal 2016 (each a "named executive officer").

Name and Principal Position	Fiscal Year Ended 12/31	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other ($)		Total ($)

Timothy Hassett	2016	210,000	(4)	--	--	--	10,315	(1)	225,433
CEO and Chairman	2015	210,000	(5)		--		15,433	(1)	225,433

Judson Bibb Vice President, Secretary and Director	2016	120,000	(6)	--	--		10,315	(1)	130,315

Theodore Banzhaf,	2016	180,000	(7)	--	--	--	26,700	(2)	206,700
Former President(8)	2015	240,000			--		32,753	(3)	272,753

Mark Hodowanec	2016	174,400	(9)	--	--	--	10,315	(1)	184,715
	2015	174,000					15,433	(1)	189,833

______________

(1)	Represents health care insurance paid by the Company.

(2)	Represents (i) automobile insurance of $2,729 and (ii) health insurance of $10,315 paid by the Company and (iii) $13,656 for Company car.

(3)	Represents (i) automobile insurance of $3,664 and (ii) health insurance of $15,433 paid by the Company and (iii) $13,656 for Company car.

(4)	Mr. Hassett was paid $162,000 with the balance of $48,000 being earned and accrued.

(5)	Mr. Hassett was paid $107,000 with the balance of $103,000 being earned and accrued.

(6)	Mr. Bibb was paid $40,000 with the balance of $80,000 being earned and accrued.

(7)	Mr. Banzhaf was paid $46,000

(8)

Pursuant to a Resignation, Waiver and Release (the “Resignation”) with the Company, Mr. Banzhaf resigned as President of the Company, effective October 1, 2016, and was paid $10,000 as full and final payment for any amounts owed to him by the Company. The Resignation contains a release of the Company by Mr. Banzhaf for any liabilities and also contains an 18-month non-competition provision. Mr. Banzhaf waived any rights and claims resulting from his employment with and/or service to the Company, including any amounts owing as salary or incentive compensation of any kind including stock options and severance.

(9)	Mr. Hodowanec was paid $103,567 with the balance of $70,833 being earned and accrued.

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We have no pension, health, annuity, bonus, insurance, stock option, profit sharing or similar benefit plans.

Employment Agreements

We entered into an employment agreement, dated March 5, 2014, with Timothy Hassett to serve as our Chief Executive Officer for an initial annual salary of $210,000, to be paid in equal monthly installments. If the Company is cash flow positive for three consecutive months, the monthly compensation will increase to $25,000 per month. If the Company maintains profitability for four consecutive quarters, the monthly compensation will increase to $30,000 per month. The Company also agreed to reimburse Mr. Hassett for his healthcare costs until the Company adopts a healthcare plan. If Mr. Hassett’s employment is terminated without cause, he will be entitled to severance in the amount of two years’ salary in effect at such time to be paid by the Company in one payment or in four equal installments at the end of each quarter following termination, at the Company’s discretion. Such severance obligation shall accelerate and become immediately payable upon change of control of the Company. The Company will also pay any excise tax on Mr. Hassett’s behalf that may be triggered under the Internal Revenue Code as a result. Mr. Hassett will not compete with the Company during the term of the agreement.

We entered into an employment agreement, dated February 10, 2014, with Mark Hodowanec to serve as our Chief Technical Officer for an initial annual salary of $175,000, to be paid in equal monthly installments. Mr. Hodowanec’s annual salary shall be increased to $210,000 upon commercialization of the 25/50 kW mobile generators; to $240,000 upon the Company generating $100,000 in revenues or $1,000,000 in new financing; to $300,000 upon the Company achieving profitability; and to $360,000 upon the Company maintaining profitability for four consecutive quarters. The Company also agreed to reimburse Mr. Hodowanec for his healthcare costs until the Company adopts a healthcare plan. If Mr. Hodowanec’s employment is terminated without cause, he will be entitled to severance in the amount of two years’ salary in effect at such time to be paid by the Company in one payment or in four equal installments at the end of each quarter following termination, at the Company’s discretion. Such severance obligation shall accelerate and become immediately payable upon change of control of the Company. The Company will also pay any excise tax on Mr. Hodowanec’s behalf that may be triggered under the Internal Revenue Code as a result. Mr. Hodowanec will not compete with the Company during the term of the agreement.

On August 9, 2016, we entered into an employment agreement with Judson Bibb to serve as our Vice President for an initial annual salary of $120,000, to be paid in equal monthly installments. Mr. Bibb's annual salary shall be increased to $150,000 upon the Company remaining cash flow positive for three consecutive months and to $180,000 upon the Company maintaining profitability for four consecutive quarters. The Company also agreed to include Mr. Bibb on its healthcare plan (As of June 15, 2016, the company contracted with Freedom Life Insurance Company of America to provide a healthcare plan for its employees.). If Mr. Bibb's employment is terminated without cause, he will be entitled to severance in the amount of two years' salary in effect at such time to be paid by the Company in one payment or in four equal installments at the end of each quarter following termination, at the Company's discretion. Such severance obligation shall accelerate and become immediately payable upon change of control of the Company. The Company will also pay any excise tax on Mr. Bibb's behalf that may be triggered under the Internal Revenue Code as a result. Mr. Bibb will not compete with the Company during the term of the agreement.

Consulting Agreements

We entered into a consulting agreement with Summit in April 2011 for services provided by Quentin Ponder to the Company for a consulting fee of $5,000 per month which fee was increased to $7,500 per month effective January 1, 2012. During 2012, Mr. Ponder agreed to forgo four months’ payment under the consulting agreement due to the financial condition of the Company. Mr. Ponder was paid $7,500 per month from January 2013 through July 2013 and accrued $2,500 during those months (except for the first month in which he accrued $1,250) and was paid $10,000 per month from August 2013 through through April 2014; and was paid $12,000 per month from May 2014 through December 2015.

We entered into a consulting agreement with Timothy Hassett in April 2011 pursuant to which he received $5,000 per month which consulting fee was increased to $10,000 per month effective January 1, 2012. During 2012, Mr. Hassett agreed to forgo four months’ payment on the agreement due to the financial condition of the Company. Mr. Hassett was paid $10,000 per month from January 2013 through July 2013 and accrued $3,500 during those months (except for the first month in which he accrued $1,750) and was paid $13,500 per month from August 2013 through October 2013. Such consulting agreement terminated on November 1, 2013, the date Mr. Hassett became a full-time, salaried employee of the Company.

On May 1, 2012, we entered into a consulting agreement with Bibb Productions & Consulting for Judson Bibb’s services for a monthly consulting fee of $6,000 conditional upon the financial ability of the Company. Mr. Bibb’s monthly consulting fee under this agreement was accrued but unpaid from May 2012 through April 2013 and was paid to Mr. Bibb for the months of May, June, July and August 2013. Such consulting agreement terminated on January 1, 2014, the date Mr. Bibb became a full-time, salaried employee of the Company and was paid $8,000 per month. Mr. Bibb's compensation increased to $10,000 per month in May 2014.

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Outstanding Equity Awards

The table below reflects all outstanding equity awards made to any named executive officer that were outstanding at December 31, 2016.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2016

	Option Awards
		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised	Option	Option
		Options (#)	Options (#)	Exercise	Expiration
Name	Grant Date	Exercisable	Unexercisable	Price ($)	Date

Timothy Hassett	3/31/14	1,000,000	--	2.00	(1)

Judson Bibb	3/31/14	2,000,000	--	2.00	(1)

Mark Hodowanec	3/31/14	1,000,000	--	2.00	(1)

_________________

(1)	No expiration date

Compensation of Officers

On January 13, 2014, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), and Section 14A of the Securities Exchange Act of 1934, as amended, our stockholders voted, on an advisory basis, to approve the compensation of the management team. This proposal, commonly known as a "say-on-pay" proposal, gave the Company's stockholders the opportunity to express their views on the compensation of the Chairman and Chief Executive Officer, Timothy Hassett, and the rest of the management team.

The compensation of the management team was approved by 77.46% of the shares voted.

On February 20, 2013, the Board approved the following compensation for its officers: (i) $13,500 per month for Timothy Hassett, as Chief Executive Officer, (ii) $10,000 per month for Quentin Ponder, as Chief Financial Officer and Treasurer, (iii) $12,500 per month for Theodore Banzhaf, our former President, (iv) $14,500 per month for a still undesignated Chief Technical Officer and (v) $8,000 per month for Judson Bibb, as Vice-President and Secretary. Such compensation accrued commencing January 15, 2013 until July 2013 when the Company raised $1 million.

On February 20, 2013, the Board also approved increased compensation if and when the Company achieves certain milestones as follows: (1) generating $1 million in additional funding, (2) generating $100,000 in revenue or an additional $1 million in funding, (3) achieving profitability (being cash flow positive for three consecutive months) and (4) maintaining profitability for four consecutive quarters. With the achievement of the first milestone, the compensation for the President and the Chief Technical Officer will increase to $17,500 per month. With the achievement of the second milestone, the compensation for the Chief Executive Officer shall increase to $17,500 per month, the compensation for the Chief Financial Officer and Treasurer shall increase to $12,000 per month, the compensation for the President and the Chief Technical Officer shall increase to $20,000 per month, and the compensation for the Vice President and Secretary shall increase to $10,000 per month. With the achievement of the third milestone, the compensation for the Chief Executive Officer shall increase to $25,000 per month, the compensation for the Chief Financial Officer and Treasurer shall increase to $18,000 per month, the compensation for the President shall increase to $24,000 per month, the compensation for the Chief Technical Officer shall increase to $25,000 per month, and the compensation for the Vice President and Secretary shall increase to $12,000 per month. With the achievement of the fourth milestone, the compensation for the Chief Executive Officer shall increase to $30,000 per month, the compensation for the Chief Financial Officer and Treasurer shall increase to $24,000 per month, the compensation for the President shall increase to $29,000 per month, the compensation for the Chief Technical Officer shall increase to $30,000 per month, and the compensation for the Vice President and Secretary shall increase to $15,000 per month.

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In addition, the Board authorized the Chief Executive Officer to make quarterly bonuses of $50,000 and/or 50,000 shares of, or options for Common Stock available for each officer in addition to performance payments from 5% of the Company’s net income to be given for individual contributions, such as the awarding of patents or the signing of major customer contracts.

The Board also approved the decrease in the exercise price of the five outstanding options to purchase 1,000,000 shares held by Theodore Banzhaf, our former President, and to provide for cashless exercise of these options. The milestone stock prices were reduced to $2.00, $3.00, $4.00, $4.50 and $5.00 for 20 consecutive trading days each. These milestone stock prices had been changed from $2.00, $3.00, $5.00, $7.50 and $10.00. Once the stock has traded at these prices for 20 consecutive trading days, Mr. Banzhaf has the right to exercise an option to purchase 1,000,000 shares of common stock at each milestone stock price. These options expire one year after Mr. Banzhaf has been terminated without cause. In connection with Mr. Banzhaf’s resignation as President of the Company on October 1, 2016, he waived all rights to such options.

On March 31, 2014, the Board approved the grant of options to Judson Bibb to purchase 2,000,000 shares of common stock at an exercise price of $2.00 per share and the grant of options to purchase 1,000,000 shares of common stock at $2.00 per share to each of Messrs. Hassett, Hodowanec and Banzhaf. In connection with Mr. Banzhaf’s resignation as President of the Company on October 1, 2016, he waived all rights to such options.

Director Compensation

The Company has not yet established a compensation plan for its directors. Consequently, none of our directors received compensation for services rendered in their capacities as directors. However, Messrs. Hassett, Ponder and Bibb were compensated for services rendered in their capacities as officers of the Company. No arrangements are presently in place regarding compensation to directors for their services as directors.

In 2011, Judson Bibb received a gift of 5,000,000 shares from PPEG. For accounting purposes, the shares are being classified as compensation. The shares were subsequently returned on April 13, 2012 and no financial benefit was accrued.

On February 20, 2013, the Board granted Judson Bibb an option to purchase 2,000,000 shares of common stock, at a purchase price of par value, or $0.001 per share. The option was not exercised and on March 21, 2013, the Company and Judson Bibb signed an agreement rescinding such option grant.

On March 8, 2015, Christopher McKee was granted a 2.5 year warrant to purchase 200,000 shares of the Company's common stock at $0.80 per share for his participation on the Company's Board of Advisors and on February 3, 2016, Mr. McKee was granted a 3-year warrant to purchase 100,000 shares of the Company's common stock at purchase price of $0.27 per share for his assistance in the Company's business development. The warrant may be exercised on a cashless basis.

On December 31, 2013, Richard J. "Dick" Schul was granted a 2.5-year warrant to purchase 200,000 shares of the Company's common stock at $0.50 per share for his participation on the Company's Board of Advisors and on February 22, 2016, Mr. Schul was granted a 3-year warrant to purchase 100,000 shares of the Company's common stock at purchase price of $0.27 per share for his assistance in the Company's business development. The warrant may be exercised on a cashless basis.

On September 10, 2014, Daniel Ustian was granted a warrant to purchase 200,000 shares of the Company's common stock at $0.80 per share for his participation on the Company's Board of Advisors and on February 3, 2016, Mr. Ustian was granted a 3-year warrant to purchase 100,000 shares of the Company's common stock at purchase price of $0.27 per share for his assistance in the Company's business development. The warrant may be exercised on a cashless basis.

On March 14, 2014, Donald Bowman was granted a five-year warrant to purchase 250,000 shares of the Company's common stock at $0.60 per share for legal services provided to the Company. The warrant may be exercised on a cashless basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of January 26, 2017, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our named executive officers and directors (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o Cool Technologies, Inc., 8875 Hidden River Parkway, Suite 300, Tampa, Florida 33637.

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The percentages below are calculated based on 113,238,236 issued and outstanding shares of common stock issued and outstanding and 100 issued and outstanding shares of Series A Stock (each such share of Series A Stock has the voting right of 50,000 shares of Common Stock) as of January 26, 2017.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage

5% or Greater Stockholders Spirit Bear Limited (1) 1470 First Avenue, No. 4a New York, NY 10075	11,074,854	(2)	8.97%

Gemini Master Fund, Ltd. (3) % Gemini Strategies Inc. 619 Vulcan Avenue, Suite 203 Encinitas, California 92024	13,116,229		11.58%

Mark Hodowanec	7,100,000	(4)	6.26%

Eric Paul Brown 1877 S. Wiesbrook Road Wheaton, Illinois 60189	1,969,998	(5)	66.33	%(6)

Christopher J. Jones 1314 E. Forest Avenue Wheaton, Illinois 60189	2,425,452	(7)	66.33	%(6)

Inverom Corporation (8) 16W235 83rd Street, Suite A Burr Ridge, Illinois 60527	1,818,180	(9)	66.33	%(6)

KHIC, LLC (10) 120 West 45th Street New York, New York 10036	24,444,914	(11)	17.75%

Directors and executive officers

Timothy Hassett	8,001,500	(12)	7.00%

Quentin Ponder	2,800,000	(13)	2.46%

Judson Bibb	3,867,000	(14)	3.34%

Christopher McKee	744,444	(15)	*

Richard J. "Dick" Schul	500,000	(16)	*

Donald Bowman	250,000	(17)	*

Daniel C. Ustian	4,562,624	(18)	66.33	%(6)

All executive officers and directors as a group (8 persons)(19)	27,575,568		22.32%

___________________

*	less than 1%
(1)	Jay Palmer, President of Spirit Bear Limited, has sole voting and disposition power over shares held by Spirit Bear.
(2)	Represents (i) 4,850,000 shares of Common Stock underlying 97 shares of Series A Stock (having voting rights to 50,000 shares of Common Stock for each share of Series A Stock), (ii) currently exercisable warrants to purchase an aggregate of 5,400,000 shares of Common Stock and (iii) 324,854 shares of Common Stock.
(3)	Steven Winters, President of Gemini Strategies Inc., investment manager of Gemini Master Fund, Ltd. has sole voting and dispositive power over shares held by Gemini Master Fund, Ltd.

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(4)	Includes options to purchase 1,000,000 shares of Common Stock at $2.00 per share. Excludes 80,000 shares held by Mr. Hodowanec’s minor children and 110,000 shares held by his spouse.
(5)

Includes (i) 909,090 shares of Series B Stock which are convertible by the Series B stockholder into Common Stock on a one-to-one basis and automatically convert into Common Stock on a one-to-one basis if the Common Stock trades in excess of $2.25 for any consecutive 20-day period, (ii) a warrant to purchase 909,090 shares of Common Stock at $0.07 per share and (iii) a warrant to purchase 60,909 shares of Common Stock at $0.75 per share.

(6)	The Series B Stock votes together as a single class with the holders of the Common Stock, with the holders of Series B Stock being entitled to 66 2/3% of the total votes.
(7)

Includes (i) 909,090 shares of Series B Stock which are convertible by the Series B stockholder into Common Stock on a one-to-one basis and automatically convert into Common Stock on a one-to-one basis if the Common Stock trades in excess of $2.25 for any consecutive 20-day period, (ii) a warrant to purchase 909,090 shares of Common Stock at $0.07 per share and (iii) a warrant to purchase 243,636 shares of Common Stock at $0.75 per share

(8)	Roman Kuropas, President of Inverom Corporation, has sole voting and dispositive power over the shares held by Inverom Corporation.
(9)

Includes (i) 909,090 shares of Series B Stock which are convertible into Common Stock on a one-to-one basis and automatically convert into Common Stock on a one-to-one basis if the Common Stock trades in excess of $2.25 for any consecutive 20-day period and (ii) a warrant to purchase 909,090 shares of Common Stock at $0.07 per share. Excludes warrants to purchase 200,000 shares of Common Stock at $0.80 per share held by Roman Kuropas, President of Inverom.

(10)	Eric Hess, member and Secretary of KHIC, LLC, has sole voting and dispositive power over the shares held by KHIC, LLC.
(11)	Represents (i) 150,000 shares of common stock underlying 3 shares of Series A Preferred Stock (having voting rights to 50,000 shares of common stock for each share of Series A Stock), (ii) a currently exercisable warrant to purchase 4,000,000 shares of common stock at $0.06 per share, (iii) 14,994,914 shares of Common Stock issuable upon the conversion of a convertible promissory note at a conversion price of $0.025 per share, (iv) a currently exercisable warrant to purchase 650,000 shares of common stock at $0.15 per share, (v) a currently exercisable warrant to purchase 650,000 shares of common stock at $0.12 per share and and (vi) the call right to purchase 4,000,000 shares of common stock until May 8, 2017.
(12)

Includes (i) an option to purchase 1,000,000 shares of Common Stock at $2.00 per share and (ii) a currently exercisable warrant to purchase 625,000 shares of Common Stock at $0.22 per share. Does not include an aggregate of 90,000 shares held by Mr. Hassett's minor children.

(13)	Includes a currently exercisable warrant to purchase 400,000 shares of Common Stock at $0.22 per share
(14)	Includes (i) options to purchase 2,000,000 shares of Common Stock at $2.00 per share, and (ii) a currently exercisable warrant to purchase 750,000 shares of Common Stock at $0.22 per share.
(15)

Includes (i) a currently exercisable warrant to purchase 222,222 shares of Common Stock at $0.45 per share, (ii) a currently exercisable warrant to purchase 200,000 shares of Common Stock at $0.80, and (iii) currently exercisable warrant to purchase 100,000 shares of Common Stock at $0.27 per share.

(16)

Includes a currently exercisable warrant to purchase 200,000 shares of common stock at $0.50 per share, (ii) a currently exercisable warrant to purchase 100,000 shares of common stock at $0.27 per share, and (iii) a currently exercisable warrant to purchase 100,000 shares of common stock at $0.22.

(17)	Represents a currently exercisable warrant to purchase 250,000 shares of Common Stock at $0.60 per share.
(18)

Includes (i)909,090 shares of Series B Stock which are convertible by Mr. Ustian into Common Stock on a one-to-one basis and automatically convert into Common Stock on a one-to-one basis if the Company’s common stock trades in excess of $2.25 for any consecutive 20-day period, (ii) a currently exercisable warrant to purchase 909,090 shares of Common Stock at $0.07 per share, (iii) a currently exercisable warrant to purchase 222,222 shares of Common Stock at $0.45 per share; (iv) a currently exercisable warrant to purchase 200,000 shares of Common Stock at $0.80 per share, (v) a currently exercisable warrant to purchase 100,000 shares of Common Stock at $0.27, and (vi) a currently exercisable warrant to purchase 1,000,000 shares of Common Stock at $0.22 per share.

(19)	Includes Mark Hodowanec, Chief Technology Officer.

Change-in-Control Agreements

The Company does not have any change-in-control agreements with any of its executive officers, except that severance payments, if any, to which Messrs. Hodowanec and Hassett may be entitled under their employment agreements as described above in “Employment Agreements”, accelerate in the event of a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND CORPORATE GOVERNANCE

Certain Relationships and Related Transactions

UPT leases its Largo, Florida premises from Dennis Campbell, the managing member of PGC, a significant contractor running our UPT operations, under the Largo Lease for $2,140 per month. The current lease term commenced on July 1, 2014, expires on June 30, 2017 and is renewable for two additional 36-month terms, subject to rent adjustments.

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In May 2014, Alfred Cullere, a selling stockholder, and 5% owner of UPT, made advanced payments to us of an aggregate of $400,000 by companies controlled by Mr. Cullere on purchase orders that have not yet been fulfilled by the Company. On January 5, 2015, Mr, Cullere also loaned UPT $250,000.

On March 31, 2014, the Board approved the grant of options to Judson Bibb, our Vice President and Secretary and a director, to purchase 2,000,000 shares of common stock at an exercise price of $2.00 per share and the grant of options to purchase 1,000,000 shares of common stock at $2.00 per share to each of Messrs. Hassett (Chairman and Chief Executive Officer), Hodowanec (Chief Technical Officer) and Banzhaf (former President). Mr. Banzhaf waived his rights to such option upon his resignation as President of the Company on October 1, 2016.

On March 3, 2015, we issued 288,968 shares of common stock to Spirit Bear, a 5% stockholder, upon the cashless exercise of 591,054 warrants.

On April 29, 2015, Christopher McKee, a director, purchased 222,222 shares of common stock and a five-year warrant to purchase 222,222 shares of common stock at an exercise price of $0.57 per share. We received $100,000 for the sale of such securities.

On May 1, 2015 we issued Daniel Ustian, a director, purchased 222,222 shares of common stock and a five-year warrant to purchase 222,222 shares of common stock at an exercise price of $0.57 per share. We received $100,000 for the sale of such securities.

On August 12, 2015 we issued 200,000 shares of common stock to Spirit Bear, a 5% stockholder, upon the conversion of 4 shares of Preferred Stock.

On February 3, 2016, we issued three-year warrants to purchase 100,000 shares of common stock at an exercise price of $0.27 per share to each of Richard Schul (a director and an advisory board member), Daniel Ustian (a director and advisory board member), Christopher McKee (a director and advisory board member) and Scott Van Dorn (an advisory board member) and a three-year warrant to purchase 200,000 shares of common stock to Gurminder Bedi (an advisory board member) at an exercise price of $0.35 per share, for serving on our board of advisors. The warrants may be exercised on a cashless basis.

On March 2, 2016, we issued 700,000 shares of common stock to Spirit Bea, a 5% stockholder, upon conversion of 700 shares of our Series A preferred stock.

June 24, 2016, we issued to our Chief Executive Officer, Timothy Hassett, 625,000 shares of our common stock and a five-year warrant to purchase 625,000 shares of our common stock at an exercise price of $0.22 for accrued salary. The warrant may be exercised on a cashless basis.

On June 24, 2016, we issued to our former president, Theodore Banzhaf, 500,000 shares of our common stock and a five year warrant to purchase 500,000 shares of our common stock at an exercise price of $0.22 per share, for accrued salary. The warrant may be exercised on a cashless basis. In connection with Mr. Banzhaf’s resignation on October 1, 2016, he waived his rights to such warrants. Mr. Banzhaf waived his rights to these warrants upon his resignation from the Company on October 31, 2016.

On June 24, 2016, we issued to Summit Management Consulting, Inc., a company owned by Quentin Ponder, our Chief Financial Officer, 400,000 shares of our common stock and a five-year warrant to purchase 400,000 shares of our common stock at an exercise price of $0.22 for accrued consulting fees of $64,000. The warrant may be exercised on a cashless basis.

On June 24, 2016, we issued to our vice president, Judson Bibb, 750,000 shares of our common stock and a five year warrant to purchase 750,000 shares of our common stock at an exercise price of $0.22 per share, in payment for loans in the amount of $22,910 and accrued salary of $97,090. The warrant may be exercised on a cashless basis.

On June 24, 2016, for consideration of $16,000, we sold to a director, Richard Schul, 100,000 shares of our common stock and a five year warrant to purchase 100,000 shares of our common stock at an exercise price of $0.22. The warrant may be exercised on a cashless basis.

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On June 24, 2016, for consideration of $160,000, we sold to a director, Daniel Ustian, 1,000,000 shares of our common stock and a five year warrant to purchase 1,000,000 shares of our common stock at a an exercise price of $0.22. The warrant may be exercised on a cashless basis.

On June 24, 2016, we issued to our Chief Executive Officer, Timothy Hassett, 625,000 shares of our common stock and a five-year warrant to purchase 625,000 shares of our common stock at an exercise price of $0.22 for accrued salary of $100,000. The warrant may be exercised on a cashless basis.

On July 11, 2016, we issued 100,000 conversion shares of our common stock upon conversion of 2 shares of our Series A preferred stock to Spirit Bear, a 5% stockholder, kwhich transaction was subsequently rescinded.

On August 12, 2016, for consideration of $50,000, we sold 909,090 shares of our Series B Stock and a five year warrant to purchase 909,090 shares of our common stock at a an exercise price of $0.07 to Daniel Ustian, a director. Each share of Series B Stock may be converted into common stock on a one-to-one basis and automatically converts into common stock on a one-to-one basis if the Company’s common stock trades in excess of $2.25 for any consecutive 20-day period and a currently exercisable warrant to purchase 60,606 shares of common stock at an exercise price of $0.07 per share.

On August 24, 2016, the Company issued KHIC, LLC, a 5% stockholder, a Senior Convertible Promissory Note in the principal amount of $400,000. The Note accrues interest at 3% and matures on August 24, 2018. The Note is convertible into shares of common stock of the Company at a conversion price of $0.025 per share and is senior to all other indebtedness of the Company and its Subsidiaries. The conversion shares have registration rights. $368,703 is currently outstanding under the Note.

On September 30, 2016, the Company issued Gemini Master Fund, Ltd., a 5% stockholder, a secured promissory note in the original principal amount of $180,000. The Note accrues interest at 5% (18% in the event of an event of default) and matures on June 30, 2017. On November 10, 2016, we issued 800,000 shares of our common stock as partial consideration for the Note to Gemini Master Fund, Ltd.

On October 7, 2016, we issued 4,304,229 shares of our common stock upon partial conversion of a warrant originally issued in connection with $400,000 of principal and interest of convertible debt to Gemini Master Fund, Ltd., a 5% stockholder.

On December 23, 2016, we entered into a Securities Purchase Agreement with KHIC, LLC, a 5% stockholder, pursuant to which KHIC, LLC purchased for $65,000, 650,000 shares of common stock and a five-year warrant to purchase 650,000 shares of common stock at $0.12 per share and 650,000 shares of common stock at $0.15 per share.

On January 17, 2017, we issued 800,000 shares of common stock to Sprit Bear, a greater than 5% stockholder, upon the conversion of 16 shares of Series A Stock.

Spirit Bear Limited

See “Legal Proceedings" above for a description of the legal proceedings between the Company and Spirit Bear.

Director Independence

We currently do not have any independent directors as the term “independent” is defined by the rules of the American Stock Exchange.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling stockholders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

SEC filing fee	$3,456.63
Legal fees and expenses	$3,500	*
Accounting fees and expenses	$2,000	*
Miscellaneous	$1,000	*
Total	$9,956.63

____________________

*	Estimated

72

ADDITIONAL INFORMATION

Federal securities laws require us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, and other information with the SEC. You can inspect and copy this information at the public reference facility maintained by the SEC at Room 1024, 100 F Street, N.E., Washington, D.C. 20549.

You can get additional information about the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0330. The Commission also maintains a web site (http://www.sec.gov) at which you can read or download our reports and other information.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at the addresses set forth above. You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our Bylaws to the fullest extent permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares being offered hereby.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement for the fiscal years ended December 31, 2015 and December 31, 2014 have been audited by Anton & Chia, LLP, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

73

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Cool Technologies, Inc.

We have audited the accompanying consolidated balance sheets of Cool Technologies, Inc. (the "Company") as of December 31, 2015 and 2014, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that we considered appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended; in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has had no revenues and incurred an accumulated deficit of $38,699,245 since inception. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1, which includes the raising of additional equity financing. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, CA

March 30, 2016

F-1

Cool Technologies, Inc. and subsidiary

Consolidated Balance Sheets

	December 31,
	2015	2014
ASSETS
Current assets:
Cash	$10,882	$171,871
Prepaid expenses	95,175	57,018
Total current assets	106,057	228,889
Intangibles	153,434	139,800
Equipment, net	97,600	118,453
Total assets	$357,091	$487,142

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,278,307	$529,736
Accrued liabilities – related party	591,870	489,535
Customer deposits – related party	400,000	400,000
Accrued payroll	33,737	14,167
Debt, current portion	697,903	40,235
Derivative liability	356,554	--
Total current liabilities	3,358,371	1,473,673

Debt, long-term portion	77,803	77,076
Total liabilities	$3,436,174	$1,550,749

Commitments and contingencies (Note 6)	--	--

Stockholders' (deficit) equity:
Preferred stock, $.001 par value; 15,000,000 shares authorized; 136 and 140 shares issued and outstanding at December 31, 2015 and 2014, respectively	--	--
Common stock, $.001 par value; 140,000,000 shares authorized; 66,600,367 and 61,439,134 shares issued and outstanding at December 31, 2015 and 2014, respectively	65,929	60,767
Additional paid-in capital	36,038,551	30,864,669
Common stock issuable	180,900	435,930
Common stock held in escrow	8,441	8,441
Accumulated deficit	(39,344,245)	(32,421,145)
Total Cool Technologies (deficit) equity	(3,050,424)	(1,051,338)
Noncontrolling interest in subsidiary	(28,659)	(12,269)
Total stockholders' (deficit) equity	(3,079,083)	(1,063,607)

Total liabilities and stockholders' (deficit) equity	$357,091	$487,142

See accompanying notes to consolidated financial statements.

F-2

Cool Technologies, Inc. and subsidiary

Consolidated Statements of Operations

	Year ended December 31,
	2015	2014

Revenues	$--	$--
Cost of revenues	--	--
Gross profit	--	--

Operating expenses
Payroll and related expenses	803,426	1,056,621
Consulting	867,356	8,436,442
Professional fees	614,935	946,273
Research and development	824,711	1,518,807
General and administrative	1,939,230	11,602,139
Total operating expenses	5,049,658	23,560,282

Operating loss	(5,049,658)	(23,560,282)

Other income and (expense)
Interest expense, net	(75,145)	(14,966)
Change in fair value of derivative liability	(50,237)	--
Legal settlement – replacement warrants	(1,764,450)	--

Net loss	(6,939,490)	(23,575,248)
Less: Noncontrolling interest in net loss	(16,390)	(12,269)

Net loss to Cool Technologies shareholders	$(6,923,100)	$(23,562,979)

Net loss per common share:
Basic and diluted	$(0.11)	$(0.42)

Weighted average common shares outstanding:
Basic and diluted	64,586,781	56,742,881

See accompanying notes to consolidated financial statements

F-3

Cool Technologies, Inc. and subsidiary

Consolidated Statements of Changes in Stockholders' (Deficit) Equity

	Preferred Stock		Common Stock		Additional Paid-in	Common Stock	Common Stock Held in	Accumulated	Non- Controlling
	Shares	Amount	Shares	Amount	Capital	Issuable	Escrow	Deficit	Interest	Total

December 31, 2013	199	$--	48,700,929	$48,702	$8,840,840	$--	$8,441	$(8,858,166)	$--	$39,817

Sale of common stock	--	--	7,707,815	7,707	3,708,945	401,130	--	--	--	4,117,782
Common stock for services	--	--	505,000	505	596,245	34,800	--	--	--	631,550
Equity issuance costs	--	--	671,785	--	--	--	--	--	--	--
Cashless warrant exercises	--	--	933,605	933	(933)	--	--	--	--	--
Conversion of preferred stock to common stock	(59)	--	2,950,000	2,950	(2,950)	--	--	--	--	--
Warrants issued for services	--	--	--	--	7,469,492	--	--	--	--	7,469,492
Employee stock options	--	--	--	--	10,271,000	--	--	--	--	10,271,000
Cancellation of share issuance	--	--	(30,000)	(30)	(17,970)	--	--	--	--	(18,000)
Net loss	--	--	--	--	--	--	--	(23,575,248)	--	(23,575,248)
Noncontrolling interest	--	--	--	--	--	--	--	12,269	(12,269)	--
December 31, 2014	140	--	61,439,134	$60,767	$30,864,669	$435,930	$8,441	$(32,421,145)	$(12,269)	$(1,063,607)

Sale of common stock	--	--	2,809,251	2,810	1,082,190	105,020	--	--	--	1,190,020
Issuance of common stock issuable	--	--	753,001	753	410,197	(410,950)	--	--	--	--
Cashless warrant exercises	--	--	288,968	289	(289)	--	--	--	--	--
Conversion of preferred stock to common stock	(4)	--	200,000	200	(200)	--	--	--	--	--
Stock issued for services	--	--	1,110,013	1,110	550,497	50,900	--	--	--	602,507
Warrants issued for services	--	--	--	--	59,037	--	--	--	--	59,037
Employee stock options	--	--	--	--	1,308,000	--	--	--	--	1,308,000
Replacement warrants – legal settlement	--	--	--	--	1,764,450	--	--	--	--	1,764,450
Net loss	--	--	--	--	--	--	--	(6,939,490)	--	(6,939,490)
Noncontrolling interest	--	--	--	--	--	--	--	16,390	(16,390)	--
December 31, 2015	136	--	66,600,367	$65,929	$36,038,551	$180,900	$8,441	$(39,344,245)	$(28,659)	$(3,079,083)

See accompanying notes to consolidated financial statements

F-4

Cool Technologies, Inc. and subsidiary

Consolidated Statements of Cash Flows

	Year ended December 31,
	2015	2014
Operating Activities:
Net loss	$(6,939,490)	$(23,575,248)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services	602,507	631,550
Warrants issued for services	59,037	7,469,492
Legal settlement – replacement warrants	1,764,450	--
Change in fair value of derivative liability	50,237	--
Amortization of debt discount	57,038
Employee stock options	1,308,000	10,271,000
Depreciation expense	25,853	6,234
Changes in operating assets and liabilities:
Prepaid expenses	(38,157)	(57,018)
Accounts payable	748,571	299,209
Accrued liabilities – related party	102,335	216,971
Customer deposits – related party	--	400,000
Accrued payroll liabilities	19,570	3,739
Net cash used in operating activities	(2,240,049)	(4,334,071)

Investing Activities:
Expenditure for Intangible assets	(13,634)	(41,103)
Expenditure for Equipment	(5,000)	(27,500)
Net cash used in investing activities	(18,634)	(68,603)

Financing Activities:
Proceeds from sale of common stock, net	1,190,020	4,099,782
Proceeds from debt	925,000	--
Payments on debt	(17,326)	(2,786)
Net cash provided by financing activities	2,097,694	4,096,996

Net change in cash	(160,989)	(305,678)

Cash, beginning of period	171,871	477,549

Cash, end of period	$10,882	$171,871

Cash paid for:
Interest	$5,458	$979
Income taxes		--

Non-cash transactions:
Derivative liability offset by debt discount	$305,667	$--
Reduction of stock issuable by issuing stock	410,950	--
Purchase of equipment with debt	--	97,187

See accompanying notes to consolidated financial statements.

F-5

Cool Technologies, Inc. and subsidiary

Notes to Consolidated Financial Statements

Note 1 – Description of Business and Summary of Significant Accounting Policies

Description of Business

Cool Technologies, Inc. and subsidiary, (we, us, our, the "Company" or "Cool Technologies") was incorporated in the State of Nevada in July 2002. In April 2014, we formed Ultimate Power Truck, LLC ("Ultimate Power Truck" or "UPT"), of which we own 95% and a shareholder of Cool Technologies owns 5%. We were formerly known as Bibb Corporation, as Z3 Enterprises, and as HPEV, Inc. On August 20, 2015, we changed our name to Cool Technologies, Inc.

We have developed and intend to commercialize heat dispersion technologies in various product platforms, and have developed and intend to commercialize an electric load assist technology around which we have designed a vehicle retrofit system. In preparation, we have applied for trademarks for one of our technologies and its acronym. We currently have two trademarks in the application process: HPEV and TEHPC. We believe that our proprietary technologies, including our patent portfolio and trade secrets, can help increase the efficiency and positively affect manufacturing cost structure in several large industries beginning with motors/generators and fleet vehicles. The markets for products utilizing our technology include consumer, industrial and military markets, both in the U.S. and worldwide.

Our technologies are divided into three distinct but complementary categories: a) mobile power generation, b) heat dispersion technology and c) electric load assist. As of December 31, 2015, we have five US patents and seven patent applications pending in the area of composite heat structures, motors, and related structures, heat pipe architecture, applications (commonly referred to as "thermal" or "heat dispersion technology") and a parallel vehicle power platform. We intend to commercialize our patents by licensing our thermal technologies and applications to electric motor, pump and vehicle component manufacturers; by licensing or selling a mobile electric power system powered by our proprietary gearing system to commercial vehicle and fleet owners; and by licensing a plug-in hybrid conversion system for heavy duty trucks, buses and tractor trailers to fleet owners and service centers.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Cool Technologies and UPT. Intercompany accounts and transactions have been eliminated. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Although these estimates are based on our knowledge of current events and actions we may undertake in the future, actual results may ultimately differ from these estimates and assumptions. Furthermore, when testing assets for impairment in future periods, if management uses different assumptions or if different conditions occur, impairment charges may result.

Noncontrolling interest represents the 5% third-party interest in UPT. There are no restrictions on the transfer of funds or net assets from UPT to Cool Technologies.

Going Concern

The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern. We have incurred net losses of $39,344,245 since inception and have not fully commenced operations, raising substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to generate revenue, achieve profitable operations and repay our obligations when they come due. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty. As of the filing date of this Annual Report on Form 10-K, management is negotiating additional funding arrangements to support completion of the initial phases of our business plan: to license its thermal technologies and applications, including submersible dry-pit applications; to license and sell mobile generation retrofit kits (our Ultimate Power Truck business) driven by our proprietary gearing system; and to license a plug-in hybrid conversion system for heavy duty trucks, tractor trailers and buses. There can be no assurance, however, that we will be successful in accomplishing these objectives.

F-6

Summary of Significant Accounting Policies

Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits with banks, and investments that are highly liquid and have maturities of three months or less at the date of purchase.

Intangible assets

Our intangible assets consist of patents on our technology, recorded at cost. Cost is based on third party expenditures for patent applications. We will begin amortizing our intangibles over their estimated remaining useful life when we begin revenue-producing activities. We will determine the useful lives of our intangible assets after considering the specific facts and circumstances related to each intangible asset. Factors we consider when determining useful lives include the contractual term of any agreement related to the asset, the historical performance of the asset, our long-term strategy for using the asset, any laws or other local regulations that could impact the useful life of the asset, and other economic factors, including competition and specific market conditions.

Equipment

Equipment consists of vehicles we use for testing and demonstrating our technology to potential customers. Depreciation is recorded using the straight-line method over five years, the estimated useful life.

Impairment of long-lived assets

When facts and circumstances indicate that the carrying value of long-lived assets may not be recoverable, management assesses the recoverability of the carrying value by preparing estimates of revenues and the resulting gross profit and cash flows. These estimated future cash flows are consistent with those we use in our internal planning. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount, we recognize an impairment loss. The impairment loss recognized, if any, is the amount by which the carrying amount of the asset (or asset group) exceeds the fair value. We may use a variety of methods to determine the fair value of these assets, including discounted cash flow models, which are consistent with the assumptions we believe hypothetical marketplace participants would use. We have not recorded any impairment expense on our long-lived assets as of December 31, 2015.

Accrued liabilities – related party

These represents amount due to management and their affiliates for services performed.

Debt – original issue discount

When we issue notes payable with a face value higher than the proceeds we receive, we record the difference as a debt discount and amortize it through interest expense over the life of the underlying note payable.

Derivative financial instruments

When we issue debt that contains a conversion feature, we first evaluate whether the conversion feature meets the requirements to be treated as a derivative: a) one or more underlyings, typically the price of the company's stock; b) one or more notional amounts or payment provisions or both, generally the number of shares upon conversion; c) no initial net investment, which typically excludes the amount borrowed; and d) net settlement provisions, which in the case of convertible debt generally means the stock received upon conversion can be readily sold for cash. There are certain scope exceptions from derivative treatment, but these typically exclude conversion features that provide for a variable number of shares.

When we issue warrants to purchase our common stock, we must evaluate whether they meet the requirements to be treated as a derivative. Generally, warrants would be treated as a derivative if the provisions of the warrant agreement create uncertainty as to a) the number of shares to be issued upon exercise; or b) whether shares may be issued upon exercise.

F-7

If the conversion feature within convertible debt or warrants meet the requirements to be treated as a derivative, we estimate the fair value of the derivative liability using the Black-Scholes Option Pricing Model upon the date of issuance. If the fair value of the derivative liability is higher than the face value of the convertible debt, the excess is immediately recognized as interest expense. Otherwise, the fair value of the derivative liability is recorded as a liability with an offsetting amount recorded as a debt discount, which offsets the carrying amount of the debt. The derivative liability is revalued at the end of each reporting period and any change in fair value is recorded as a change in fair value in the condensed consolidated statement of operations. The debt discount is amortized through interest expense over the life of the debt. Derivative instrument liabilities and the host debt agreement are classified on the balance sheet as current or non-current based on whether settlement of the derivative instrument could be required within twelve months of the balance sheet date.

Research and development costs

Internal costs related to research and development efforts on existing or potential products are expensed as incurred. External costs incurred for intangible assets, such as attorney fees for patents, are capitalized.

Share-based payments

All of our share-based awards are classified as equity. We do not have any liability classified share-based awards. Each warrant or stock option is exercisable for one share of our common stock.

Nonemployees – We may enter into agreements with nonemployees to make share-based payments in return for services. These payments may be made in the form of common stock or common stock warrants. We recognize expense for fully-vested warrants at the time they are granted. For awards with service or performance conditions, we generally recognize expense over the service period or when the performance condition is met; however, there may be circumstances in which we determine that the performance condition is probable before the actual performance condition is achieved. In such circumstances, the amount recognized as expense is the pro rata amount, depending on the estimated progress towards completion of the performance condition. Nonemployee share-based payments are measured at fair value, based on either the fair value of the equity instrument issued or on the fair value of the services received. Typically, it is not practical to value the services received, so we determine the fair value of common stock grants based on the price of the common stock on the measurement date (which is the earlier of the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, if there are sufficient disincentives to ensure performance, or the date at which the counterparty's performance is complete), and the fair value of common stock warrants using the Black-Scholes option-pricing model ("Black-Scholes"). We use historical data to estimate the expected price volatility, the expected stock option life and expected forfeiture rate. The risk-free interest rate is based on the United States Treasury yield curve in effect at the time of grant for the estimated life of the stock option. For awards that are recognized when a performance condition is probable, the fair value is estimated at each reporting date. The cost ultimately recognized is the fair value of the equity award on the date the performance condition is achieved. Accordingly, the expense recognized may change between interim reporting dates and the date the performance condition is achieved.

Employees – We issue two types of common stock options to employees: 1) fully-vested at the time of grant and 2) market price-based vesting. We recognize expense for fully-vested stock options on the date of grant at the estimated fair value of the options using Black-Scholes. We recognize expense for market price-based options at the estimated fair value of the options using the lattice-based option valuation model ("Lattice Model") over the estimated life of the options used in the Lattice Model. We use historical data to estimate the expected price volatility, the expected stock option life and expected forfeiture rate. The risk-free interest rate is based on the United States Treasury yield curve in effect at the time of grant for the estimated life of the stock option.

Modification of share-based payment awards – In the event we modify the terms of a nonvested share-based payment award, we would incur additional expense for the excess of the fair value of the modified share-based payment award, measured at the date of modification, over the fair value of the original share-based payment award. The incremental expense would be recognized ratably over the remaining vesting period.

F-8

Sale of common stock with warrants – When we sell common stock we may also issue common stock warrants. We treat the value of these warrants as equity issuance costs. Accordingly, the value of the common stock warrants is included as a component of additional paid-in capital upon recording the sale of common stock.

Nonemployee stock option – In 2012, we issued an equity-based award in the form of stock options to a nonemployee, which have been aggregated and classified with nonemployee common stock warrants, as the terms are similar to the common stock warrants we issued to nonemployees. The stock options were exercised on a cashless basis in 2013.

Cashless exercise – Most of our common stock warrants and stock options may be exercised on a cashless basis. The number of shares of our common stock received upon exercising on a cashless basis is based on a) the volume weighted-average price of our common stock for three trading days immediately preceding the exercise date; b) the exercise price of the warrant or option; and c) the number of common shares issuable under the instrument.

Income taxes

We recognize deferred income tax assets and liabilities for the expected future tax consequences of temporary differences between the income tax and financial reporting carrying amount of our assets and liabilities. We monitor our deferred tax assets and evaluate the need for a valuation allowance based on the estimate of the amount of such deferred tax assets that we believe do not meet the more-likely-than-not recognition criteria. We also evaluate whether we have any uncertain tax positions and would record a reserve if we believe it is more-likely-than-not our position would not prevail with the applicable tax authorities. Our assessment of tax positions as of December 31, 2015 and 2014, determined that there were no material uncertain tax positions.

UPT is a limited liability company ("LLC"), which is treated as a partnership for income tax purposes, where all tax obligations flow through to the owners of the LLC during the period in which income taxes were incurred.

Fair value of financial instruments

Our financial instruments include cash and cash equivalents, accounts payable, accrued liabilities, and debt. The carrying value of these financial instruments is considered to be representative of their fair value due to the short maturity of these instruments. The carrying amount of our debt approximates fair value, because the interest rates on these instruments approximate the interest rate on debt with similar terms available to us. Our derivative liabilities were adjusted to fair market value at the end of each reporting period, using Level 3 inputs.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities.

Reportable segments

We have identified our operating segments, our chief operating decision maker ("CODM"), and the discrete financial information reviewed by the CODM. After evaluating this information, we have determined that we have one reportable segment.

F-9

Recently Issued Accounting Pronouncements

Financial Accounting Standards Board, or FASB, Accounting Standards Update, or ASU 2016-02 "Leases (Topic 842)" – In February 2016, the FASB issued ASU 2016-02, which will require lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines. Lessor accounting is similar to the current model, but updated to align with certain changes to the lessee model and the new revenue recognition standard. This ASU is effective for fiscal years beginning after December 18, 2018, including interim periods within those fiscal years. We are currently evaluating the potential impact this standard will have on our consolidated financial statements and related disclosures.

FASB ASU 2015-17"Income Taxes (Topic 740)" – In November 2015, the FASB issued ASU 2015-17, which simplifies the presentation of deferred tax assets and liabilities on the balance sheet. Previous GAAP required an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts on the balance sheet. The amendment requires that deferred tax liabilities and assets be classified as noncurrent in a classified balance sheet. This ASU is effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. We are currently evaluating the potential impact this standard will have on our consolidated financial statements and related disclosures.

FASB ASU 2015-16 "Business Combinations (Topic 805)," or ASU 2015-16 - In September 2015, the FASB issued ASU 2015-16, which requires that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. This ASU is effective for interim and annual reporting period beginning after December 15, 2016, including interim periods within those fiscal years, with the option to early adopt for financial statements that have not been issued. We are currently evaluating the potential impact this standard will have on our consolidated financial statements and related disclosures.

FASB ASU 2015-11 "Inventory (Topic 330): Simplifying the Measurement of Inventory," or ASU 2015-11 - In July 2015, the FASB issued ASU 2015-11, which requires an entity to measure in scope inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The amendments apply to inventory that is measured using first-in, first-out (FIFO) or average cost. This ASU is effective for interim and annual reporting periods beginning after December 15, 2016, with the option to early adopt as of the beginning of an annual or interim period. We do not expect the adoption of this ASU to have a significant impact on our financial position, results of operations and cash flows.

FASB ASU 2015-03 "Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Cost," or ASU 2015-03 - In April 2015, the FASB issued ASU 2015-03, which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the associated debt liability. We do not expect the adoption of this ASU to have a significant impact on our financial position, results of operations and cash flows.

FASB ASU 2015-02 "Consolidation (Topic 810): Amendments to the Consolidation Analysis," or ASU 2015-02 - In February 2015, the FASB issued ASU 2015-02, which changes the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. This ASU is effective for annual reporting periods beginning after December 15, 2015 and we are currently assessing the impact of adoption of this ASU on our consolidated results of operations, cash flows and financial position.

FASB ASU 2014-09 "Revenue from Contracts with Customers (Topic 606)," or ASU 2014-09 - In May 2014, the FASB issued ASU 2014-09, which supersedes the revenue recognition requirements of Accounting Standards Codification, or ASC, Topic 605 "Revenue Recognition." This ASU is effective for annual reporting periods beginning after December 15, 2017, with the option to adopt as early as December 15, 2016. We are currently assessing the impact of adoption of this ASU on our consolidated results of operations, cash flows and financial position.

F-10

Note 2 – Equipment

Equipment consists of the following:

	December 31,
	2015	2014

Test vehicles	$124,687	$124,687
Other	5,000	--
	129,687	124,687
Less: accumulated depreciation	(32,087)	(6,234)
	$97,600	$118,453

Depreciation expense for the years ended December 31, 2015 and 2014, was $25,853 and $6,234, respectively.

Note 3 – Customer deposits – Related party

These represent advance payments of $400,000 received on orders that have not yet been fulfilled, with companies controlled by the individual who is the 5% owner of UPT and is a shareholder of Cool Technologies.

Note 4 – Debt

Debt consists of the following:

	December 31,
	2015	2014

Notes payable -- original issue discount	$400,000	$--
Convertible notes payable	365,350
Test vehicle financing	77,075	99,401
Note payable – related party	22,910	22,910
Note payable – UPT minority owner	250,000	--
	1,115,335	117,311
Debt discount	(339,629)	--
	775,706	117,311
Less: current portion	697,903	40,235
	$77,803	$77,076

Notes payable – original issue discount

In October 2015, we received $350,000 under two notes payable with an original issue discount of $50,000, in lieu of interest. The $400,000 principal balance is payable in full on March 31, 2016. In the event of default, the interest rate will be 18% per annum.

Convertible notes payable

September 2015 Convertible Note -- In September 2015, we entered into a convertible note agreement, which allows us to borrow up to $250,000, bearing interest at 10%, with principal and interest payable on September 15, 2017. We borrowed $75,000 in September 2015 and $50,000 in November 2015, for a total of $125,000 as of December 31, 2015. At the holder's option, a portion or all of the unpaid principal and interest may be converted into shares of our common stock at the lesser of $0.305 per share or 65% of the volume weighted average price of our common stock during the five consecutive trading days immediately preceding the applicable conversion date. We determined that the conversion feature meets the requirements for derivative treatment and have recorded a derivative liability and a corresponding debt discount on the consolidated balance sheet.

F-11

December 2015 Convertible Note -- In December 2015, we entered into a convertible note agreement, bearing interest payable quarterly at 10%, with principal due December 1, 2016. We received $200,000 under the convertible note agreement, with an original issue discount of $20,350 and $20,000 distributed to the lender's legal counsel. As of December 31, 2015, the amount due under the convertible note agreement was $240,350, with $40,350 recorded as debt discount. We have the option to borrow another $48,800 with a face amount of $54,650. At the holder's option, a portion or all of the unpaid principal balance may be converted into shares of our common stock at a rate of $0.12 per share. In the event of a default, the conversion price becomes 70% of the volume weighted average price of our common stock during the three consecutive trading days immediately preceding the applicable conversion date. We also issued warrants to purchase 500,000 shares of our common stock in two separate tranches for 250,000 shares each, with exercise prices of 125% and 150% of our common stock price on the day prior to closing the agreement, or $0.175 per share and $0.21 per share. We determined that the conversion feature and the warrants meet the requirements for derivative treatment and have recorded a derivative liability and a corresponding debt discount on the consolidated balance sheet. The convertible note has prepayment penalties of 115%, 120%, 125% and 130%, respectively, in the event the note is settled within 45 days, 46-90 days, 91-120 days, and 121 days through the due date. We placed 12,291,667 shares of our common stock in escrow as collateral for this agreement. In January 2016, we borrowed the remaining $48,800 with a face amount of $54,650.

Test Vehicle Financing

In October 2014, we entered into financing agreements for the purchase of test vehicles, bearing interest at 5.99% payable monthly over five years, collateralized by the vehicles.

Note payable – related party

This note is non-interest bearing and is due on demand, payable to the Secretary of Cool Technologies.

Note payable – UPT minority owner

Held by the 5% minority owner of UPT. The terms of the note have not been finalized.

Future contractual maturities of debt are as follows:

Year ending December 31,
2016	$931,671
2017	144,564
2018	20,789
2019	18,311
$1,115,335

Note 5 – Derivative Liability

Under the terms of the September 2015 Convertible Note and the December 2015 Convertible Note, we identified derivative instruments arising from embedded conversion features, as well as warrants issued with the December 2015 Convertible Note.

The following summarizes the Black-Scholes assumptions used to estimate the fair value of the derivative liability at the dates of issuance and the revaluation date:

	September 15, 2015	November 12, 2015	December 2, 2015	December 31, 2015

Volatility	112%	111%	103%	102%
Risk-free interest rate	0.8%	0.8%	1.2%	0.5 – 1.2%
Expected life (years)	2.0	1.8	1.0 – 3.0	0.9 – 2.9
Dividend yield	--	--	--	--

F-12

Changes in the derivative liability were as follows:

	Amount	Shares(1)

December 31, 2014	$--	--
Fair value of derivative upon issuance:
September 2015 Convertible Note – September borrowing	75,750	633,690
September 2015 Convertible Note – November borrowing	45,479	422,460
December 2015 Convertible Note – conversion feature	43,713	500,000
December 2015 Convertible note - warrants	141.475	2,030,765
	306,317	3,586,915
Change in fair value at December 31, 2015	50,237
December 31, 2015	$356,554

___________________

(1)	Estimated number of shares issuable if the conversion feature or warrants were exercised as of December 31, 2015.

Note 6 – Commitments and Contingencies

On December 12, 2012, we concluded negotiations on a debt settlement agreement by and among the Company, Phoenix Productions and Entertainment Group ("PPEG"), Action Media Group, LLC ("Action Media") and Spirit Bear Limited ("Spirit Bear") (PPEG and Action Media collectively, the "Debt Holders"). PPEG and Action Media were significant shareholders in our predecessor company and Spirit Bear is a related party through voting rights. The Debt Holders were to return to escrow a total of 4,676,000 shares of our common stock. 3,676,000 of these shares were returned and cancelled on January 14, 2013, following our filing a registration statement with the SEC on January 11, 2013. The remaining 1,000,000 shares will be purchased by the Company or a nominee of the Company at $0.40 per share (or $400,000) at the rate of $10,000 per month commencing within 90 days of the Company achieving $1,000,000 in gross revenues for products or services from business operations. PPEG and Action Media will divide the $400,000 on a pro rata basis, based on each company's respective amount of debt forgiven. The historical cost of the shares held in escrow are reflected in equity on the balance sheets as common stock held in escrow.

Effective May 1, 2015, we executed a First Amendment to Settlement Agreement (the "Amendment") with Spirit Bear and the parties identified as the assignees of Spirit Bear who are signatories to the Amendment, which amends certain provisions of the Settlement Agreement. In accordance with the terms of the Amendment, Jay Palmer, Carrie Dwyer and Donica Holt, the Spirit Bear holdover directors, tendered their resignation from the Board of Directors of the Company. Spirit Bear also agreed that it will no longer have any rights to appoint nominees to the Board of Directors. Pursuant to the Amendment, the Company agreed to file a registration statement on Form S-1 covering an aggregate of 14,845,072 shares of common stock, preferred stock and warrants on behalf of Spirit Bear and its assignees no later than July 15, 2015, which was filed with the SEC on July 15, 2015. A representative of Spirit Bear agreed that the obligation to register the shares on a Form S-1 need only include shares of common stock and shares of common stock issuable upon conversion of the Preferred Stock and exercise of the warrants held by Spirit Bear and its assignees. The Company agreed to issue replacement warrants for certain previously-issued warrants, which will be canceled in connection with the replacement issuance. Within 10 business days of June 1, 2015, the parties agreed to dismiss all of the pending litigation between and among them.

On August 28, 2015, the parties filed a Stipulation to dismiss the direct claims of the Company against Spirit Bear and of Spirit Bear against the Company in the Nevada Lawsuit. By Order dated September 1, 2015 and filed September 2, 2015, the Court ordered dismissal of all direct claims in the Nevada Lawsuit.

Additionally, on February 20, 2015, the Court issued its preliminary approval to the derivative action settlement agreement (the "DASA") which would lead to the ultimate dismissal of the derivative suit also filed by Spirit Bear in the same action. The Court scheduled a fairness hearing for November 20, 2015 to consider giving its final approval to the DASA. No shareholder filed any objections to the DASA by April 30, 2015 which was the deadline established by the Court for filing objections. However, on October 22, 2015, Peak Finance, LLC filed a Motion to Intervene in the action seeking, among other things, approval to file a new derivative Complaint in this matter. The Company opposed this Motion.

F-13

At the November 20, 2015 fairness hearing, the Court denied Peak Finance's Motion to Intervene. However, the Court did allow Peak Finance to formally argue its objections to the DASA. The Court ordered additional briefing on certain issues which has now been completed. The Court has ordered another hearing to consider the DASA on April 1, 2016.

From time to time, we may be a party to other legal proceedings. Management currently believes that the ultimate resolution of these matters, and after consideration of amounts accrued, will not have a material adverse effect on our consolidated results of operations, financial position, or cash flow.

Note 7 – Equity

Preferred stock

Spirit Bear, a related party, holds all of our preferred stock. Each share of Series A Preferred Stock ("Preferred Stock") is convertible into 50,000 shares of common stock. Each share of Preferred Stock has voting rights as if they were converted into 50,000 shares of common stock. The holders of each share of Preferred Stock then outstanding shall be entitled to be paid out of the Available Funds and Assets (as defined in the "Certificate of Designation"), and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of common stock, an amount per preferred share equal to the Preferred Stock Liquidation Price ($2,500 per share).

Common stock

On August 19, 2015, the stockholders voted to increase the number of authorized shares of common stock from 100,000,000 shares to 140,000,000 shares.

Common stock issuable on the consolidated balance sheet represents common stock to be issued for either cash received or services performed. As of December 31, 2015 and 2014, the number of shares of common stock to be issued was 701,018 and 798,419 shares, respectively.

In February, 2014, we entered into an agreement whereby we may sell up to $10,000,000 of our common stock to Lincoln Park Capital Fund LLC ("Lincoln Park") from time to time, subject to certain limitations, over a 36-month period, under a registration statement with respect to 4,671,785 shares of our common stock, which was declared effective by the SEC on July 3, 2014. The credit facility with Lincoln Park was mutually terminated as of April 23, 2015.

Common stock warrants issued with the sale of our common stock

When we sell shares of our common stock the buyer also typically receives fully-vested common stock warrants with a maximum contractual term of 3-5 years. A summary of common stock warrants issued with the sale of our common stock as of December 31, 2015, and changes during the year then ended is presented below:

	Number of Warrants	Weighted-average Exercise Price	Weighted-average Remaining Life (Years)	Aggregate Intrinsic Value

Outstanding, December 31, 2013	12,901,955	$0.56
Granted	6,612,810	0.58
Exercised	(400,000)	0.35
Outstanding, December 31, 2014	19,114,765	0.56
Granted	10,446,539	0.35
Exercised	(1,084,597)	0.35
Forfeited or expired	(7,750,000)	0.49
Outstanding, December 31, 2015	20,726,707	0.49	1.9	$1,080
Exercisable, December 31, 2015	20,726,707	0.49	1.9	$1,080

F-14

Included in the above amounts are the warrants that were cancelled and reissued, resulting in legal settlement expense of $1,764,450.

Note 8 – Share-based payments

Amounts recognized as expense in the consolidated statements of operations related to share-based payments are as follows:

	Year ended December 31,
	2015	2014

Nonemployee common stock	$602,507	$631,550
Nonemployee warrants – fully vested upon issuance	6,981	7,204,573
Nonemployee warrants – service and performance conditions	52,056	264,919
Employee stock options – fully vested upon grant	--	7,950,000
Employee stock options – market price-based	1,308,000	2,321,000
Legal settlement – replacement warrants	1,764,450	--
Total share-based expense charged against income	$3,733,994	$18,372,042

Impact on net loss per common share:
Basic and diluted	$(0.06)	$(0.32)

Nonemployee common stock

UPT management agreement

In July, 2014, we entered into a three year agreement with the company managing the operations of UPT, whereby we would issue common stock under the following conditions:

Condition	Number of Shares

UPT recognizes $100 million of revenue or a change in control	500,000
UPT recognizes $100 million of revenue	150,000
650,000

As of December 31, 2015 and 2014, meeting these conditions was not deemed probable, so no expense was recognized under this agreement and no common stock was issued. The fair value of these unearned shares of common stock was $117,000 as of December 31, 2015.

Investor relations agreement

In June, 2014, we entered into an agreement with a company, which subsequently became a shareholder, to provide investor relations services. Under the terms of this agreement we agreed to issue 60,000 shares of common stock each quarter through May 2015, for a total of 240,000 shares. We recognized expense of $61,200 and $91,800, respectively, during the years ended December 31, 2015 and 2014.

Financial advisory agreements

During the quarter ended June 30, 2015, we entered into separate agreements with three companies, which subsequently became shareholders, to provide financial advisory services, including developing, studying and evaluating a financing plan, strategic and financial alternatives, and merger and acquisition proposals. Under the terms of the agreements, we agreed to issue an aggregate of 333,332 shares of common stock each month through June 2016, as services were delivered, for a total of 5,000,000 shares over the term of the agreements. These agreements may be canceled by either party with a 30 day notice. During the three months ended June 30, 2015, we recorded expense at fair value of $510,007 for the issuance of 1,000,013 shares. If the services are provided and the agreements are not canceled, an additional 3,999,987 shares remain to be issued. At management's request no further services have been provided, and no stock was earned or issued under these agreements after June 30, 2015.

F-15

Other

During the years ended December 31, 2015 and 2014, we issued or accrued an additional 175,000 and 445,000 shares of common stock in exchange for services, with a fair value of $31,300 and $539,750, respectively.

Nonemployee common stock warrants -- Fully-vested upon issuance

We may issue fully-vested common stock warrants with a maximum contractual term of 5 years to non-employees in return for services or to satisfy liabilities, such as accrued interest. The following summarizes the activity for common stock warrants that were fully-vested upon issuance:

	Number of Warrants	Weighted-average Exercise Price	Weighted-average Remaining Life (Years)	Aggregate Intrinsic Value

Outstanding, December 31, 2013	2,203,374	$0.69
Granted	7,266,666	0.74
Exercised	(781,805)	0.31
Forfeited or expired	(200,000)	0.31
Outstanding, December 31, 2014	8,488,235	0.69
Granted	94,333	0.48
Forfeited or expired	(918,000)	0.19
Outstanding, December 31, 2015	7,664,568	0.72	2.2	$--
Exercisable, December 31, 2015	7,664,568	0.72	2.2	$--

The following summarizes the Black-Scholes assumptions used to estimate the fair value of fully-vested common stock warrants:

Year ended December 31,
	2015	2014

Volatility	121 -- 173%	208 – 330%
Risk-free interest rate	1.4 – 1.6%	0.6 -- 1.7%
Expected life (years)	3.0 – 4.0	2.5 -- 5.0
Dividend yield	--	--

The total intrinsic value of fully-vested common stock warrants exercised during the year ended December 31, 2014, was $1,059,248. None were exercised in 2015.

Nonemployee common stock warrants -- Service and performance conditions

The following summarizes the terms for warrants we granted that are subject to performance and service conditions.

F-16

UPT management agreement

In July, 2014, we entered into a three year agreement with the company managing the operations of UPT, whereby we would issue common stock warrants under the following conditions:

		Number of
Vesting Condition	Category	Warrants

Fully vest upon UPT generating $1 million of revenue	Performance	350,000
45,945 warrants for every $3 million of revenue generated by UPT up to $100 million	Performance	1,530,000
60,000 warrants for every three months of completed service managing UPT	Service	720,000
		2,600,000

The common stock warrants have a three year life and an exercise price of $1.00 per share. The grant date fair value was $2,586,000. As of December 31, 2015, we did not conclude that meeting the performance conditions was probable, so no expense was recognized and no common stock warrants vested. During the years ended December 31, 2015 and 2014, respectively, 240,000 and 120,000 of the common stock warrants under the service condition vested with the passage of time and we recognized expense of $52,056 and $64,540. As of December 31, 2015, the fair value of the 2,240,000 unvested common stock warrants, which is also the estimated unrecognized expense, was $119,019. We cannot estimate the period over which the expense for the performance awards will be recognized, if at all. The remaining service award expense will be recognized quarterly over a period of 1.5 years.

Financing advisory services

In March, 2014, we entered into an agreement with a company, which is also a shareholder, to provide financing advisory services, in return for 400,000 common stock warrants having a five year life and an exercise price of $2.50, with vesting in March, 2015 upon satisfactory performance under the agreement. As of December 31, 2014, we deemed it probable that the vesting conditions will be met. Accordingly, during the year ended December 31, 2014, we recognized expense of $200,379. When the warrants vested in March 2015, the fair value was $179,964. The change in fair value between December 31, 2014 and March 2015, of $20,415 was recognized as a reduction of expense in 2015. The grant date fair value of these warrants was $352,000.

Summary

The following summarizes the activity for warrants that have performance and service conditions. There were no grants in 2015.

	Number of Warrants	Weighted-average Exercise Price	Weighted-average Remaining Life (Years)	Aggregate Intrinsic Value

Outstanding, December 31, 2013	--
Granted	3,000,000	$1.20
Outstanding, December 31, 2014 and 2015	3,000,000	$1.20	1.9	$--
Exercisable, December 31, 2015	760,000	$1.79	2.9	$--

F-17

The following summarizes of the status of our nonvested common stock warrants with performance and service conditions as of December 31, 2015, and changes during the year then ended:

	Number of	Weighted-average Grant Date
	Warrants	Fair Value

Nonvested, December 31, 2014	2,880,000	$0.98
Vested	(640,000)	0.92
Nonvested, December 31, 2015	2,240,000	$0.99

The following summarizes the Black-Scholes assumptions used to estimate the fair value of warrants with performance and service conditions:

Year ended December 31,
	2015	2014

Volatility	102 – 184%	208 -- 322%
Risk-free interest rate	0.9 – 1.4%	1.1 -- 1.7%
Expected life (years)	3.0 – 5.0	3.0 – 5.0
Dividend yield	--	--

Legal settlement – Replacement warrants

Under the First Amendment to Settlement Agreement (the "Amendment") with Spirit Bear, we agreed to issue replacement warrants for certain previously-issued warrants. The 7,000,000 previously-issued warrants were issued in 2012, had exercise prices ranging from $0.35 to $0.75 per warrant, and expiration dates from April 2015 to April 2017. All of the replacement warrants have an exercise price of $0.25, while 6,000,000 expire in January 2017 and 1,000,000 expired in December 2015.

When a replacement equity instrument is issued, expense is recorded if the fair value of the new instruments is greater than the fair value of the original instruments. We recorded expense of $1,764,450 associated with the replacement warrants. The following summarizes the Black-Scholes assumptions used to estimate the fair value of the previously-issued warrants and the replacement warrants:

	Previously- issued	Replacement

Volatility	81 -- 125%	81 -- 125%
Risk-free interest rate	0.3 – 0.6%	0.1 – 0.5%
Expected life (years)	1.0 – 2.0	0.6 – 1.8
Dividend yield	--	--

Employee stock options – Fully-vested upon grant

We granted stock options to certain members of management in 2014 that were fully-vested at the date of grant. There were no grants in 2015. The following is a summary of fully-vested stock option activity:

	Number of Shares	Weighted-average Exercise Price per Share	Weighted-average Remaining Contractual Term	Aggregate Intrinsic Value

Outstanding, December 31, 2013	--
Stock options granted	5,000,000	$2.00
Outstanding, December 31, 2015 and 2014	5,000,000	2.00		$--
Exercisable, December 31, 2015	5,000,000	$2.00		$--

F-18

The following summarizes the Black-Scholes assumptions used to estimate the fair value of fully-vested stock option grants:

Year ended December 31, 2014

Volatility	325%
Risk-free interest rate	2.7%
Expected stock option life (years)	10
Dividend yield	--

We recognized expense at a fair value of $7,950,000 in the years ended December 31, 2014, for fully-vested stock option grants.

Employee stock options – Market price-based grants

We granted stock options in 2012 to a member of management that vest upon the achievement of certain stock prices for 20 days, as follows:

Market Price	Number of Options

$1.50	1,000,000
1.75	1,000,000
2.00	1,000,000
2.25	1,000,000
2.50	1,000,000
5,000,000

1,000,000 options vested in 2014 and remain exercisable as of December 31, 2015. We are recognizing the grant date fair value of $7,883,000 ratably through March 2019.

The following summarizes the lattice-based assumptions used to estimate the fair value of market price-based stock options:

Year ended December 31, 2014

Volatility	300%
Risk-free interest rate	1.7%
Expected stock option life (years)	5.0
Dividend yield	--

As of December 31, 2015, there was $4,254,000 of total unrecognized cost related to nonvested market price-based stock options, which will be recognized over 3.5 years.

Note 9 – Income Taxes

The components of our deferred tax asset are as follows:

	December 31,
	2015	2014

Net operating loss carryforwards	$7,582,195	$6,189,094
Equity-based instruments	8,946,178	7,727,432
Accrued liabilities	85,329	106,556
Valuation allowance	(16,613,702)	(14,023,082)
Deferred tax asset	$--	$--

F-19

Our net operating loss carryforwards expire after 20 years, beginning in 2032.

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:

	Year ended December 31,
	2015	2014

Income tax benefit at statutory rate	$(2,353,853)	$(8,015,585)
State income tax, net of Federal benefit	(251,309)	(855,782)
Meals and entertainment	14,542	16,984
Increase in valuation allowance	2,590,620	8,854,383
Income tax benefit	$--	$--

We had no gross unrecognized tax benefits that, if recognized, would favorably affect the effective income tax rate in future periods. We have not accrued any interest or penalties associated with income taxes. We file income tax returns in the United States federal jurisdiction. With few exceptions, we are no longer subject to U.S. federal, state or non-U.S. income tax examination by tax authorities on tax returns filed before January 31, 2009. No tax returns are currently under examination by any tax authorities.

Note 10 – Net Loss per Share

Basic net loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the reporting period. Diluted net loss per share is computed similarly to basic loss per share, except that it includes the potential dilution that could occur if dilutive securities are exercised.

The following table presents a reconciliation of the denominators used in the computation of net loss per share – basic and diluted:

	Year ended December 31,
	2015	2014

Net loss available for stockholders	$(6,923,100)	$(23,562,979)
Weighted average outstanding shares of common stock	64,586,781	56,742,881
Dilutive effect of stock options and warrants	--	--
Common stock and equivalents	64,586,781	56,742,881

Net loss per share – Basic and diluted	$(0.11)	$(0.42)

Outstanding stock options and common stock warrants are considered anti-dilutive because we are in a net loss position. The following summarizes equity instruments that may, in the future, have a dilutive effect on earnings per share:

	December 31,
	2015	2014

Stock options	10,000,000	10,000,000
Common stock warrants	29,651,275	29,518,403
Common stock issuable	701,018	729,328
Common stock issuable – warrants	226,191	729,328
Convertible notes	3,586,915	--
Convertible preferred stock	6,800,000	7,000,000
Total	50,965,399	47,977,059
Total exercisable at December 31	46,038,190	34,097,059

Note 11 – Subsequent Events

In January 2016, we received the remaining $48,800 under the December 2015 Convertible Note, which has an additional debt discount of $5,850.

F-20

Cool Technologies, Inc. and subsidiary

Condensed Consolidated Balance Sheets

	September 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash	$727	$10,882
Prepaid expenses and other assets	225,000	95,175
Total current assets	225,727	106,057
Intangibles	161,170	153,434
Equipment, net	78,148	97,600
Total assets	$465,045	$357,091

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,569,751	$1,278,307
Accrued liabilities – related party	646,602	591,870
Customer deposits – related party	400,000	400,000
Accrued payroll taxes	93,512	33,737
Debt, current portion	506,750	697,903
Derivative liability	100,990	356,554
Total current liabilities	3,317,605	3,358,371

Debt, long-term portion, net of debt discount	379,496	77,803
Total liabilities	3,697,101	3,436,174

Commitments and contingencies (Note 5)	-	-

Stockholders’ equity (deficit):
Preferred stock, $.001 par value; 15,000,000 shares authorized; 122 and 136 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	-	-
Common stock, $.001 par value; 140,000,000 shares authorized; 112,890,120 and 66,600,367 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	99,026	65,929
Additional paid-in capital	39,371,911	36,038,551
Common stock issuable	291,000	180,900
Common stock held in escrow	8,441	8,441
Accumulated deficit	(42,964,641)	(39,344,245)
Total deficit	(3,194,263)	(3,050,424)
Noncontrolling interest in subsidiary	(37,793)	(28,659)
Total stockholders’ deficit	(3,232,056)	(3,079,083)

Total liabilities and stockholders’ deficit	$465,045	$357,091

See accompanying notes to condensed consolidated financial statements.

F-21

Cool Technologies, Inc. and subsidiary

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended September 30,		Nine months ended September 30
	2016	2015	2016	2015

Revenues	$--	$--	$--	$--
Cost of revenues	--	--	--	--
Gross profit	--	--	--	--

Operating expenses
Payroll and related expenses	129,668	198,787	540,320	612,325
Consulting	157,500	48,203	1,523,041	814,856
Professional fees	33,113	88,488	241,488	503,165
Research and development	156,484	150,398	175,739	717,988
General and administrative	63,130	490,056	661,420	1,441,376
Total operating expenses	539,895	975,932	3,142,008	4,089,710

Operating loss	(539,895)	(975,932)	(3,142,008)	(4,089,710)

Other income (expense):
Interest expense, net	(207,087)	(7,080)	(1,023,818)	(11,655)
Legal Settlement – replacement warrants	--	--	--	(1,119,450)
Change in fair value of derivative liability	409,994	2,324	1,164,806	2,324
Loss on Extinguishment of Debt	(56,221)	--	(628,510)	--

Net loss	(393,209)	(980,688)	(3,629,530)	(5,218,491)
Less: Noncontrolling interest in net loss	(3,389)	(3,345)	(9,134)	(12,708)

Net loss to shareholders	$(389,820)	$(977,343)	$(3,620,396)	$(5,205,783)

Net loss per common share:
Basic and diluted	$(0.01)	$(0.01)	$(0.04)	$(0.08)

Weighted average common shares outstanding:
Basic and diluted	84,142,499	66,089,776	80,677,522	63,938,744

See accompanying notes to condensed consolidated financial statements.

F-22

Cool Technologies, Inc. and subsidiary

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended September 30,
	2016	2015
Operating Activities:
Net loss	$(3,629,530)	$(5,218,491)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services	332,090	571,207
Warrants issued for services	1,188,933	55,849
Legal Settlement – replacement warrants	-	1,119,450
Loss on extinguishment of debt	628,510
Employee stock options	327,000	981,000
Non-cash interest expense	307,097	--
Change in fair value of derivative liability	(1,164,807)	(2,324)
Amortization of debt discount	657,426	2,189
Depreciation expense	19,452	19,369
Changes in operating assets and liabilities:
Prepaid expenses	95,175	(11,712)
Accounts payable	291,444	805,753
Accrued liabilities – related party	54,732	121,558
Accrued payroll liabilities	59,775	15,102
Net cash used in operating activities	(832,703)	(1,541,050)

Investing Activities:
Purchase of intangible assets	(7,736)	(7,772)
Equipment purchase	--	(5,000)
Net cash used in investing activities	(7,736)	(12,772)

Financing Activities:
Proceeds from sale of common stock	555,500	1,095,020
Proceeds from debt	643,347	325,000
Payments on debt	(368,563)	(12,895)
Net cash provided by financing activities	830,284	1,407,125

Net decrease in cash	(10,155)	(146,697)

Cash, beginning of period	10,882	171,871

Cash, end of period	$727	$25,174

Cash paid for:
Interest	$27,092	$5,219
Income taxes	--	--

Non-cash investing and financing activities:
Derivative liability offset by debt discount	$281,329	$75,650
Reduction of stock issuable by issuing common Stock	465,400	410,950
Debt and interest settled for common stock	1,014,756	--

See accompanying notes to condensed consolidated financial statements.

F-23

Cool Technologies, Inc. and subsidiary

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 1 – Description of Business and Summary of Significant Accounting Policies

Description of Business

Cool Technologies, Inc. and subsidiary, (we, us, our, the “Company” or “Cool Technologies”) was incorporated in the State of Nevada in July 2002. In April 2014, the Company formed Ultimate Power Truck, LLC (“Ultimate Power Truck” or “UPT”), of which we own 95% and a shareholder of Cool Technologies owns 5%. We were formerly known as Bibb Corporation, as Z3 Enterprises, and as HPEV Inc. On August 20, 2015, we changed our name to Cool Technologies, Inc.

Basis of Presentation

The accompanying condensed consolidated balance sheet as of December 31, 2015, has been derived from audited financial statements. The accompanying unaudited interim condensed consolidated financial statements have been prepared on the same basis as the annual audited financial statements and in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial statements. In the opinion of management, such unaudited information includes all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of this interim information. All intercompany transactions have been eliminated in consolidation. Noncontrolling interest represents the 5% third party ownership of our subsidiary, UPT. Operating results and cash flows for interim periods are not necessarily indicative of results that can be expected for the entire year. The information included in this report should be read in conjunction with our audited financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company have incurred net losses of $42,964,641 since inception and have not fully commenced operations, raising substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise capital, generate revenue, achieve profitable operations and repay our obligations when they come due. The Company will have to obtain additional debt and / or equity financing; however, we cannot provide investors with assurance that we will be able to raise sufficient capital to fund our operations. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty. As of the filing date of this Quarterly Report on Form 10-Q, management is negotiating additional funding arrangements to support completion of the commercialization phases of our business plan: to license its thermal technologies and applications, including submersible dry-pit applications; and to license and sell mobile generation retrofit kits (our Ultimate Power Truck business) as well as retrofitted vehicles that incorporate our proprietary gearing system. There can be no assurance, however, that the Company will be successful in raising additional financing and accomplishing these objectives.

Recently Issued Accounting Pronouncements

Financial Accounting Standards Board, or FASB, Accounting Standards Update, or FASB ASU 2016-09 “Compensation – Stock Compensation (Topic 718)” – In March 2016, the FASB issued ASU 2016-09, which includes multiple provisions intended to simplify various aspects of accounting for share-based payments. While aimed at reducing the cost and complexity of the accounting for share-based payments, the amendments are expected to significantly impact net income, earnings per share, and the statement of cash flows. Implementation and administration may present challenges for companies with significant share-based payment activities. This ASU is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. We are currently evaluating the potential impact this standard will have on our consolidated financial statements and related disclosures.

F-24

FASB ASU 2016-10 “Revenue from Contracts with Customers (Topic 606)” – In April 2016, the FASB issued ASU 2016-10, clarify identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. This ASU is effective for annual reporting periods beginning after December 15, 2017, with the option to adopt as early as December 15, 2016. We are currently assessing the impact of adoption of this ASU on our consolidated results of operations, cash flows and financial position.

Note 2 – Customer deposits – Related party

These represent advance payments of $400,000 received on orders that have not yet been fulfilled, with companies controlled by the individual who is the 5% owner of UPT and a shareholder.

Note 3 – Debt

Debt consists of the following:

	September 30, 2016	December 31, 2015

Notes payable -- original issue discount	$225,000	$400,000
Convertible notes payable	373,714	365,350
Test vehicle financing	68,009	77,075
Note payable – related party	7,844	22,910
Note payable – UPT minority owner	250,000	250,000
	924,567	1,115,335
Debt discount	(38,321)	(339,629)
	886,246	775,706
Less: current portion	(506,750)	(697,903)
	$379,496	$77,803

Notes payable – secured promissory notes

On September 30, 2016, the Company received $225,000 under two secured promissory notes of $180,000 and $45,000, each bearing an interest rate of 5%. The principal and interest are payable in full on June 30, 2017. In the event of default, the interest rate will be 18% per annum. The Company has the right to redeem in cash the remaining balance with no pre-payment penalty at any time.

Notes payable – original issue discount

In October 2015, the Company received $350,000 under two notes payable with an original issue discount of $50,000, in lieu of interest. The $400,000 principal balance was payable in full on March 31, 2016. In the event of default, the interest rate will be 18% per annum. The notes were amended on April 28, 2016. In exchange for the note holders refraining from taking legal action in relation to non-payment of the notes until May 16, 2016, the Company agreed to pay liquidated damages of $80,000 and forbearance fees of $5,000 each. In the event that the notes were not paid in full by the end of the forbearance period, then the note holders would be due additional liquidated damages of $98,000. Payment was not made, so the damages were added to the balance due. On May 23, 2016, one of the note holders agreed to a second amendment which extended the maturity date of his note until September 30, 2016. In exchange, the note holder received the right to convert a portion or all of the unpaid principal balance at a rate of 75% of the average of the volume weighted average price (VWAP) in the twelve trading days immediately preceding the request for conversion date as well as continued accrual of 3% liquidated damages each month and 18% interest on the total balance due.

F-25

The Company tested the first amendment to ascertain if it should be accounted for as a modification to the notes or treated as an extinguishment. As a result of the impact on the present value of cash flows from the liquidated damages and forbearance fees, the Company determined that the first amendment to the notes qualified for extinguishment treatment. Accordingly, the Company recognized a loss on extinguishment equal to the liquidated damages and forbearance fees of $90,000.

The Company also tested the second amendment to one of the notes to ascertain if it should be accounted for as a modification to the note or treated as an extinguishment. As a result of the impact on the present value of cash flows from the additional liquidated damages and the inclusion of a conversion feature, the Company determined that the second amendment to one of the notes qualified for extinguishment treatment. Accordingly, the Company recognized a loss on extinguishment equal to the additional liquidated damages, accrued interest and fair value of the conversion option of $307,358.

From June 10 to August 16, 2016, a total of $437,181 was converted into 5,596,907 shares of common stock and the note was retired on August 26, 2016 with a payment of $60,751.27.

On May 24, 2016, the second noteholder agreed to exchange his notes with a third party lender who extinguished the debts and was issued two convertible notes to cover the debts assumed from the second noteholder. The two new convertible notes were issued in the principal amounts of $104,802 and $26,571, respectively. Both notes bear interest at 10% with principal and interest payable on May 24, 2017. In the event of default, the interest rate will be the lower of 20% per annum or the highest rate permitted by law. At any time, the third party lender has the right to convert a portion or all of the unpaid principal balances at a rate of 65% of the average of the four lowest volume weighted average prices of the Company’s common stock during the 10 consecutive trading days immediately preceding the request for conversion date.

From June 2 to August 17, 2016, a total of $104,791 were converted into 2,710,328 shares of common stock. A total of $11 remains to be converted or paid. On August 31, 2016, a payment of $27,303 was made to cover all outstanding principal and interest on the second convertible note.

On September 28, 2016, in keeping with a clause in the original warrants which stated that, while the warrants were outstanding, if the company were to sell common stock for less than the exercise price of the warrants, then the exercise price will be reduced to equal the lower price and the number of warrant shares will be increased to equal the prior aggregate exercise price. As a result, the exercise prices of the two warrants previously issued in conjunction with two notes payable were adjusted from $0.30 to $0.0169 and the shares of common stock were adjusted from 321,429 to 4,705,840 and from 1,178,571 to 20,921,379, respectively.

Convertible notes payable

September 2015 Convertible Note -- In September 2015, the Company entered into a convertible note agreement, which allows us to borrow up to $250,000, bearing interest at 10%, with principal and interest payable on September 15, 2017. The Company borrowed $75,000 in September 2015 and $50,000 in November 2015, for a total of $125,000 due on September 15, 2017. At the holder’s option, a portion or all of the unpaid principal and interest may be converted into shares of our common stock at the lesser of $0.305 per share or 65% of the volume weighted average price of our common stock during the five consecutive trading days immediately preceding the applicable conversion date. The Company determined that the conversion feature meets the requirements for derivative treatment and has recorded a derivative liability and a corresponding debt discount on the condensed consolidated balance sheet. In February 2016, the $75,000 note and interest of $16,667 were converted in exchange for 467,740 shares of our common stock. In May and June, 2016, the remaining $50,000 note and $14,256 of interest were converted in exchange for 649,450 shares of our common stock.

December 2015 Convertible Notes -- In December 2015, the Company entered into a convertible note agreement, bearing interest payable quarterly at 10%, allowing us to borrow up to $248,800. In December 2015, the Company received $200,000 under the convertible note agreement, with an original issue discount of $20,350 and $20,000 distributed to the lender’s legal counsel, for a total amount of $240,350 due on December 1, 2016, with a debt discount of $40,350. In January 2016, the Company received the remaining $48,800 with an original issue discount of $5,850, for a total amount of $54,650 due on February 26, 2017. At the holder’s option, a portion or all of the unpaid principal balance may be converted into shares of our common stock at a rate of $0.12 per share. In the event of a default, the conversion price becomes 70% of the volume weighted average price of our common stock during the three consecutive trading days immediately preceding the applicable conversion date. The Company also issued warrants to purchase 500,000 shares of our common stock in two separate tranches for 250,000 shares each, with exercise prices of 125% and 150% of our common stock price on the day prior to closing the agreement, or $0.175 per share and $0.21 per share. The Company determined that the conversion feature and the warrants meet the requirements for derivative treatment and have recorded a derivative liability and a corresponding debt discount on the condensed consolidated balance sheet. The convertible notes have prepayment penalties of 115%, 120%, 125% and 130%, respectively, in the event the note is settled within 45 days, 46-90 days, 91-120 days, and 121 days through the due date. The Company placed 13,291,667 shares of our common stock in escrow as collateral for this agreement.

F-26

On May 30, 2016, the Company executed an amendment to the convertible note agreement. In consideration for removing limitations, until November 15, 2016, on sales of securities of at least $500,000 including variable rate transactions, convertible notes and third party transactions set forth in the Securities Purchase Agreement signed on December 3, 2015 as well as authorizing the withdrawal of a registration statement filed on January 11, 2016, the Company agreed to file a new registration statement covering the shares issuable to the holder of the Notes.

The Company tested the amendment to ascertain if it should be accounted for as a modification to the notes or treated as an extinguishment. As a result of the change in the fair value of the conversion feature and warrants, the Company determined that the amendment qualifies for extinguishment treatment. Accordingly, the Company recognized a loss on extinguishment equal to the difference in the fair value of the conversion feature and warrants before and after the amendment of $34,673.

In consideration for amending the Notes to permit borrowings by the Company of up to $6,500,000, the Company agreed to amend the Notes to enable the conversion price to be equal to the lesser of $0.12 and 70% of the average of three VWAPs from the 20 trading days prior to the notice of conversion. Furthermore, the Company agreed that if it were to issue new notes with greater discounts than those detailed above, the existing Notes would be reset to match the lower conversion price. Finally, the Company agreed to lower the exercise prices (from $0.21 to $0.168, and from $0.175 to $0.140, respectively) on two existing warrants totaling 500,000 shares previously issued to the holder of the Notes and to issue a cashless, two-year warrant to purchase 250,000 shares at an exercise price of $0.168 per share.

The Company tested the two notes that replaced the other OID note to determine if they should be accounted for as modification of the original note or treated as an extinguishment. As a result of the impact on the present value of cash flows from the additional liquidated damages and the inclusion of a conversion feature, the Company determined that the new notes qualified for extinguishment treatment. Accordingly, the Company recognized a loss on extinguishment equal to the additional liquidated damages, accrued interest and fair value of the conversions options of $140,258.

From June 10 to August 16, 2016, a total of $240,350 were converted into 6,495,516 shares of common stock and on August 30, 2016, a total of $54,650 were converted into 4,313,339 shares of common stock. The Company paid interest fees of $4,119 on August 26, 2016 and $3,114 on September 15, 2016 and the notes were retired.

February 2016 Convertible Note – In February 2016, the Company entered into a convertible note agreement. We received $125,000, with an original issue discount of $15,500 in lieu of interest, for a total amount of $140,500 due on August 10, 2016. In the event of default, the interest rate will be 22% per annum. At any time following an event of default, the lender has the right to convert a portion or all of the unpaid principal balance at a rate of 65% of the average of the three lowest closing prices in the twenty trading days immediately preceding the request for conversion date. The Company determined that the conversion feature meets the requirements for derivative treatment and have recorded a derivative liability and a corresponding debt discount on the condensed consolidated balance sheet.

On August 5, 2016, the lender declared the company in default due to insufficient shares required to maintain the reserve. As a result, the Note began accruing interest at the default rate of 22% per annum. The lender also increased the outstanding balance by 15% or $21,075 bringing the total outstanding balance to $161,575. On August 17, 2016, the Company reached an agreement with the lender on a two week extension thereby extending the maturity date to August 24,2016. In exchange for granting the extension, the lender requested and received a $15,000 extension fee as well as the right to convert the extension fee and $10,000 in principal into common shares. On August 26, 2016, the lender was wired the balance of the principal and interest remaining: $152,945. On August 30, 2016, the lender received 1,953,125 common shares in exchange for the $25,000.

May 2016 Convertible Note – In May 2016, the Company entered into a convertible note agreement. We received $120,600, bearing interest at 12%, with principal and interest payable on September 15, 2017 in a total amount of $141,102. In the event of default, the interest rate will be 18% per annum. At any time following after the 180th day from the date of issuance, the lender has the right to convert a portion or all of the unpaid principal balance at a rate of 60% of the average of the lowest trading price in the fifteen trading days immediately preceding the request for conversion date. The Company determined that the conversion feature meets the requirements for derivative treatment and have recorded a derivative liability and a corresponding debt discount on the condensed consolidated balance sheet.

F-27

On July 18, 2016, the lender increased the share reserve from 7,000,000 to 18,572,365 shares. Following a request on August 19, 2016 to increase the share reserve to 48,000,000 shares that we could not accommodate, the company paid off the principal of $120,600 on August 29, 2016 and interest of $4,243 on August 30, 2016. On September 7, 2016, the lender declared the company in default and the Company commenced negotiations on a final pre-payment fee. On October 3, 2016, a settlement agreement was signed and on October 4, 2016 $42,210 was wired to the lender.

August 2016 Convertible Note – In August 2016, the Company entered into a senior convertible note agreement. We received $400,0000, bearing interest at 3%, with principal and interest payable on August 24, 2018. In addition, the Company received the right to require the buyer to purchase from the company four million restricted shares of common stock at a purchase price of $0.05 per share and a warrant to purchase four million shares of common stock with an exercise price of $0.06 per share. At the same time, the Company granted the buyer the right to require the company to sell to the buyer four million restricted shares of common stock at a purchase price of $0.05 per share and a warrant to purchase four million shares of common stock with an exercise price of $0.06 per share. In the event of default, the interest rate will be 18% per annum, require the Company to (i) redeem all or any portion of the note at a premium of 150% or (ii) convert any portion of this note then held by noteholder into shares of common stock at the conversion price of $0.025, equal to a number of shares of common stock equal to the principal amount outstanding on the note (divided by 0.025) and multiplied by the premium of 150%.

The note may be converted at any time into shares of the common stock at the conversion price pursuant to the terms of the note. The buyer may not, however, convert more than 50% of the note’s purchase price prior to September 30, 2016. We determined that the conversion feature meets the requirements for derivative treatment and have recorded a derivative liability and a corresponding debt discount on the condensed consolidated balance sheet.

Test Vehicle Financing

In October 2014, the Company entered into financing agreements for the purchase of test vehicles, bearing interest at 5.99% payable monthly over five years, collateralized by the vehicles.

Note payable – related party

On February 3, 2016, an agreement was signed with the Secretary of Cool Technologies to retire a non-interest bearing note that was due on demand. The note was retired with the issuance of 143,187 shares of restricted common stock on June 24, 2016.

Note payable – UPT minority owner

Held by the 5% minority owner of UPT. The terms of the note have not been finalized.

Future contractual maturities of debt are as follows:

Year ending December 31,
2016	$267,189
2017	244,564
2018	394,503
2019	18,311
$924,567

F-28

Note 4 – Derivative Liability

Under the terms of the convertible note agreements, the Company identified derivative instruments arising from embedded conversion features, as well as warrants issued with the December 2015 Convertible Note.

The following summarizes the Black-Scholes assumptions used to estimate the fair value of the derivative liability at the dates of issuance and the revaluation dates:

	January 27, 2016 (1)	February 10, 2016 (2)	February 24, 2016 (3)	March 31, 2016

Volatility	121%	121%	118%	121–127%
Risk-free interest rate	0.5%	0.4%	0.7%	0.3–0.8%
Expected life (years)	1.0	0.5	1.6	0.4 – 2.7
Dividend yield	--	--	--	--

	April 11, 2016 (3)	April 19, 2016 (3)	April 27, 2016 (3)	May 3, 2016 (3)

Volatility	111.5%	113.4%	119%	120.3%
Risk-free interest rate	0.62%	0.65%	0.71%	0.64%
Expected life (years)	1.43	1.41	1.39	1.37
Dividend yield	--	--	--	--

	May 6, 2016 (3)	May 16, 2016 (3) (6)	May 23, 2016 (5)	May 24, 2016 (5)

Volatility	120.4%	124–137.9%	138.1%	139%
Risk-free interest rate	0.63%	0.48-0.57%	0.28%	0.69%
Expected life (years)	1.36	0.76 - 1.33	0.36	1.0
Dividend yield	--	--	--	--

	May 27, 2016 (3)(8)	May 30, 2016	June 10, 2016 (4)(7)	June 13, 2016 (8)

Volatility	125-139%	111–157.5%	145%	146%
Risk-free interest rate	0.58-0.69%	0.49-0.95%	0.26-0.42%	0.55%
Expected life (years)	0.99 - 1.30	0.51 – 2.51	0.31- 0.48	0.95
Dividend yield	--	--	--	--

	June 21, 2016 (7)	June 29, 2016 (4)(7)	June 30, 2016	July 8, 2016 (8)

Volatility	146.2%	144.2%	118–144.2%	142.7%
Risk-free interest rate	0.27%	0.26-35%	0.2–0.65%	0.48%
Expected life (years)	0.28	0.25 – 0.42	0.11 – 2.42	0.88
Dividend yield	--	--	--	--

F-29

	July 12, 2016 ((8)	July 19, 2016 (12)	July 20, 2016 (8)	July 26, 2016 (8)

Volatility	143.8%	146.3%	146.1%	146.6%
Risk-free interest rate	0.29%	0.31%	0.32-0.56%	0.55%
Expected life (years)	0.22	0.37	0.20 - 0.84	0.83
Dividend yield	--	--	--	--

	Aug. 8, 2016 (8)(12)	Aug. 9, 2016 (8)	Aug. 16, 2016 (8)(12)	Aug. 17, 2016 (11)

Volatility	147.8%	151.3%	163.7%	164.8%
Risk-free interest rate	0.29-0.31%	0.50%	0.27%	0.27-0.52%
Expected life (years)	0.15 - 0.32	0.79	0.12- 0.29	0.0 - 0.77

	Aug 30, 2016 (9)(10)	Sept 30, 2016

Volatility	178.4%	151–200.6%
Risk-free interest rate	0.47-0.52%	0.20-0.77%
Expected life (years)	0.00 - 0.41	0.0 – 2.17
Dividend yield	--	--	--	--

__________________

(1)	Additional borrowing under the December 2015 Convertible Note.
(2)	Borrowing under the February 2016 Convertible Note.
(3)	Partial conversion of the September 2015 Convertible Note.
(4)	Partial conversion of the December 2015 Convertible Note.
(5)	Notes Payable Original Issue Discount converted into Exchange Notes.
(6)	Borrowing under the May 2016 Convertible Note.
(7)	Partial Conversion of Notes Payable Original Issue Discount
(8)	Partial Conversion of Exchange Notes
(9)	Partial Conversion February 2016 Convertible Note
(10)	Conversion of January 2016 Convertible Note
(11)	Exchange – February 2016 Convertible Note
(12)	Partial Conversion of May 2016 Convertible Note

F-30

Changes in the derivative liability were as follows:

Amount

December 31, 2015	$356,554
December 2015 Convertible Note – additional borrowing	53,951
February 2016 Convertible Note	252,271
Exchange – Notes Payable Original Issue Discount	347,672
May 2016 Convertible Note	200,529
Exchange – December Convertible Note	34,673
Conversion – September 2015 Convertible Note	(171,276)
Conversion - December 2015 Convertible Note	(75,305)
Conversion – Notes Payable Original Issue Discount	(110,093)
Exchange – February 2016 Convertible Note	20,146
Conversion – December 2015 Convertible Note	(120,817)
Conversion – January 2016 Convertible Note	(86,141)
Conversion – Notes Payable Original Issue Discount	(227,280)
Conversion – February 2016 Convertible Note	(33,594)
Change in fair value at September 30, 2016	(340,300)
September 30, 2016	$100,990

An estimated 750,291 number of shares were issuable if the conversion features and warrants had been exercised on September 30, 2016.

Note 5 -- Commitments and Contingencies

On December 12, 2012, the Company concluded negotiations on a debt settlement agreement by and among the Company, Phoenix Productions and Entertainment Group (“PPEG”), Action Media Group, LLC (“Action Media”) and Spirit Bear Limited (“Spirit Bear”) (PPEG and Action Media collectively, the “Debt Holders”). The Debt Holders were to return to escrow a total of 4,676,000 shares of our common stock. 3,676,000 of these shares were returned and cancelled on January 14, 2013, following our filing a registration statement with the SEC on January 11, 2013. The remaining 1,000,000 shares will be purchased by the Company or a nominee of the Company at $0.40 per share (or $400,000) at the rate of $10,000 per month commencing within 90 days of the Company achieving $1,000,000 in gross revenues for products or services from business operations. PPEG and Action Media will divide the $400,000 on a pro rata basis, based on each company’s respective amount of debt forgiven. The historical cost of the shares held in escrow are reflected in equity on the condensed consolidated balance sheets as common stock held in escrow.

Effective May 1, 2015, the Company executed a First Amendment to Settlement Agreement (the "Amendment") with Spirit Bear and the parties identified as the assignees of Spirit Bear who are signatories to the Amendment, which amends certain provisions of our original Settlement Agreement with Spirit Bear. In accordance with the terms of the Amendment, Jay Palmer, Carrie Dwyer and Donica Holt, the Spirit Bear holdover directors, tendered their resignation from the Board of Directors of the Company. Spirit Bear also agreed that it will no longer have any rights to appoint nominees to the Board of Directors. Pursuant to the Amendment, the Company agreed to file a registration statement on Form S-1 covering an aggregate of 14,028,385 shares of common stock, preferred stock and warrants on behalf of Spirit Bear and its assignees no later than July 15, 2015, which was filed with the SEC on July 15, 2015. A representative of Spirit Bear agreed that the obligation to register the shares on a Form S-1 need only include shares of common stock and shares of common stock issuable upon conversion of the Preferred Stock and exercise of the warrants held by Spirit Bear and its assignees. The Company agreed to issue replacement warrants for certain previously-issued warrants, which will be canceled in connection with the replacement issuance. Within 10 business days of June 1, 2015, the parties agreed to dismiss all of the pending litigation between and among them.

On August 28, 2015, the parties filed a stipulation to dismiss the direct claims of the Company against Spirit Bear and of Spirit Bear against the Company in the Nevada Lawsuit. By order dated September 1, 2015, and filed September 2, 2015, the court ordered dismissal of all direct claims in the Nevada Lawsuit.

Additionally, on February 20, 2015, the Court issued its preliminary approval to the derivative action settlement agreement (the “DASA’), which would lead to the ultimate dismissal of the derivative suit also filed by Spirit Bear in the same action. The Court has scheduled a fairness hearing for November 20, 2015, to consider giving its final approval to the DASA. No shareholder filed any objections to the DASA by April 30, 2015, which was the deadline established by the Court for filing objections. On October 22, 2015, however, Peak Finance, LLC (“Peak Finance”) filed a Motion to Intervene in the action seeking, among other things, approval to file a new derivative Complaint in this matter. The Company has opposed this Motion.

F-31

On August 31, 2015, the Company received notice of a summons in the matter styled Peak Finance, Derivatively on Behalf of Nominal Defendant, HPEV, Inc. v. Hassett, et al., No. 2:15-cv-01590-GMN-CWH, filed in the United States District Court for the District of Nevada (the “Peak Finance Claim”). Plaintiff Peak Finance, LLC (“Peak Finance”) alleges that certain members of the Company’s Board of Directors and officers caused a misleading proxy statement to issue and breached alleged fiduciary duties from and after June 18, 2013. Peak Finance further alleges that its claim is related to the Spirit Bear Lawsuit described above. The Company has not determined that there is any merit to the allegations, and has decided to submit the claims to an Independent Director Committee consisting of Directors Christopher McKee, Richard J. “Dick” Schul, and Donald Bowman for their review and consideration. Additionally, on September 28, 2015, the Company filed a motion to dismiss the initial Complaint filed by Peak Finance. On October 22, 2015, rather than oppose the motion to dismiss, Peak Finance filed an amended complaint in this case in addition to the Motion to Intervene in the pending Spirit Bear litigation set forth above. On November 9, 2015, the Company filed a new motion to dismiss the first amended complaint filed by Peak Finance on October 22, 2015.

At the November 20, 2015, fairness hearing, the Court denied Peak Finance’s Motion to Intervene. However, the Court did allow Peak Finance to formally argue its objections to the DASA. The Court ordered additional briefing on certain issues, which has not been completed. The Court further ordered another hearing to consider the DASA on April 1, 2016.

On April 1, 2016, Peak Finance and the Company advised the Court that they had agreed in principle to a settlement that would include withdrawal of Peak Finance’s objection to the DASA. On April 20, 2016, the parties filed a Stipulation and Proposed Order for Withdrawal of Objection to DASA, which was granted by the Court on April 21, 2016. On May 3, 2016, the Court issued an Order, which fully and finally approved the DASA and dismissed the Peak Finance and the Spirit Bear cases, with prejudice. On May 17, 2016, the Company filed a document to show cause as to the effect of the Stipulation and Proposed Order Regarding Settlement on the pending Motion to Dismiss Amended Complaint.

Also on May 17, 2016, Peak Finance and the Company filed a Stipulation and Proposed Order to Modify Stay of Proceedings so that the stay issued on January 6, 2016 could be modified in order to permit the Court to consider the Stipulation and Proposed Order Regarding Settlement and for the Court and all parties to take all necessary actions to seek final approval of a settlement prior to the Court ruling on the pending Motion to Dismiss.

On October 11, 2016, the United States District Court, District of Nevada orally approved the derivative action settlement agreement (“Peak Settlement Agreement”) reached in Peak Finance, LLC v. Timothy J. Hassett et. al., Case No. 2:15-cv-01590-GMN-CWH. Noting that no non-party shareholder filed any objections to the Peak Settlement Agreement, the District Court specifically found that it is “fundamentally fair, reasonable and adequate” and serves the best interest of the Company. The Court further directed that counsel for the parties prepare a proposed formal written order finally approving the Peak Settlement Agreement and dismissing the case.

On October 20, 2016, the Derivative Action Settlement Agreement was formally approved and the case was formally dismissed with prejudice.

From time to time, the Company may be a party to other legal proceedings. Management currently believes that the ultimate resolution of these other matters, if any, and after consideration of amounts accrued, will not have a material adverse effect on our consolidated results of operations, financial position, or cash flow.

Note 6 – Equity

Preferred Stock

The Company has 15,000,000 preferred shares authorized and 122 Series A preferred shares issued and outstanding as of September 30, 2016. A total of 3,636,360 Series B preferred shares are issuable.

On August 12, 2016, the Company entered into a Securities Purchase Agreement with four accredited investors pursuant to which it sold 3,636,360 shares of the Company’s Series B Convertible Preferred Stock. Each share of the preferred stock is convertible into one share of company’s common stock. The conversion price of the preferred stock is equal to the $0.055.

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In addition to the preferred stock, the Securities Purchase Agreement included warrants to purchase (i) 3,636,360 shares of the Company’s common stock at an exercise price of $0.70 per share. The aggregate purchase price of the preferred stock and warrants was $200,000, of which $150,000 was paid in cash and $50,000 was paid in services.

In connection with the sale of the Preferred Stock, on October 20, 2016, the Company filed with the Secretary of the State of Nevada, an amended Certificate of Designations of the Rights, Preferences, Privileges and Restrictions, which have not been set forth in the Certificate of Designation of the Series B Convertible Preferred Stock nor the first Amendment to Certificate of Designation filed on August 12, 2016.

The preferred stock has the same rights as if each share of Series B Convertible Preferred Stock were converted into one share of common stock. For so long as the Series B Convertible Preferred Stock is issued and outstanding, the holders of such Series B Convertible Preferred Stock vote together as a single class with the holders of the common stock and the holders of any other class or series of shares entitled to vote with the common stock, with the holders of Series B Stock being entitled to 66 2/3% of the total votes on all such matters.

In the event of the death of a holder of the Class B Preferred Stock, or a liquidation, winding up or bankruptcy of a holder which is an entity, all voting rights of the Class B Preferred Stock shall cease.

The holder of any shares of Class B Preferred Stock have the right to convert their shares into common stock at any time, in a conversion ratio of one share of common stock for each share of Class B Preferred. If the Corporation’s common stock trades or is quoted at a price per share in excess of $2.25 for any twenty consecutive day trading period, the Class B Preferred Stock will automatically be convertible into the common stock of the Corporation in a conversion ratio of one share of Common Stock for each share of Class B Preferred.

The holders of Class B Preferred Stock are not entitled to receive any distributions in the event of any liquidation, dissolution or winding up of the Corporation.

The warrants may be exercised on a cashless basis in which the holder may be entitled to obtain a certificate of shares of the Company’s common stock equal to the quotient obtained by dividing [(A-B)(X)] by (A), where:

(A) = the average of the daily VWAPs for the three (3) Trading Days immediately preceding the date of such election;

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

Common Stock

On August 19, 2015, the stockholders voted to increase the number of authorized shares of common stock from 100,000,000 shares to 140,000,000 shares.

Common stock issuable on the condensed consolidated balance sheet represents common stock to be issued for either cash received or services performed. As of September 30, 2016 and December 31, 2015, the number of shares of common stock to be issued was 291,000 and 701,018 shares, respectively.

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Common stock warrants issued with the sale of our common stock

When we sell shares of our common stock the buyer also typically receives fully-vested common stock warrants with a maximum contractual term of 3-5 years. A summary of common stock warrants issued with the sale of our common stock as of September 30, 2016, and changes during the period then ended is presented below:

	Number of Warrants	Weighted-average Exercise Price	Weighted-average Remaining Life (Years)	Aggregate Intrinsic Value

Outstanding, December 31, 2015	20,726,707	$0.49
Granted	15,471,186	0.23
Forfeited or cancelled	(4,667,358)	0.58
Outstanding, September 30, 2016	31,530,535	0.35	2.3	$978,595
Exercisable, September 30, 2016	31,530,535	0.35	2.3	$978,595

Included in the warrants granted and cancelled above are 3,729,164 warrants for which the life was extended by one year, for which the Company recorded expense of $660,000.

Note 7 – Share-based payments

Amounts recognized as expense in the consolidated statements of operations related to share-based payments are as follows:

	Nine months ended September 30,
	2016	2015

Nonemployee common stock	$--	$571,207
Nonemployee preferred stock (Series B)	50,000	--
Nonemployee warrants – fully-vested upon issuance	445,390	--
Nonemployee warrants – service and performance conditions	18,392	55,849
Legal Settlement – replacement warrants	--	1,119,450
Employee stock options – market price-based	327,000	981,000
Total share-based expense charged against income	$840,782	$2,727,506

Impact on net loss per common share:
Basic and diluted	$(0.01)	$(0.04)

Nonemployee common stock

UPT management agreement

In July, 2014, the Company entered into an agreement with the company managing the operations of UPT, whereby we would issue common stock under the following conditions:

Condition	Number of Shares

UPT recognizes $100 million of revenue or a change in control	500,000
UPT recognizes $100 million of revenue	150,000
650,000

As of September 30, 2016, and from the date of the agreement, meeting these conditions was not deemed probable, so no expense was recognized under this agreement and no common stock was issued.

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Investor relations agreement

In June, 2014, we entered into an agreement with a company, which subsequently became a shareholder, to provide investor relations services. Under the terms of this agreement, the Company agreed to issue 60,000 shares of common stock each quarter through May 2015, for a total of 240,000 shares. We recognized expense of $31,200, during the quarter ended March 31, 2015, for the issuance of 60,000 shares.

In January, 2016, we entered into an agreement with a company, which subsequently became a shareholder, to provide investor relations services. Under the terms of this agreement, the Company agreed to issue 150,000 one year warrants per month through February 2016, for a total of 300,000 warrants. In March 2016, we renewed the agreement through December 2016. Under the terms of the renewed agreement, the Company agreed to issue 50,000 restricted common shares and 150,000 one year warrants each month for three months. Thereafter, we agreed to issue 100,000 restricted common shares and 100,000 warrants each month for the duration of the renewed agreement. A total of 2,000,000 restricted common shares and warrants are due to be issued under the renewed agreement.

The warrants were priced based upon the closing bid price on the last day of the previous month before issuance. The shares were priced based upon the closing bid price on the day of issuance. Warrants were issued for services rendered during the months of January, February, March and April. Twenty-five thousand shares were issued for services rendered during the month of March. Therefore, the exercise prices of the warrants are $0.18, $0.22, $0.40 and $0.30, respectively, and the shares were priced at $0.38. A total of 1,675,000 restricted common shares and warrants remain to be issued.

Other

During the quarters ended September 30, 2016 and 2015, the Company issued no other shares of common stock in exchange for services.

Nonemployee common stock warrants -- Fully-vested upon issuance

Financing Advisory Services

In January 2016, the Company modified the terms of previously issued warrants and issued additional warrants to a company that provides us with financial consulting services. We lowered the exercise price on 2,533,000 warrants to $0.30 per share for warrants that previously had exercise prices ranging from $0.56 to $2.50 per share. As a result of modifying the previously issued warrants, the Company recognized expense of $64,000. We also issued 1,266,503 additional warrants with an exercise price of $0.30 per share that expire in five years, for which the Company recognized expense of $246,500.

The following summarizes the Black-Scholes assumptions used to estimate the fair value of these common stock warrants:

	Replacement Warrants	Additional Warrants

Volatility	133 – 182%	204%
Risk-free interest rate	1.1 – 1.3%	1.4%
Expected life (years)	3.0 – 4.3	5.0
Dividend yield	--	--

Board of Advisors

In February 2016, the Company issued three year warrants to purchase 400,000 shares of common stock at an exercise price of $0.27 per share and 200,000 shares of common stock at an exercise price of $0.31 per share, to five individuals serving on our board of advisors. We recognized $134,890 of expense for these warrants.

The following summarizes the Black-Scholes assumptions used to estimate the fair value of these common stock warrants:

Volatility	127%
Risk-free interest rate	0.9%
Expected life (years)	3.0
Dividend yield	--

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Nonemployee common stock warrants -- Service and performance conditions

UPT management agreement

In July, 2014, the Company entered into a three year agreement with the company managing the operations of UPT, whereby we would issue common stock warrants under the following conditions:

		Number of
Vesting Condition	Category	Warrants

Fully vest upon UPT generating $1 million of revenue	Performance	350,000
45,945 warrants for every $3 million of revenue generated by UPT up to $100 million	Performance	1,530,000
60,000 warrants for every three months of completed service managing UPT	Service	720,000
Total		2,600,000
Vested – September 30, 2016		(420,000)
Nonvested – September 30, 2016		2,180,000

The common stock warrants have a three year life and an exercise price of $1.00 per share. The grant date fair value was $2,586,000. As of September 30, 2016, and since the date of the agreement, we have not deemed it probable that the performance conditions will be met, so no expense was recognized and no common stock warrants vested. During the three months ended September 30, 2016 and 2015, 60,000 of the common stock warrants under the service condition vested with the passage of time and the Company recognized expense of $9,856 and $24,877, respectively.

Financing advisory services

In March, 2014, the Company entered into an agreement with a company, which is also a shareholder, to provide financing advisory services, in return for 400,000 common stock warrants having a five year life and an exercise price of $2.50, with vesting in March, 2015 upon satisfactory performance under the agreement. As of December 31, 2014, we deemed it probable that the vesting conditions would be met. Accordingly, during the year ended December 31, 2014, the Company recognized estimated expense of $200,379. As of September 30, 2015, the service conditions were met and the award was re-valued at $179,964, resulting in a reduction in expense of $20,415 during the quarter ended September 30, 2015.

Employee stock options – Fully-vested

The Company granted no additional fully-vested options during the three months ended September 30, 2016.

Employee stock options – Market-based

The Company granted no additional options that vest upon the achievement of certain stock prices during the three months ended September 30, 2016. No additional non-vested market-based options vested during the quarter ended September 30, 2016.

Note 8 – Net Loss per Share

Basic net loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the reporting period. Diluted net loss per share is computed similarly to basic loss per share, except that it includes the potential dilution that could occur if dilutive securities are exercised.

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The following table presents a reconciliation of the denominators used in the computation of net loss per share – basic and diluted:

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Net loss available for stockholders	$(389,820)	$(977,343)	$(3,620,396)	$(5,205,783)
Weighted average outstanding shares of common stock	84,143,586	66,089,776	80,677,887	63,938,744
Dilutive effect of stock options and warrants	--	--	--	--
Common stock and equivalents	84,143,586	66,089,776	80,677,887	63,938,744

Net loss per share – Basic and diluted	$(0.01)	$(0.01)	$(0.04)	$(0.08)

Outstanding stock options and common stock warrants are considered anti-dilutive because we are in a net loss position.

Note 9 – Subsequent Events

Pursuant to a Resignation, Waiver and Release with the Company, Theodore Banzhaf resigned as President of the Company, effective October 1, 2016 and is entitled to receive $10,000 as full and final payment for any amounts owed to him by the Company. The Resignation contains a release of the Company by Mr. Banzhaf for any liabilities and also contains an 18-month non-competition provision.

In May 2016, the Company entered into a convertible note agreement. We received $120,600, bearing interest at 12%, with principal and interest payable on September 15, 2017 in a total amount of $141,102. On July 18, 2016, the lender increased the share reserve from 7,000,000 to 18,572,365 shares. Following a request on August 19, 2016 to increase the share reserve to 48,000,000 shares that we could not accommodate, the company paid off the principal of $120,600 on August 29, 2016 and interest of $4,242,55 on August 30, 2016. On September 7, 2016, the lender declared the company in default and the Company commenced negotiations on a final pre-payment fee. On October 3, 2016, a settlement agreement was signed and on October 4, 2016, $42,210 was wired to the lender.

On October 7, 2016, the Company received a service of process for a complaint filed on July 28, 2016 in the US District Court for the Eastern District of New York against the Company and our Chief Executive Officer Timothy Hassett. It alleges breach of contract for failing to register shares sold to the plaintiffs in February and March of 2014.

Although it is early in the legal process, management believes that the compliant is without merit and that the ultimate resolution of this matter will not have a material adverse effect on our consolidated results of operations, financial position, or cash flow. And we will seek disposal of this matter.

On October 11, 2016, the United States District Court, District of Nevada orally approved the derivative action settlement agreement (“Peak Settlement Agreement”) reached in Peak Finance, LLC v. Timothy J. Hassett et. al., Case No. 2:15-cv-01590-GMN-CWH. Noting that no non-party shareholder filed any objections to the Peak Settlement Agreement, the District Court specifically found that it is “fundamentally fair, reasonable and adequate” and serves the best interest of the Company. The Court further directed that counsel for the parties prepare a proposed formal written order finally approving the Peak Settlement Agreement and dismissing the case. On October 20, 2016, the Derivative Action Settlement Agreement was formally approved and the case was formally dismissed with prejudice.

In connection with the sale of the Series B Preferred Stock, on October 31, 2016, the Company filed with the Secretary of the State of Nevada, an amended Certificate of Designations of the Rights, Preferences, Privileges and Restrictions, which have not been set forth in the Certificate of Designation of the Series B Convertible Preferred Stock nor the first Amendment to Certificate of Designation filed on August 12, 2016.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The expenses payable by the “Company in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$3,456.63
Legal fees and expenses	3,500
Accounting fees and expenses	2,000
Miscellaneous	1,000

Total	$9,956.63

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified by our bylaws to the fullest extent permitted by Nevada law.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we sold the following securities which were not registered under the Securities Act of 1933, as amended.

On December 16, 2012 we sold to Spirit Bear 200 shares of Preferred Stock and warrants to purchase (i) 2,000,000 shares of common stock at an exercise price of $0.35 per share; (ii) 2,000,000 shares of common stock at an exercise price of $0.50 per share; and (iii) 2,000,000 shares of common stock at an exercise price of $0.75 per share (subject to adjustment as provided in the warrants). Each share of the Preferred Stock was convertible at the time into 20,000 shares of Company's common stock at a conversion price of $2,500. The purchase price for sale of the preferred stock and warrants was $500,000, of which $313,777.62 was paid in cash to us and $186,222.38 was paid by cancelation of $186,222.38 in outstanding indebtedness.

On December 17, 2013, accredited investors purchased an aggregate of 533,334 shares of common stock and warrants to purchase an aggregate of 533,334 shares of common stock at an exercise price of $0.56 until June 18, 2016, in a private offering. We received an aggregate of $160,000 as consideration for the sale of such securities.

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On December 18, 2013, an accredited investor purchased 125,000 shares of common stock and warrants to purchase 168,750 shares of common stock at an exercise price of $0.66 per share until June 18, 2016 in a private offering. We received $50,000 as consideration for the sale of such securities.

On December 20, 2013, the Company issued a 30-month warrant to purchase 200,000 shares of common stock at an exercise price of $0.51 per share to Andrew Kyzyk as an inducement to join the Company's Board of Advisors. Mr. Kyzyk resigned from the Advisory Board on February 28, 2014 and the warrant was cancelled.

On December 27, 2013, an accredited investor purchased 125,000 shares of common stock and warrants to purchase 125,000 shares of common stock at an exercise price of $0.66 per share until June 26, 2016 in a private offering. We received $50,000 as consideration for the sale of such securities.

All of the warrants purchased in the above private offerings may be exercised on a cashless basis. Also with respect to the private offerings above, the Company agreed that all sales made subsequent to the Company raising $1,000,000 from the sale of its common stock and warrants it would include such shares on a registration statement filed with the SEC.

On December 18, 2013, the Company granted Monarch Bay warrants to purchase an aggregate of 42,667 shares of common stock at an exercise price of $0.56 per share until June 18, 2016, as a commission for acting as a placement agent for the Company's private placement offerings. The warrants may be exercised on a cashless basis.

On December 31, 2013, the Company issued a 30-month warrant to purchase an aggregate of 200,000 shares of common stock at an exercise price of $0.50 per share to Richard Schul as an inducement to join and remain on the Company's Board of Advisors for a period of at least 12 months.

On January 31, 2014, two accredited investors purchased an aggregate of 333,333 shares of common stock and five-year warrants to purchase an aggregate of 333,333 shares of common stock at an exercise price of $0.60 in a private offering. We received an aggregate of $150,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On February 1, 2014, an accredited investor purchased 111,111 shares of common stock and five-year warrants to purchase an aggregate of 111,111 shares of common stock at an exercise price of $0.60 in a private offering. We received $50,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On February 5, 2014, an accredited investor purchased 111,111 shares of common stock and five-year warrants to purchase an aggregate of 111,111 shares of common stock at an exercise price of $0.60 in a private offering. We received $50,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On February 5, 2014, the Company completed the sale of units in a private placement offering with 17 accredited investors. An aggregate of 2,066,668 shares of common stock and five-year warrants to purchase up to an additional 2,066,668 shares of common stock at an exercise price of $0.60 per share were sold to investors in the offering. We received an aggregate of $930,000 as consideration for the sale of such securities. The warrants contain a provision for cashless exercise. The Company agreed to file a registration statement with the SEC within 45 days of closing for the common stock and shares of common stock issuable upon exercise of the warrants sold in the offering. The Company issued a five-year warrant to purchase up to an aggregate of 248,000 shares of common stock at an exercise price of $.60 per share to the placement agent in the offering pursuant to a placement agent agreement. The placement agent was also issued a five-year warrant to purchase 1,500,000 shares of common stock at an exercise price of $0.56 per share. Both warrants were issued for placement agent services provided to the Company. The warrants issued to the Placement Agent provide for cashless exercise and piggyback registration rights. The units, common stock, warrants and common stock issuable upon exercise of the warrants were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

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On February 10, 2014, two accredited investors purchased an aggregate of 144,444 shares of common stock and warrants to purchase an aggregate of 144,444 shares of common stock at an exercise price of $0.60 exercisable until February 14, 2019 in a private offering. We received $80,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On February 25, 2014, pursuant to the Purchase Agreement with Spirit Bear and as consideration for its commitment to purchase shares under the Purchase Agreement, the Company issued 671,785 shares of common stock to SBI.

On February 14, 2014, an accredited investor purchased 88,889 shares of common stock and five-year warrants to purchase an aggregate of 88,889 shares of common stock at an exercise price of $0.60 in a private offering. We received $40,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On February 15, 2014, an accredited investor purchased 222,222 shares of common stock and five-year warrants to purchase an aggregate of 222,222 shares of common stock at an exercise price of $0.60 in a private offering. We received $100,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On February 24, 2014, five accredited investors purchased an aggregate of 333,334 shares of common stock and warrants to purchase an aggregate of 333,334 shares of common stock at an exercise price of $0.60 exercisable until February 14, 2019 in a private offering. We received an aggregate of $150,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On February 25, 2014, an accredited investor purchased 418,333 shares of common stock in a private offering at a purchase price of $0.60 per share. We received $251,000 as consideration for the sale of such securities. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On February 25, 2014, an accredited investor purchased 40,000 shares of common stock and warrants to purchase an aggregate of 40,000 shares of common stock at an exercise price of $0.60 exercisable until February 14, 2019 in a private offering. We received $18,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On February 27, 2014, an accredited investor purchased 144,444 shares of common stock and warrants to purchase an aggregate of 144,444 shares of common stock at an exercise price of $0.60 exercisable until February 14, 2019 in a private offering. We received $65,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On February 28, 2014, six accredited investor purchased an aggregate of 1,163,112 shares of common stock and warrants to purchase an aggregate of 1,163,112 shares of common stock at an exercise price of $0.60 exercisable until February 14, 2019 in a private offering. We received an aggregate of $523,400 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On March 1, 2014, eight accredited investors purchased an aggregate of 838,889 shares of common stock and warrants to purchase an aggregate of 838,889 shares of common stock at an exercise price of $0.60 exercisable until February 14, 2019 in a private offering. We received an aggregate of $377,500 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

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On March 8, 2014, four accredited investor purchased an aggregate of 111,114 shares of common stock and warrants to purchase an aggregate of 111,114 shares of common stock at an exercise price of $0.60 exercisable until February 14, 2019 in a private offering. We received an aggregate of $50,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On March 11, 2014, an accredited investor purchased 166,667 shares of common stock in a private offering. We received $100,000 as consideration for the sale of such securities. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On March 14, 2014, a five-year warrant to purchase 250,000 shares of common stock at an exercise price of $0.60 was issued to Don Bowman for legal services provided to the Company. The warrant may be exercised on a cashless basis.

On March 14, 2014, a five-year warrant to purchase 250,000 shares of common stock at an exercise price of $0.60 was issued to David Lubin for legal services provided to the Company. The warrant may be exercised on a cashless basis.

On March 14, 2014, a five-year warrant to purchase 400,000 shares of common stock at an exercise price of $0.60 was issued to Paul Hodowanec for business development services provided to the Company. The warrant may be exercised on a cashless basis.

On March 14, 2014, a five-year warrant to purchase 107,000 shares of common stock at an exercise price of $0.60 was issued to Global H2O for business development services provided to the Company. The warrant may be exercised on a cashless basis.

On March 14, 2014, 195,000 shares of common stock and a five-year warrant to purchase 780,000 shares of common stock at an exercise price of $0.60 was issued to Sagiv Israeli for business development services provided to the Company. The warrant may be exercised on a cashless basis.

On March 14, 2014, a five-year warrant for 15,000 shares of common stock at an exercise price of $0.60 was issued to Dennis Murchison for placement agent and business development services provided to the Company. The warrant may be exercised on a cashless basis.

On March 14, 2014, a five-warrant for 400,000 shares of common stock at an exercise price of $2.00 was issued to consultants for placement services provided to the Company. The warrant may be exercised on a cashless basis.

 On March 18, 2014, the Company issued a warrant to purchase 200,000 shares of common stock to Scott Van Dorn as an inducement to join and remain on the Company's Board of Advisors for at least 12 months.

On March 31, 2014 we issued 500,000 shares of common stock to Spirit Bear upon the conversion of 10 shares of Preferred Stock.

On May 21, 2014, the Company issued a five-year warrant to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $1.30 per share for investor relations services provided to the Company. The warrant may be exercised on a cashless basis.

On July 1, 2014, we issued 17,778 shares to Monarch Bay upon the cashless exercise of 42,667 shares subject to a warrant held by Monarch Bay.

On July 1, 2014, we issued to PGC a three-year warrant to purchase 350,000 shares of our common stock at an exercise price of $1.00 which is exercisable upon the Company generating revenues in excess of $1,000,000.

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On July 1, 2014, we issued PGC (i) a three-year (commencing upon vesting) cashless warrant to purchase an aggregate of 1,530,000 shares of common stock exercisable at $1,00 per share that become exercisable ratably upon reaching incremental revenues of $3,000,000 (from MG product sales which result from the efforts of Dennis Campbell and PGC) with a total target revenue of $100,000,000 and (ii) a three-year cashless warrant to purchase an aggregate of 720,000 shares of common stock at an exercise price of $1.00 that become exercisable ratably on a quarterly basis; and (iii) 500,000 shares of our common stock that vest upon reaching revenues of $100,000,000 or upon sale of the Company.

On July 9, 2014, we issued 7,467 shares to an accredited investor upon the cashless exercise of 16,000 shares subject to a warrant held by such investor.

On July 30, 2014, we issued a 30 month warrant to purchase 200,000 shares of our common stock at an exercise price of $0.80 per share to William Finley for serving on our Board of Advisors. The warrant may be exercised on a cashless basis.

On August 25, 2014, we issued a three-year warrant to purchase 750,000 shares of our common stock at an exercise price of $0.80 per share to John Storer for business development consulting services provided to the Company. The warrant may be exercised on a cashless basis.

On September 10, 2014, we issued a 30-month warrant to purchase 200,000 shares of our common stock at an exercise price of $0.80 per share to Daniel Ustian for serving on our Board of Advisors. The warrant may be exercised on a cashless basis.

On September 12, 2014, we sold 90,909 shares and a three-year warrant to purchase 60,909 shares of our common stock at an exercise price of $0.75 per share to an accredited investor in a private offering. We received $50,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On September 15, 2014, we sold 181,818 shares and a three-year warrant to purchase 121,818 shares of our common stock at an exercise price of $0.75 per share to an accredited investor in a private offering. We received $100,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On September 16, 2014, we sold 363,636 shares and a three-year warrant to purchase 243,636 shares of our common stock at an exercise price of $0.75 per share to an accredited investor in a private offering. We received $200,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On September 16, 2014, we sold 90,909 shares and a three-year warrant to purchase 60,909 shares of our common stock at an exercise price of $0.75 per share to an accredited investor in a private offering. We received $50,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On September 17, 2014, we sold 90,909 shares and a three-year warrant to purchase 60,909 shares of our common stock at an exercise price of $0.75 per share to an accredited investor in a private offering. We received $50,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On September 18, 2014, we issued a 30 month warrant to purchase 200,000 shares of our common stock at an exercise price of $0.80 per share to Roman Kuropas for serving on our Board of Advisors. The warrant may be exercised on a cashless basis.

On September 23, 2014, we sold 90,909 shares and a three-year warrant to purchase 60,909 shares of our common stock at an exercise price of $0.75 per share to an accredited investor in a private offering. We received $50,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On September 24, 2014, we sold 181,818 shares and a three-year warrant to purchase 121,818 shares of our common stock at an exercise price of $0.75 per share to an accredited investor in a private offering. We received $100,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

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On October 3, 2014, we sold 454,545 shares and a three-year warrant to purchase 304,545 shares of our common stock at an exercise price of $0.75 per share to an accredited investor in a private offering. We received $50,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On October 31, 2014, we sold 90,909 shares and a five-year warrant to purchase 90,909 shares of our common stock at an exercise price of $0.70 per share to an accredited investor in a private offering. We received $50,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On March 27, 2015, we issued 140,909 shares and five year warrants to purchase 140,909 shares of our common stock at an exercise price of $0.70 per share to two accredited investors in a private offering. We received an aggregate of $77,500 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On March 27, 2015, we issued 433,274 shares and three year warrants to purchase 433,274 shares of our common stock at an exercise price of $0.75 per share to six accredited investors in a private offering. We received an aggregate of $238,300 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On March 27, 2015, we issued 181,818 shares and three year warrants to purchase 181,818 shares of our common stock at an exercise price of $0.55 per share to three accredited investors in a private offering. We received an aggregate of $60,350 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On March 31, 2015, we issued a five-year warrant to purchase 400,000 shares of our common stock at an exercise price of $2.50 per share to Drexel Hamilton for services provided to our company.

On April 21, 2015, we sold 333,333 shares and a five-year warrant to purchase 333,333 shares of our common stock at an exercise price of $0.57 per share to an accredited investor in a private offering. We received $150,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On April 23, 2015, we entered into a subscription agreement with SBI Capital Fund, LLC ("SBI Capital"), pursuant to which SBI agreed to purchase 555,556 shares of the Company's common stock at a per share price of $0.45 and a warrant to purchase 555,556 shares of Common Stock, for an aggregate purchase price of $250,000 subject to certain limitations. Pursuant to the agreement, SBI Capital was entitled to $25,000 for legal fees and transaction expenses. Accordingly, the Company received net proceeds from the sale of the common stock and warrant to SBI Capital of $225,000.

On February 6, 2015, we sold 18,181 shares and a three-year warrant to purchase 18,181 shares of our common stock at an exercise price of $0.65 per share to an accredited investor in a private offering. We received $10,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On May 11, 2015, we sold an aggregate of 188,888 shares and a five-year warrant to purchase an aggregate of 188,888 shares of our common stock at an exercise price of $0.60 per share to five accredited investors in a private offering. We received an aggregate of $85,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On May 12, 2015, we sold an aggregate of 444,444 shares and a five-year warrant to purchase an aggregate of 444,444 shares of our common stock at an exercise price of $0.57 per share to two accredited investors in a private offering. We received $200,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On May 19, 2015, we sold 55,556 shares and a five-year warrant to purchase 55,556 shares of our common stock at an exercise price of $0.60 per share to an accredited investor in a private offering. We received $25,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

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On May 20, 2015, we sold 55,556 shares and a five-year warrant to purchase 55,556 shares of our common stock at an exercise price of $0.60 per share to an accredited investor in a private offering. We received $25,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On June 15, 2015, we issued a four-year warrant to purchase 25,000 shares of our common stock at an exercise price of $0.70 per share to Howard Isaacs for investor relation services provided to our company.

On each of September 30, 2014, December 31, 2014, March 31, 2015 and June 30, 2015, September 30, 2015 and December 31, 2015, we issued three-year warrants to purchase 60,000 shares of our common stock at an exercise price of $1.00 per share to PGC under the PGC Agreement.

On March 24, 2015, we issued an aggregate of 120,000 shares of common stock to Elite Bay for investor relations services provided to our company.

On May 5, 2015, we issued 250,004 shares of our common stock to JFS Investments PR LLC pursuant to a consulting agreement for business development consulting services provided to our company.

On May 5, 2015, we issued an aggregate of 250,003 shares of our common stock to Garden State Securities, Inc. and two of their designees pursuant to an engagement letter for business development consulting services provided to our company.

On May 5, 2015, we issued 500,006 shares of our common stock to Manufacturers Hanover LLC pursuant to a consulting agreement for business development consulting services provided to our company.

On March 3, 2015, we issued 288,968 shares of common stock to Spirit Bear upon the cashless exercise of 591,054 warrants.

 On July 15, 2015, we issued a five-year warrant to purchase 69,333 shares of our common stock at an exercise price of $0.40 per share to Monarch Bay Securities, LLC, for investor relations services provided to our company. The warrant may be exercised on a cashless basis.

On July 23, 2015, we issued an aggregate of 866,666 shares and a five-year warrant to purchase an aggregate of 866,666 shares of our common stock at an exercise price of $0.40 per share to six accredited investors in a private offering. We received an aggregate of $260,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On July 29, 2015, we issued 142,857 shares and a five-year warrant to purchase 142,857 shares of our common stock at an exercise price of $0.40 per share to an accredited investor in a private offering. We received $50,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On July 29, 2015, we issued 62,500 shares and a five-year warrant to purchase 62,500 shares of our common stock at an exercise price of $0.47 per share to an accredited investor in a private offering. We received $25,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On August 12, 2015 we issued 200,000 shares of common stock to Spirit Bear upon the conversion of 4 shares of Preferred Stock.

On September 15, 2015, we entered into the Convertible Debt with an unrelated individual, bearing interest at 10%, with principal and interest payable on September 15, 2017. We may borrow up to $250,000 under the Convertible Debt. At the Convertible Debt holder's option, a portion or all of the unpaid principal and interest may be converted into shares of our common stock at the lesser of $0.305 per share or 65% of the volume weighted average price during the five consecutive trading days immediately preceding the applicable conversion date. As of September 30, 2015, we had borrowed $75,000.

On November 2, 2015, we issued 50,000 shares of our common stock to Monarch Bay Securities, LLC, for investor relations services provided to our company.

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Pursuant to the Note Purchase Agreement with SBI, on December 3, 2015, we issued a three-year warrant to SBI to purchase 250,000 shares of common stock at an exercise price of $0.285 per share and a three-year warrant to purchase 250,000 shares of common stock at an exercise price of $0.2375 per share.

On December 2, 2015, the Company entered into a purchase agreement with SBI Investments LLC (“SBI”), pursuant to which SBI agreed to purchase up to $295,000 principal amount of original issue discount secured promissory notes which bear interest at 10% per annum and have a one year term. The initial Note, with a principal amount of $240,350 and a purchase price of $220,000 was issued on December 3, 2015 and the second note with a principal amount of $54,650 and a purchase price of $50,000 was issued on January 27, 2016. The Company’s obligations under the Notes were secured by a pledge of shares of Common Stock pursuant to a pledge and security agreement. On December 2, 2015, SBI also received three-year warrants to purchase 500,000 shares of common stock, 250,00 of which have an exercise price of $0.285 and 250,000 of which have an exercise price of $0.2375ares. The warrants may be exercised on a cashless basis at any time there is no effective registration statement or current prospectus for the resale of the shares issuable under the warrants as determined by the VWAP of the common stock on the date immediately preceding the notice of exercise. Failure of the Company to timely deliver Warrant Shares to SBI upon exercise of the warrants will result in a payment to SBI of $10 per trading day for the first five day days and $20 per trading day thereafter for each $1,000 exercised and not timely delivered. In addition, the Company is required to make a cash payment to SBI if SBI suffers a loss due to the failure of the Company to deliver Warrant Shares within 14 days of an exercise notice from SBI. The Company may not issue shares and SBI may not exercise the warrants if the number of shares of Common Stock beneficially held by SBI and its affiliates in the aggregate after such exercise exceeds 4.99% of the then outstanding shares of common stock. The principal amount of the $240,350 note was converted into an aggregate of 6,495,516 shares between June 8, 2016 and August 15, 2016. The principal amount of the $54,650 note was converted into 4,313,339 shares on August 30, 2016. The interest on both notes was paid in full on September 15, 2016.

On December 17, 2015, we sold 85,714 shares and a five-year warrant to purchase 30,000 shares of our common stock at an exercise price of 20% below the current market price of the stock on the day of exercise, to an accredit investor in a private offering. We received $30,000 as consideration for the sale of such securities. The warrant may be exercised on a cashless basis.

On January 7, 2016, for consideration of $15,000, we sold 27,273 shares of common stock and a five-year warrant to purchase 27,273 shares of our common stock at an exercise price of $0.65 per share, to an accredited investor in a private offering. The warrants may be exercised on a cashless basis.

On January 8, 2016, we issued 50,000 shares of common stock in exchange for placement agent services received from Monarch Bay.

On January 11, 2016, for consideration of $30,000, we sold a total of 230,770 shares of common and five-year warrants to purchase 230,770 shares of common stock at an exercise price of $0.18 per share, to two accredited investors in a private offering. The warrants may be exercised on a cashless basis.

On January 27, 2016, we issued warrants to purchase 1,266,503 shares of common stock at an exercise price of $0.30, to a consultant for placement agent for services provided to the Company. The warrants may be exercised on a cashless basis.

On February 3, 2016, we issued three-year warrants to purchase 100,000 shares of common stock at an exercise price of $0.27 per share to each of Richard Schule (a director and an advisory board member), Daniel Ustian (a director and advisory board member), Christopher McKee (a director and advisory board member) and Scott Van Dorn (an advisory board member) and a three-year warrant to purchase 200,000 shares of common stock to Gurminder Bedi (an advisory board member) at an exercise price of $0.35 per share, for serving on our board of advisors. The warrants may be exercised on a cashless basis.

On February 25, 2016, we issued 467,740 shares of our common stock upon conversion of principal and interest of convertible debt of $91,667.

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On March 2, 2016, we issued 700,000 shares of common stock to Spirit Bear upon conversion of 700 shares of our Series A preferred stock.

On March 31, 2016, we issued three-year warrants to purchase 60,000 shares of our common stock at an exercise price of $1.00 per share to PCG under the independent contractor agreement with the Company for the management of UPT The warrants may be exercised on a cashless basis.

On April 5, 2016, we issued 50,000 shares of our common stock 50,000 upon conversion of principal and interest of convertible debt of $7,578.90.

On April 12, 2016, we sold a total of 125,000 shares of common stock and a five-year warrant to purchase 62,5000 shares of our common stock at an exercise price of $0.32 per share, to an accredited investor in a private offering. The warrant may be exercised on a cashless basis.

On April 14, 2016, we issued 60,000 shares of our common stock upon conversion of principal and interest of convertible debt of $9,279.90.

On April 21, 2016, we issued 100,000 shares of our common stock upon conversion of principal and interest of convertible debt of $13,204.80.

On April 29, 2016, we issued 200,000 shares of our common stock upon conversion of principal and interest of convertible debt of $23,486.40.

On May 5, 2016, we issued 200,000 shares of our common stock upon conversion of principal and interest of convertible debt of $21,092.40.

On May 9, 2016, we issued 25,000 shares of our common stock in exchange for corporate communications services provided to the Company.

On May 10, 2016, we issued 161,429 shares of our common stock upon conversion of principal and interest of convertible debt of $17,024.63.

On May 18, 2016, we issued 300,000 shares of our common stock upon conversion of principal and interest of convertible debt of $29,937.60.

On May 25, 2016, we sold a total of 400,000 shares of common stock and a five-year warrant to purchase 200,000 shares of our common stock at an exercise price of $0.32 per share, to three accredited investors in a private offering. The warrant may be exercised on a cashless basis.

On May 25, 2016, we sold 125,000 shares of common stock and a five-year warrant to purchase 62,500 shares of our common stock at an exercise price of $0.34 per share, to an accredited investor in a private offering. The warrant may be exercised on a cashless basis.

On June 2, 2016, we issued 100,553 shares of common stock upon conversion of principal and interest of convertible debt of $10,000.

On June 3, 2016, we issued 250,000 shares of common stock upon conversion of principal and interest of convertible debt of $23,136.75.

On June 7, 2016, we sold a total of 238,095 shares of common stock and a three year warrant to purchase 119,048 of our common stock at an exercise price of $0.297 to an accredited investor in a private offering. The warrant may be exercised on a cashless basis.

On June 10, 2016, we issued 471,549 shares of our common stock upon conversion of principal and interest of convertible debt of $50,550.

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On June 10, 2016, we issued 486,681 shares of our common stock upon conversion of principal and interest of convertible debt of $50,000.

On June 13, 2016, we issued 199,800 shares of our common stock upon conversion of principal and interest of convertible debt of $19,250.

On June 21, 2016, we issued 99,450 shares of our common stock upon conversion of principal and interest of convertible debt of $7,405.64.

On June 21, 2016, we sold at total of 95,238 shares of our common stock and a three year warrant to purchase 47,619 of our common stock at an exercise price of $0.242 to an accredited investor in a private offering. The warrant may be exercised on a cashless basis.

On June 21, 2016, we issued 647,959 shares of our common stock upon conversion of principal and interest of convertible debt of $50,800.

On June 24, 2016, we issued to our Chief Executive Officer, Timothy Hassett, 625,000 shares of our common stock and a five-year warrant to purchase 625,000 shares of our common stock at an exercise price of $0.22 for accrued salary of $100,000. The warrant may be exercised on a cashless basis.

On June 24, 2016, we issued to our former president, Theodore Banzhaf, 500,000 shares of our common stock and a five year warrant to purchase 500,000 shares of our common stock at an exercise price of $0.22 per share, for accrued salary of $80,000. The warrant may be exercised on a cashless basis. In connection with Mr. Banzhaf’s resignation on October 1, 2016, he waived his rights to such warrants.

On June 24, 2016, we issued to Summit Management Consulting, Inc., a company owned by Quentin Ponder, our Chief Financial Officer, 400,000 shares of our common stock and a five-year warrant to purchase 400,000 shares of our common stock at an exercise price of $0.22 for accrued consulting fees of $64,000. The warrant may be exercised on a cashless basis.

On June 24, 2016, we issued to our vice president, Judson Bibb, 750,000 shares of our common stock and a five year warrant to purchase 750,000 shares of our common stock at an exercise price of $0.22 per share, in payment for loans in the amount of $22,910 and accrued salary of $97,090. The warrant may be exercised on a cashless basis.

On June 24, 2016, for consideration of $16,000, we sold to a director, Richard Schul, 100,000 shares of our common stock and a five year warrant to purchase 100,000 shares of our common stock at an exercise price of $0.22. The warrant may be exercised on a cashless basis.

On June 24, 2016, for consideration of $160,000, we sold to a director, Daniel Ustian, 1,000,000 shares of our common stock and a five year warrant to purchase 1,000,000 shares of our common stock at a an exercise price of $0.22. The warrant may be exercised on a cashless basis.

On June 29, 2016, we issued 842,409 shares of our common stock upon conversion of principal and interest of convertible debt of $51,050.

On June 29, 2016, we issued 855,432 shares of our common stock upon conversion of principal and interest of convertible debt of $50,000.

On July 8, 2016, we issued 194,250 shares of our common stock upon conversion of principal and interest of convertible debt of $10,000.

On July 11, 2016, we issued 100,000 conversion shares of our common stock upon conversion of 2 shares of our preferred stock to Spirit Bear, which transaction was subsequently rescinded.

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On July 12, 2016, we issued 1,094,350 shares of our common stock upon conversion of principal and interest of convertible debt of $51,325.00.

On July 19, 2016, we issued 1,284,687 shares of our common stock upon conversion of principal and interest of convertible debt of $50,000.

On July 20, 2016, we issued 405,036 shares of our common stock upon conversion of principal and interest of convertible debt of $15,000.

On July 20, 2016, we issued 2,540,640 shares of our common stock upon conversion of principal and interest of convertible debt of $103,150.

On July 26, 2016, we issued 675.060 shares of our common stock upon conversion of principal and interest of convertible debt of $25,000.

On August 5, 2016, we issued 1,479,728 shares of our common stock upon conversion of principal and interest of convertible debt of $50,000.

On August 8, 2016, we issued 2,179,818 shares of our common stock upon conversion of principal and interest of convertible debt of $78,037.50.

On August 9, 2016, we issued 498,422 shares of our common stock upon conversion of principal and interest of convertible debt of $15,000.

On August 12, 2016, we sold a total of 909,090 shares of Series B Stock and a five year warrant to purchase 909,090 shares of our common stock at an exercise price of $0.07 to an accredited investor in a private offering for consideration of $100,000. Each share of Series B Stock may be converted into common stock on a one-to-one basis.

On August 12, 2016, we sold at total of 909,090 shares of Series B Stock and a five year warrant to purchase 909,090 shares of our common stock at an exercise price of $0.07 to an accredited investor in a private offering for consideration of $100,000. Each share of Series B Stock may be converted into common stock on a one-to-one basis.

On August 12, 2016, for consideration of $50,000 in services, we sold at total of 909,090 shares of our Series B stock and a five year warrant to purchase 909,090 shares of our common stock at an exercise price of $0.07 to an accredited investor in a private offering. Each share of Series B Stock may be converted into common stock on a one-to-one basis.

On August 12, 2016, for consideration of $50,000, we sold 909,090 shares of our Series B Stock and a five year warrant to purchase 909,090 shares of our common stock at a an exercise price of $0.07 to Daniel Ustian, a director. Each share of Series B Stock may be converted into common stock on a one-to-one basis.

On August 15, 2016, we issued 2,388,988 shares of our common stock upon conversion of principal and interest of convertible debt of $40,350.

On August 15, 2016, we issued 2,936,798 shares of our common stock upon conversion of principal and interest of convertible debt of $52,275.

On August 17, 2016, we issued 637,207 shares of our common stock upon conversion of principal and interest of convertible debt of 19,176.74.

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On August 26, 2016, the Company issued KHIC, LLC ("KHIC") a senior convertible promissory note in the principal amount of $365,579 convertible into shares of common stock, $0.001 at a conversion price of $0.025 per share. The Note bears interest at 3% per annum and matures on August 24, 2018. Interest is payable in semi-annual installments with the first payment due six months from the issuance of the Note. The Note ranks senior to all indebtedness of the Company and its subsidiaries. The Note is convertible at any time into shares of the common stock at a conversion price of 0.025. The Company may prepay all or any part of the Note at any time without any premium or penalty. Under the terms of a note purchase agreement, which provides sales milestone of achieving binding agreements to sell 1,000 of the Company's Mobile Generation kits, the Company has the right to require KHIC to purchase 4,000,000 shares of common stock at a purchase price of $0.05 per share and a five-year warrant to purchase 4,000,000 shares of common stock at an exercise price of $0.06.

On August 30, 2016, we issued 1,953,125 shares of our common stock upon conversion of principal and interest of convertible debt of $25,000.

On August 30, 2016, we issued 4,313,339 shares of our common stock upon conversion of principal and interest of convertible debt of $54,650.

On September 30, 2016, the Company issued Gemini Master Fund, Ltd., a 5% stockholder, a secured promissory note in the original principal amount of $180,000. The Note accrues interest at 5% (18% in the event of an event of default) and matures on June 30, 2017.

On October 7, 2016, we issued 4,304,229 shares of our common stock upon partial conversion of a warrant originally issued in connection with $400,000 of principal and interest of convertible debt.

On November 7, 2016, we issued at total of 100,000 shares of our common stock and a three-year warrant to purchase 100,000 shares of our common stock at an exercise price of $0.07 that had been sold to an accredited investor in a private offering on August 16, 2016. The warrant may be exercised on a cashless basis.

On November 30, 2016, we issued 147,393 shares of our common stock upon conversion of interest of convertible debt of $26,571.43.

On December 30, 2016, we issued 50,000 shares of our common stock and a five-year warrant to purchase 50,000 shares of our common stock at an exercise price of $0.16 in lieu of payment due for webmaster services provided to the Company.

On December 30, 2016, we issued three-year warrants to purchase 100,000 shares of our common stock at an exercise price of $0.01 per share to a consultant for accounting services provided to the Company.

On January 17, 2017, we issued 800,000 shares of common stock to Sprit Bear upon the conversion of 16 shares of Series A Stock.

Other than the issuances to Monarch Bay, consultants for placement services on February 5, 2014, March 14, 2014 and January 27, 2016, and issuances to Drexel Hamilton LLC, JFS Investments PR LLC, Garden State Securities, Inc. and Manufacturer Hanover LLC, described above, none of the above issuances involved any underwriters, underwriting discounts or commissions, or any public offering and we believe were exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder

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Item 16. Exhibits

Exhibit Number	Description

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form SB-2 filed with the SEC on August 9, 2007).
3.2	Certificate of Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on September 9, 2010).
3.3	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Form SB-2 filed with the SEC on August 9, 2007).
3.4	Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on April 11, 2012).
3.5	Certificate of Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.3 to the Company’s Form 10-Q filed with the SEC on May 15, 2012).
3.6	Bylaws, dated February 20, 2013 (incorporated by reference to Exhibit 3.6 to the Company’s Form 10-K filed with the SEC on April 15, 2013).
3.6.1	Amendment to Article VII of the Bylaws (incorporated by reference to Exhibit 3.6.1 to the Company’s Form 8-K filed with the SEC on June 27, 2013).
3.7	Amendment to Article II, Section 2 of the Bylaws (incorporated by reference to Exhibit 3.7 to the Company’s Current Report on Form 8-K filed with the SEC on January 17, 2014).
3.8

Certificate of Designations of Rights, Preferences, Privileges and Restrictions, Which have not been Set forth in the Certificate of Incorporation of the Series A Convertible Preferred Stock of HPEV, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2012).

3.9	Amendment to Certificate of Designation (incorporated by reference to Exhibit 4.1.1 to the Company’s Form 10-K filed with the SEC on April 15, 2013).
3.10	Amended and Restated Certificate of Designation for the Series B Stock (incorporated by reference to Exhibit 3.10 to the Company's Form 8-K filed with the SEC on November 10, 2016)
5.1**	Opinion of David Lubin & Associates, PLLC
10.1

Joint Venture Agreement dated September 3, 2010 between Phoenix Productions and Entertainment Group, LLC and the Company (incorporated by reference to Exhibit 1.1 to the Company’s Form 8-K filed with the SEC on September 9, 2010).

10.2

Loan Agreement between Phoenix Productions and Entertainment Group and the Company effective September 7, 2010 (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-K filed with the SEC on October 3, 2011).

10.3

Stock Purchase and Sale Agreement dated November 17, 2010 between Phoenix Productions and Entertainment Group, LLC, Judson Bibb and the Company (incorporated by reference to Exhibit 1.1 to the Company’s Form 8-K filed with the SEC on December 28, 2010).

10.4

Agreement for the Exchange of Common Stock of HPEV, Inc. dated March 29, 2011 among the Company, HPEV, Inc., Timothy Hassett, C. Quentin Ponder, B. Mark Hodowanec and D. Darren Zellers (incorporated by reference to Exhibit 10.4 to the Company’s Form 10-K filed with the SEC on October 3, 2011).

10.5

Addendum to Share Exchange dated June 14, 2011 among the Company, HPEV, Inc., Timothy Hassett, C. Quentin Ponder, B. Mark Hodowanec and D. Darren Zellers (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on August 19, 2011).

10.6

Memorandum of Agreement dated December 24, 2010 by and between the Company and Taharqa Aleem and Tunde Ra Aleem a/k/a Albert Allen and Arthur Allen (incorporated by reference to Exhibit 1.1 to the Company’s Form 8-K filed with the SEC on December 29, 2010).

10.7

Letter of Agreement dated September 17, 2010 among USEE, Inc., USEE, CA, Inc. and the Company (incorporated by reference to Exhibit 1.1 to the Company’s Form 8-K filed with the SEC on September 24, 2010).

10.8

Termination Letter dated November 15, 2010 from the Company to USEE, Inc. and USEE, CA, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on November 15, 2010).

10.9

Amended and Restated Asset Purchase and Sale Agreement between Trinity Springs Ltd. and the Company effective January 26, 2011 (incorporated by reference to Exhibit 1.1 to the Company’s Form 8-K filed with the SEC on March 15, 2011).

10.10

Membership Interest Purchase Agreement related to Harvest Hartwell CCP, LLC dated September 30, 2010 between Richard Glisky and the Company (incorporated by reference to Exhibit 1.1 to the Company’s Form 8-K filed with the SEC on October 7, 2010).

10.11	Rescission Agreement dated September 2, 2011 between Richard Glisky and the Company (incorporated by reference to Exhibit 10.11 to the Company’s Form 10-K filed with the SEC on April 2, 2012).
10.12	Consulting Agreement dated April 1, 2011 between Summit Management and HPEV, Inc. (incorporated by reference to Exhibit 10.12 to the Company’s Form 10-K filed with the SEC on April 2, 2012)

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10.13	Consulting Agreement dated April 1, 2011 between Timothy Hassett and HPEV, Inc. (incorporated by reference to Exhibit 10.13 to the Company’s Form 10-K filed with the SEC on April 2, 2012)
10.14	Addendum to Summit Management Consulting Agreement dated January 2, 2012. (incorporated by reference to Exhibit 10.14 to the Company’s Form 10-K filed with the SEC on April 2, 2012)
10.15	Addendum to Timothy Hassett Consulting Agreement dated January 2, 2012(incorporated by reference to Exhibit 10.15 to the Company’s Form 10-K filed with the SEC on April 2, 2012)
10.16	Consulting Agreement dated February 13, 2012 between Lagoon Labs, LLC and HPEV, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q filed with the SEC on May 15, 2012)
10.17	Warrant issued to McMahon, Serepca LLP for financial accommodations dated June 4, 2012. (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q filed with the SEC on November 19, 2012)
10.18	Spirit Bear Note and Warrant Purchase Agreement dated August 9, 2012. (incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q filed with the SEC on November 19, 2012)
10.19

Spirit Bear Promissory Note B-1 issued pursuant to the Note and Warrant Purchase Agreement and dated April 27, 2012. (incorporated by reference to Exhibit 10.4 to the Company’s Form 10-Q filed with the SEC on November 19, 2012)

10.20

Spirit Bear Promissory Note B-2 issued pursuant to the Note and Warrant Purchase Agreement and dated May 22, 2012. (incorporated by reference to Exhibit 10.5 to the Company’s Form 10-Q filed with the SEC on November 19, 2012)

10.21

Spirit Bear Promissory Note B-3 issued pursuant to the Note and Warrant Purchase Agreement and dated June 28, 2012. (incorporated by reference to Exhibit 10.6 to the Company’s Form 10-Q filed with the SEC on November 19, 2012)

10.22

Spirit Bear Promissory Note B-4 issued pursuant to the Note and Warrant Purchase Agreement and dated July 11, 2012. (incorporated by reference to Exhibit 10.7 to the Company’s Form 10-Q filed with the SEC on November 19, 2012)

10.23	Spirit Bear Loan Extension Agreement for Note B-1 dated October 26, 2012 (incorporated by reference to Exhibit 10.8 to the Company’s Form 10-Q filed with the SEC on November 19, 2012)
10.24

Securities Purchase Agreement, dated December 14, 2012, between Spirit Bear Limited and HPEV, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2012)

10.25

Registration Rights Agreement dated December 14, 2012, between Spirit Bear Limited and HPEV, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2012)

10.26	Form of Common Stock Purchase Warrant, between Spirit Bear Limited and HPEV, Inc. (incorporated by reference to Exhibit 10.26 to the Company’s Form S-1 filed with the SEC on January 11, 2013)
10.27	Form of Common Stock Purchase Warrant, between Spirit Bear Limited and HPEV, Inc. (incorporated by reference to Exhibit 10.27 to the Company’s Form S-1 filed with the SEC on January 11, 2013)
10.28	Form of Common Stock Purchase Warrant, between Spirit Bear Limited and HPEV, Inc. (incorporated by reference to Exhibit 10.28 to the Company’s Form S-1 filed with the SEC on January 11, 2013)
10.29

Patent and Security Agreement dated December 14, 2012, between Spirit Bear Limited and HPEV, Inc. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2012)

10.30

Debt Settlement Agreement, dated December 11, 2012, by and among HPEV, Inc., Phoenix Productions and Entertainment Group and Action Media Group, LLC (incorporated by reference to Exhibit 10.30 to the Company’s Form S-1 filed with the SEC on January 11, 2013)

10.32	Loan Agreement between Action Media Group, LLC and HPEV, Inc. (incorporated by reference to Exhibit 10.32 to the Company’s Form 10-K filed with the SEC on April 15, 2013)
10.33	Warrant dated August 6, 2012 issued to McMahon Serepca LLP incorporated by reference to Exhibit 10.33 to the Company’s Form 10-K filed with the SEC on April 15, 2013)
10.34	Recission Agreement, dated March 21, 2013 between Judson Bibb and the Company (incorporated by reference to Exhibit 10.34 to the Company’s Form 10-K filed with the SEC on April 15, 2013)
10.35	Recission Letter, dated March 24, 2013 from Theodore Banzhaf (incorporated by reference to Exhibit 10.35 to the Company’s Form 10-K filed with the SEC on April 15, 2013)
10.36	Settlement Agreement, dated April 12, 2013 between the Company and Spirit Bear Limited (incorporated by reference to Exhibit 10.36 to the Company’s Form 10-K filed with the SEC on April 15, 2013)
10.38	Form of Subscription Agreement and Warrant Agreement (incorporated by reference to Exhibit 10.38 to the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2014).
10.39

Employment Agreement, dated February 14, 2014, between the Company and Mark Hodowanec (incorporated by reference to Exhibit 10.40 to the Company’s Current Report on Form 8-K filed with the SEC on February 20, 2014).

87

10.40

Purchase Agreement, dated February 19, 2014, between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.40 to the Company’s Current Report on Form 8-K filed with the SEC on February 24, 2014).

10.41

Registration Rights Agreement, dated February 19, 2014, between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.41 to the Company’s Current Report on Form 8-K filed with the SEC on February 24, 2014).

10.42	Consulting Agreement, dated May 1, 2012 with Bibb Productions & Consulting (incorporated by reference to Exhibit 10.42 to the Company’s Annual Report on Form 10-K filed with the SEC on April 2, 2014)
10.43	Employment Agreement, dated March 31, 2012 with Theodore Banzhaf (incorporated by reference to Exhibit 10.43 to the Company’s Annual Report on Form 10-K filed with the SEC on April 2, 2014)
10.44	Placement Agent and Advisory Services Agreement (incorporated by reference to Exhibit 10.44 to the Company’s Annual Report on Form 10-K filed with the SEC on April 2, 2014)
10.45

Letter Agreement, dated May 28, 2014 between the Company and Cranshire Capital Master Fund Ltd and Equitec Specialists, LLC (incorporated by reference to Exhibit 10.45 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 3, 2014)

10.46	Placement Agent and Advisory Services Agreement(incorporated by reference to Exhibit 10.44 to the Company's Annual Report on Form 10-K/A filed with the Sec on April 23, 2014)
10.48

Settlement and Release Agreement effective as of May 1, 2015 by and between Spirit Bear Limited and its assignees, and the Company (incorporated by reference to Exhibit 10.48 to the Company's Current Report on Form 8-K filed with the SEC on May 5, 2015)

10.49

First Amendment to Settlement Agreement effective as of May 1, 2015 between Spirit Bear Limited and its assignees and the Company (incorporated by reference to Exhibit 10.48 to the Company's Current Report on Form 8-K filed with the SEC on June 4, 2015)

10.50	Settlement Agreement with Peak Finance LLC (incorporated by reference to Exhibit 10.49 to the Company's Current Report on Form 8-K filed with the SEC on April 26, 2016)
10.51	Second Amendment to Settlement Agreement (incorporated by reference to Exhibit 10.52 to the Company's Current Report on Form 8-K filed with the SEC on May 10, 2016)
10.52	Form of Subscription Agreement for Series B Stock (incorporated by reference to Exhibit 10.58 to the Company's Current Report on Form 8-K filed with the SEC on November 11, 2016)
10.53	Form of Warrant for Series B Stock purchasers (incorporated by reference to Exhibit 10.59 to the Company's Current Report on Form 8-K filed with the SEC on November 11, 2016)
10.54	Resignation, Waiver and Release of Theodore Banzhaf (incorporated by reference to Exhibit 10.60 to the Company’s Current Report on Form 8-K filed with the SEC on November 11, 2016)
10.55

Securities Purchase Agreement, dated December 6, 2016, between the Company and Bellridge Capital, LP (incorporated by reference to Exhibit 10.61 to the Company’s Current Report on Form 8-K filed with the SEC on December 12, 2016)

10.56	5% Convertible Promissory Note issued to Bellridge Capital, LP (incorporated by reference to Exhibit 10.62 to the Company’s Current Report on Form 8-K filed with the SEC on December 12, 2016)
10.57

Securities Purchase Agreement, dated December 6, 2016, between the Company and Bellridge Capital, LP for the Equity Line (incorporated by reference to Exhibit 10.63 to the Company’s Current Report on Form 8-K filed with the SEC on December 12, 2016)

10.58

Registration Rights Agreement, dated December 6, 2016, between the Company and Bellridge Capital, LP (incorporated by reference to Exhibit 10.64 to the Company’s Current Report on Form 8-K filed with the SEC on December 12, 2016)

10.59

Employment Agreement, dated July 13, 2016, between the Company and Judson Bibb (incorporated by reference to Exhibit 10.59 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 22, 2016)

10.60	Form of Advisory Board Agreement (incorporated by reference to Exhibit 10.60 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 22, 2016)
10.61

Independent Contractor Agreement, dated July 1, 2014 with PGC Investments LLC (incorporated by reference to Exhibit 10.61 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 22, 2016)

10.62

5% Convertible Promissory Note, dated December 28, 2016 issued to Bellridge Capital, LP (incorporated by reference to Exhibit 10.62 to the Company’s Registration Statement on Form S-1/A filed with the SEC on January 25, 2017)

21	Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the SEC on October 3, 2011)
23.1*	Consent of Independent Registered Public Accounting Firm
23.2**	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)
101.INS	XBRL Instance Document*
101.SCH	XBRL Taxonomy Extension Schema Document*
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document*
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document*
101.LAB	XBRL Taxonomy Extension Label Linkbase Document*
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document*

_____________

*	Filed herewith
**	To be filed

88

Item 17. Undertakings

The undersigned Company hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on February 1, 2017.

Cool Technologies, Inc.

By:	/s/ Timothy Hassett
Timothy Hassett
Chief Executive Officer and Chairman
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

February 1, 2017	By:	/s/ Timothy Hassett
Timothy Hassett
Chief Executive Officer and Chairman (Principal Executive Officer)

February 1, 2017	By:	/s/ Quentin Ponder
Quentin Ponder
Chief Financial Officer and Director (Principal Financial and Accounting Officer)

February 1, 2017	By:	/s/ Judson Bibb
Judson Bibb
Vice President and Director

February 1, 2017	By:	/s/ Donald Bowman
Donald Bowman
Director

February 1, 2017	By:	/s/ Christopher McKee
Christopher McKee
Director

February 1, 2017	By:	/s/ Richard Schul
Richard Schul
Director

February 1, 2017	By:	/s/ Daniel Ustian
Daniel Ustian
Director

90